  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1998

                                                REGISTRATION NO. 333-64239
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                              PRE-EFFECTIVE

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            WASTE MANAGEMENT, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    4953                    73-1309529
     (State or Other          (Primary Standard           (I.R.S. Employer
     Jurisdiction of      Industrial Classification    Identification Number)
     Incorporation or            Code Number)
      Organization)

                              1001 FANNIN STREET
                                  SUITE 4000
                             HOUSTON, TEXAS 77002
                                (713) 512-6200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              GREGORY T. SANGALIS
                            WASTE MANAGEMENT, INC.
                              1001 FANNIN STREET
                                  SUITE 4000
                               HOUSTON, TX 77002
                                (713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  COPIES TO:
          JOHN A. MARZULLI, JR.             H. JOHN MICHEL, JR.
         SHEARMAN & STERLING                    JAMES BIEHL
         599 LEXINGTON AVENUE            DRINKER BIDDLE & REATH LLP
          NEW YORK, NY 10022          1345 CHESTNUT STREET, SUITE 1100
            (212) 848-4000             PHILADELPHIA, PA 19107-3496
                                              (215) 988-2700

  Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of Ocho Acquisition Corporation, a wholly owned subsidiary of the Registrant, with and into Eastern Environmental Services, Inc. ("Eastern") as described herein.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
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
 TITLE OF EACH CLASS OF                   PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
    SECURITIES TO BE        AMOUNT TO      OFFERING PRICE      AGGREGATE     REGISTRATION
       REGISTERED        BE REGISTERED(1)   PER SECURITY   OFFERING PRICE(2)    FEE(3)
-----------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share.......     25,155,000     Not Applicable  $1,087,184,269.19 $320,719.36

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(1) Based on the maximum number of shares of Common Stock that the Registrant may be required to issue in connection with the Merger calculated as the product of (a) 39,266,249, the sum of (i) the number of shares of common stock of Eastern, par value $0.01 per share ("Eastern Common Stock"), outstanding on September 22, 1998, (ii) the number of shares of Eastern Common Stock issuable pursuant to outstanding stock options through the date the Merger is expected to be consummated, (iii) the number of shares of Eastern Common Stock issuable upon conversion, prior to the date the Merger is expected to be consummated, of outstanding convertible securities of Eastern and (iv) the number of shares of Eastern Common Stock otherwise expected to be issued prior to the date the Merger is expected to be consummated and (b) an exchange ratio of 0.6406 of a share of Common Stock for each share of Eastern Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f)(1) and Rule 457(c) thereunder on the basis of the market value of the Eastern Common Stock to be exchanged in the Merger, as the product of (a) $27.6875 (the average of the high and low sales prices per share of Eastern Common Stock as reported on the Nasdaq National Market on September 21, 1998) and (b) 39,266,249, the sum of (i) the number of shares of Eastern Common Stock outstanding on September 22, 1998, (ii) the number of shares of Eastern Common Stock issuable pursuant to outstanding stock options through the date the Merger is expected to be consummated, (iii) the number of shares of Eastern Common Stock issuable upon conversion, prior to the date the Merger is expected to be consummated, of outstanding convertible securities of Eastern and (iv) the number of shares of Eastern Common Stock otherwise expected to be issued prior to the date the Merger is expected to be consummated.

(3) Pursuant to Rule 457(b) under the Securities Act, the registration fee has been reduced by the $187,304.00 paid on September 1, 1998 in connection with the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of the proxy materials included herein. The remainder of the registration fee was paid on September 24, 1998. No registration fee is payable upon the filing of this Pre-Effective Amendment No. 1 to Form S-4.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
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

                      PROXY STATEMENT FOR SPECIAL MEETING
                              OF STOCKHOLDERS OF
                [LOGO OF EASTERN ENVIRONMENTAL SERVICES, INC.]
                        TO BE HELD ON NOVEMBER 5, 1998

                               ----------------
                       WASTE MANAGEMENT, INC. PROSPECTUS

  The Board of Directors of Eastern Environmental Services, Inc. and Waste Management, Inc. have agreed to merge Eastern with a subsidiary of Waste Management. Eastern would become a wholly owned subsidiary of Waste Management and Waste Management would pay to Eastern stockholders 0.6406 of a share of Waste Management common stock for each share of Eastern common stock that they own.

  The merger cannot be completed unless Eastern stockholders approve and adopt the merger agreement. The Eastern Board of Directors has scheduled a special meeting of Eastern stockholders to vote on the merger as follows:

                          Thursday, November 5, 1998
                                  10:00 a.m.
                           Radisson Hotel Mt. Laurel
                                 915 Route 73N
                         Mt. Laurel, New Jersey 08054

  This document gives you detailed information about the proposed merger. YOU SHOULD READ THIS DOCUMENT CAREFULLY, PARTICULARLY THE SECTIONS ENTITLED "THE MERGER -- REASONS FOR THE MERGER; RECOMMENDATION OF THE EASTERN BOARD" BEGINNING ON PAGE 21 AND "RISK FACTORS" BEGINNING ON PAGE 12. Waste Management has provided the information concerning Waste Management and Eastern has provided the information concerning Eastern. Please see "Where You Can Find More Information" beginning on page 52 for additional information about Eastern and Waste Management on file with the United States Securities and Exchange Commission.

  This Proxy Statement/Prospectus and proxy are first being mailed to stockholders of Eastern beginning on or about September 30, 1998.


 Neither the Securities and Exchange Commission nor any state securities regulator has approved the shares of Waste Management common stock to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

    The date of this Proxy Statement/Prospectus is September 29, 1998

                               TABLE OF CONTENTS

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS................ (iii)
SUMMARY...................................................................    1
  Selected Financial Information..........................................    7
  Waste Management Summary Selected Supplemental Financial Information....    8
  Eastern Summary Selected Historical Financial Information...............    9
  Comparative Per Share Information.......................................   10
  Market Price and Dividend Information...................................   11
RISK FACTORS..............................................................   12
  Risks Relating to the Merger............................................   12
  Risks Relating to the Industry..........................................   12
THE SPECIAL MEETING.......................................................   16
  General; Date, Time and Place...........................................   16
  Purposes of the Special Meeting.........................................   16
  Recommendation of the Eastern Board.....................................   16
  Stockholders Entitled to Vote; Vote Required............................   16
  Proxies.................................................................   17
THE MERGER................................................................   19
  Background of the Merger................................................   19
  Reasons for the Merger; Recommendation of the Eastern Board.............   21
  Opinion of Salomon Smith Barney.........................................   22
  Interests of Certain Persons in the
   Merger.................................................................   27
  Certain Federal Income Tax Consequences.................................   29
  Accounting Treatment....................................................   30
  Regulatory Approvals....................................................   31
  Federal Securities Laws Consequences....................................   31
  Stock Exchange Quotation................................................   31
  No Appraisal Rights.....................................................   32
  Certain Legal Proceedings...............................................   32
THE MERGER AGREEMENT......................................................   32
  Effective Time of the Merger............................................   32
  Manner and Basis for Converting Shares..................................   32
  Exchange and Cancellation of Eastern Options............................   33
  Conversion of Eastern Warrants..........................................   34
  Conditions to the Merger................................................   34
  Cooperation.............................................................   36
  Representations and Warranties of Waste Management and Eastern..........   36

  Conduct of the Business of Waste Management and Eastern Prior to
   the Merger..............................................................  37
  No Solicitation of Acquisition Transactions..............................  39
  Conduct of the Business of the Combined Companies Following the Merger...  40
  Termination or Amendment.................................................  40
  Termination Fees.........................................................  41
  Expenses.................................................................  41
  Indemnification..........................................................  41
STOCKHOLDERS AGREEMENT.....................................................  43
THE COMPANIES..............................................................  44
  Waste Management.........................................................  44
  Eastern..................................................................  44
COMPARATIVE PER SHARE INFORMATION..........................................  46
MARKET PRICE AND DIVIDEND INFORMATION......................................  47
  Market Prices............................................................  47
  Dividends................................................................  47
DESCRIPTION OF WASTE MANAGEMENT CAPITAL STOCK..............................  48
  Authorized Capital Stock.................................................  48
  Common Stock.............................................................  48
  Preferred Stock..........................................................  48
  The DGCL and Certain Provisions of Waste Management's Certificate of
   Incorporation...........................................................  48
  Transfer Agent and Registrar.............................................  49
COMPARISON OF STOCKHOLDER RIGHTS...........................................  49
  Number, Classification and Removal of Directors..........................  49
  Advance Notice of Stockholder Proposals..................................  49
  Right to Call Special Meetings...........................................  50
  Transactions with Interested Stockholder; DGCL Section 203...............  50
  Amendment of Charter and Bylaws..........................................  50
STOCKHOLDER PROPOSALS......................................................  51
LEGAL MATTERS..............................................................  51
EXPERTS....................................................................  51
WHERE YOU CAN FIND MORE INFORMATION........................................  52
Annex A--Agreement and Plan of Merger
Annex B--Opinion of Salomon Smith Barney
Annex C--Stockholders Support Agreement

                                      (i)

                             LIST OF DEFINED TERMS

Acquisition Proposal........................................................  39
Acquisition Transaction.....................................................  39
Allied......................................................................  19
AMV.........................................................................  24
Annual Meeting..............................................................  51
Business Combination........................................................  41
Cal-EPS.....................................................................  24
Closing Date................................................................  23
Code........................................................................  29
Commission..................................................................  34
Comparable Companies........................................................  25
currently exercisable.......................................................  45
DCF.........................................................................  26
DGCL........................................................................  32
DOJ.........................................................................  31
Eastern.....................................................................  16
Eastern Board...............................................................  16
Eastern Bylaws..............................................................  29
Eastern Charter.............................................................  29
Eastern Common Stock........................................................  16
Eastern Option..............................................................  33
EBIT........................................................................  24
EBIT Margin.................................................................  25
EBITDA......................................................................  24
EBITDA Margin...............................................................  25
Effective Time..............................................................  32
EPS.........................................................................  24
Excess Shares...............................................................  32
Exchange Act................................................................  31
Exchange Agent..............................................................  32
Exchange Ratio..............................................................  16
FTC.........................................................................  31
Gross Margin................................................................  25
HSR Act.....................................................................  31
indemnified Party...........................................................  42
Interested Stockholder......................................................  50

IRS.........................................................................  30
Kramer Agreement............................................................  28
L-T Debt....................................................................  25
LTM.........................................................................  24
LTM-EBIT....................................................................  25
LTM-EBITDA..................................................................  25
LTM-NI......................................................................  24
LTM-Sales...................................................................  24
Merger......................................................................  16
Merger Agreement............................................................  16
Net Margin..................................................................  25
NYSE........................................................................  27
Ocho Acquisition............................................................  16
Paolino Agreement...........................................................  27
P/E.........................................................................  25
Record Date.................................................................  16
Salomon.....................................................................  19
Salomon Opinion.............................................................  22
Salomon Report..............................................................  23
Section 203.................................................................  50
Securities Act..............................................................  31
Sensitivity Case............................................................  26
Special Meeting.............................................................  16
Stockholders Agreement......................................................  17
Superior Proposal...........................................................  39
Surviving Corporation.......................................................  16
Tax Opinions................................................................  30
Termination Date............................................................  40
Waste Management Board......................................................  48
Waste Management Bylaws.....................................................  48
Waste Management Charter....................................................  48
Waste Management Common Stock...............................................  16
Waste Management Holdings Merger............................................   7
Waste Management Preferred Stock............................................  48
WM International............................................................  44

                                      (ii)

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

  In this document, we make forward-looking statements that include assumptions as to how Eastern and Waste Management may perform in the future. You will find many of these statements in the following sections:

  . "Risk Factors" beginning on page 12;

  . "The Companies" beginning on page 44; and

  . "The Merger--Reasons for the Merger; Recommendation of the Eastern Board" beginning on page 21.

  Also, when we use words like "may," "may not," "believes," "does not believe," "expects," "does not expect," "anticipates," "does not anticipate" and similar expressions, we are making forward-looking statements. Such statements should be viewed with caution.

  Actual results or experience could differ materially from the forward-looking statements as a result of many factors, including those factors set forth under the caption "Risk Factors" beginning on page 12 and certain additional factors such as the ability of the companies to meet price increases and new business sales goals, fluctuation in recyclable commodity prices, weather conditions, slowing of the overall economy, increased interest costs arising from a change in the companies' leverage, failure of the companies' plans to produce anticipated cost savings, the timing and magnitude of capital expenditures, inability to obtain or retain permits necessary to operate disposal or other facilities or otherwise complete project development activities and inability to complete contemplated dispositions of the companies' businesses and assets at anticipated prices and terms. Waste Management and Eastern make no commitments to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

  In addition, Eastern stockholders should consider carefully the information set forth under the following captions, all of which are incorporated by reference herein:

  . "Business" and "Legal Proceedings" in Part I of Waste Management's Annual
    Report on Form 10-K for the fiscal year ended December 31, 1997,

  . "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in Waste Management's Current Report on Form 8-K dated September 24, 1998,

  . "Business" and "Legal Proceedings" in Part I of Eastern's Transition
    Report on Form 10-K for the six months ended December 31, 1997, and

  . "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Eastern's Current Report on Form 8-K dated September 22, 1998.

 In making these forward-looking statements in this document and in the documents that are incorporated by reference, Eastern and Waste Management claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Neither Waste Management nor Eastern assumes any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                                     (iii)

                                    SUMMARY

  This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page
52). The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement, as it is the legal document that governs the merger. For the location of definitions of capitalized terms used in this Proxy Statement/Prospectus, please see "List of Defined Terms" (page ii).

                        THE COMPANIES (PAGES 44 AND 45)

WASTE MANAGEMENT, INC.
1001 Fannin, Suite 4000
Houston, Texas 77002
(713) 512-6200

  On July 16, 1998, Waste Management (formerly known as USA Waste Services, Inc.) consummated a merger with Waste Management Holdings, Inc. (formerly known as Waste Management, Inc.) whereby Waste Management Holdings was merged with and into a wholly owned subsidiary of Waste Management. Upon consummation of the merger, USA Waste Services, Inc. changed its name to Waste Management, Inc. and Waste Management, Inc. changed its name to Waste Management Holdings, Inc.

  Waste Management is a leading international provider of waste management services. It is the largest waste management services company in North America and has an extensive network of landfills, collection operations and transfer stations throughout North America. Waste Management also provides a wide range of solid and hazardous waste management services outside North America in seven countries in Europe, seven countries in the Asia-Pacific region and Argentina, Brazil and Israel.

EASTERN ENVIRONMENTAL SERVICES, INC.
1000 Crawford Place, Suite 400
Mt. Laurel, New Jersey 08054
(609) 235-6009

  Eastern is a non-hazardous solid waste management company specializing in the collection, transportation, and disposal of residential, industrial, commer-cial, and special waste, principally in the eastern United States. Eastern cur-rently provides solid waste collection services to approximately 46,000 commer-cial and industrial customers and approximately 400,000 residential customers.

OCHO ACQUISITION CORPORATION
1001 Fannin, Suite 4000
Houston, Texas 77002
(713) 512-6200

  Ocho Acquisition is a Delaware corporation formed by Waste Management on Au-gust 13, 1998, for use in the merger. This is the only business of Ocho Acqui-sition.

REASONS FOR THE MERGER (PAGES 21 AND 22)

  The Eastern Board believes that the merger is in the best interests of East-ern and its stockholders. In reaching its decision to approve the merger, the Eastern Board considered a number of factors, including the following:

  . The opportunity for Eastern stockholders to become stockholders of Waste
    Management, which the board of directors of Eastern viewed as a larger, better capitalized and more geographical diversified company than East-ern;

  . The experience, depth, and competence of Waste Management's operating team;

  . The structure of the merger, which is designed to be tax free and ac-counted for as a pooling of interests. (For a more comprehensive descrip-tion of the accounting treatment and the federal income tax consequences of the merger, see pages 29 and 30);

  . The written opinion of Salomon Smith Barney that the share exchange ratio was fair to the Eastern stockholders from a financial point of view. The full text of Salomon Smith Barney's opinion is attached as Annex B to this Proxy Statement/Prospectus, and you are urged to read it carefully and in its entirety; and

  . The other factors discussed under the caption "Reasons for the Merger;
    Recommendation of the Eastern Board" beginning on page 21.

  To review the reasons for the merger in greater detail, see pages 21 and 22.

RECOMMENDATION OF THE EASTERN BOARD (PAGES 21 AND 22)

  The board of directors of Eastern has unanimously approved the merger agree-ment and the transactions contemplated thereby, including the merger, and unan-imously recommends that you vote in favor of the approval and adoption of the merger agreement.

PURPOSES OF THE SPECIAL MEETING (PAGE 16)

  The purposes of the special meeting are to consider and vote upon:

  . a proposal to approve and adopt the merger agreement; and

  . such other business as may properly be brought before the special meet-ing.

DATE, TIME AND PLACE OF THE SPECIAL MEETING (PAGE 16)

  The special meeting will be held on Thursday, November 5, 1998, at the Radisson Hotel Mt. Laurel, 915 Route 73N, Mt. Laurel, New Jersey 08054 commenc-ing at 10:00 a.m., local time.

STOCKHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING; VOTES REQUIRED (PAGES 16 AND 17)

  The close of business on September 25, 1998 is the record date for the spe-cial meeting. Only Eastern stockholders on the record date are entitled to no-tice of and to vote at the special meeting. On the record date, there were 36,812,108 shares of Eastern common stock outstanding. Each share of Eastern common stock will be entitled to one vote on each matter to be acted upon at the special meeting.

  A majority vote of the shares of Eastern common stock outstanding on the rec-ord date is required to adopt the merger agreement.

INTERESTS OF CERTAIN PERSONS/STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS OF EASTERN (PAGES 27 THROUGH 29)

  In determining how to vote at the special meeting, you should be aware that certain officers and directors of Eastern may have interests in the merger that are different from your and their interests as stockholders. These include the following:

  . As of September 25, 1998, the record date, approximately 2,813,069 shares of Eastern common stock were subject to options or warrants granted to executive officers and directors under Eastern's equity-based compensa-tion plans. Pursuant to the merger agreement, Eastern has agreed to use commercially reasonable efforts to ensure that all outstanding options to purchase Eastern common stock, whether or not then vested and exercis-able, will be canceled. Each optionee that has options canceled will re-ceive a number of shares of Waste Management common stock equal in value (based on the average closing price of Waste Management common stock on the New York Stock Exchange for the 10 trading days immediately prior to the completion of the merger) to the fair value of such options as deter-mined by independent third party experts. Waste Management will assume each option that is not canceled as of the effective time of the merger and such option will be converted into an option to purchase an appropri-ate number of shares of Waste Management common stock, with corresponding adjustments to the exercise price of such options.

  . Certain executive officers of Eastern are parties to agreements that pro-vide for the payment of bonuses upon the occurrence of a "change of con-trol" of Eastern and for certain severance payments and benefits, as well as the accelerated vesting of options and warrants upon the occurrence of a merger in which Eastern is not the surviving entity or upon a "change in control." In addition, in consideration of the cancellation of their existing employment arrangements with Eastern, two executive officers of East-ern have agreed to enter into agreements with Waste Management pursuant to which they will receive additional payments and annuities from Waste Management at and subsequent to the effective time of the merger.

  . The indemnification obligations of Eastern to each present and former di-rector and officer of Eastern will continue for a period of six years and Waste Management will cause the current policies (or policies providing similar coverage) of directors' and officers' liability insurance to re-main in effect for a period of six years.

  Louis D. Paolino, Jr. and five other current directors or executive officers of Eastern who own an aggregate of 3,790,296 shares of Eastern common stock, representing 10.3% of the shares of Eastern common stock entitled to vote at the special meeting, have entered into a stockholders agreement with Waste Man-agement and Ocho Acquisition, whereby they appointed Ocho Acquisition as their proxy to vote each of such shares in favor of the adoption of the merger agree-ment and approval of the merger and against any transaction pursuant to an ac-quisition proposal or which could result in any of the conditions of Eastern's obligations under the merger agreement not being fulfilled. As of September 25, 1998, the record date, current directors and executive officers of Eastern (in-cluding the six directors or executive officers who are parties to the stock-holders agreement) and their affiliates may be deemed to be beneficial owners of approximately 4,245,844 shares of Eastern common stock, representing 11.5% of the shares of Eastern common stock entitled to vote at the special meeting. Each of such directors and executive officers of Eastern has advised Eastern that he or she intends to vote all such shares in favor of the approval and adoption of the merger agreement.

  In addition, Waste Management is the record owner of 655,000 shares of East-ern common stock representing approximately 1.8% of the shares of Eastern com-mon stock entitled to vote at the special meeting and will vote all of such shares in favor of the approval and adoption of the merger agreement.

OPINION OF FINANCIAL ADVISOR (PAGES 22 THROUGH 27)

  In deciding to approve the merger, the board of directors of Eastern consid-ered the opinion of its financial advisor, Salomon Smith Barney, that the share exchange ratio was fair to Eastern stockholders from a financial point of view.

  The full text of the written opinion of Salomon Smith Barney, which sets forth assumptions made, matters considered and limitations on the review under-taken, is attached hereto as Annex B. The written opinion of Salomon Smith Bar-ney is not a recommendation as to how you should vote in regard to the approval and adoption of the merger agreement. WASTE MANAGEMENT AND EASTERN ENCOURAGE YOU TO READ THE OPINION OF SALOMON SMITH BARNEY IN ITS ENTIRETY.

                                   THE MERGER

EFFECTS OF THE MERGER (PAGES 32 THROUGH 34)

  In the merger, Ocho Acquisition will be merged with and into Eastern. Eastern will be the surviving corporation and will continue as a wholly owned subsidi-ary of Waste Management. As a result of the merger, you will be entitled to re-ceive 0.6406 of a share of Waste Management common stock for each share of Eastern common stock that you own. You will not receive fractional shares of Waste Management common stock. Instead, you will receive a cash payment for any fractional shares you might otherwise have been entitled to receive, based on the market value of the Waste Management common stock.

  Each unexpired warrant to purchase shares of Eastern common stock will be au-tomatically converted into a warrant to purchase a number of shares of Waste Management common stock equal to the product of:

  . the number of shares of Eastern common stock that could be purchased under such warrant; and

  . 0.6406.

  The exercise price per share of each converted warrant will be equal to the result of:

  . the exercise price per share of Eastern common stock under the original warrant; divided by

  . 0.6406.

  Eastern will use commercially reasonable efforts to cancel all stock options granted pursuant to Eastern stock option plans. In exchange, each optionholder will receive that number of shares of Waste Management common stock equal in value (based upon the average of the closing prices of Waste Management common stock on the New York Stock Exchange for the 10 trading days immediately prior to the consummation of the merger) to the fair value of such options as deter-mined by independent third party experts. Each option not canceled as set forth above will be assumed by Waste Management and will become an option to purchase that number of shares of Waste Management common stock equal to the product of:

  . the number of shares of Eastern common stock issuable upon exercise of such option; and

  . 0.6406.

  The exercise price per share of each converted option will be equal to the result of:

  . the exercise price per share of Eastern common stock under the original option; divided by

  . 0.6406.

  In the case of any Eastern stock option to which Section 421 of the Internal Revenue Code of 1986, as amended, applies, the exercise price and the number of shares purchasable pursuant to such Eastern stock option will be determined in order to comply with Section 424(b) of the Internal Revenue Code.

CONDITIONS TO THE MERGER (PAGES 34 THROUGH 36)

  Waste Management's and Eastern's obligations to complete the merger are sub-ject to the satisfaction or waiver of several conditions, including the follow-ing:

  . Eastern stockholders must approve and adopt the merger agreement;

  . the shares of Waste Management to be issued in the merger and reserved for issuance upon exercise of Eastern stock options or warrants must be authorized for listing on the New York Stock Exchange;

  . the waiting period applicable to the merger under the Hart-Scott-Rodino
    Antitrust Improvements Act of 1976, as amended, must come to an end;

  . there must not be any court order or law which effectively prohibits the merger or makes the merger illegal;

  . all approvals from relevant governmental authorities material to the merger must have been obtained;

  . Arthur Andersen LLP, independent public accountants for Waste Management, must provide a letter to the effect that the merger will qualify for pooling of interests accounting treatment;

  . Waste Management and Eastern must receive a letter from Ernst & Young
    LLP, independent auditors for Eastern, regarding its concurrence with the conclusions of each company's management that no conditions related to Eastern exist that would preclude Waste Management's accounting for the merger as a pooling of interests;

  . Waste Management and Eastern must certify to the other that its represen-tations and warranties contained in the merger agreement are materially true and correct and that it has performed all of its material obliga-tions under the merger agreement;

  . Waste Management and Eastern must receive an opinion from their respec-tive tax counsel that the merger will qualify as a tax-free reorganiza-tion; and

  . Eastern must receive all material approvals from its lenders regarding the merger.

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES AND EXPENSES (PAGES 40 AND 41)

  Waste Management and Eastern can agree to terminate the merger agreement without completing the merger and either company can terminate the merger agreement if any of the following occurs:

  . the other party materially breaches the merger agreement and does not cure such breach in all material respects;

  . the merger is not completed by March 31, 1999;

  . a court order permanently prohibits the merger; or

  . the other party fails to perform a material covenant in the merger agree-ment and does not cure such default within 30 days after receiving writ-ten notice of such default.

  Eastern may terminate the merger agreement if either of the following occurs:

  . Eastern receives and accepts a more favorable competing offer, provides
    Waste Management with sufficient notice of its termination as required by the merger agreement and pays the termination fee described below; or

  . Eastern receives a tender offer or exchange offer from a potential ac-quirer that the board of directors of Eastern considers to be a more fa-vorable competing offer, provides Waste Management with sufficient notice of its decision to terminate as required by the merger agreement and pays the termination fee described below.

  Waste Management may terminate the merger agreement if either of the following occurs:

  . the board of directors of Eastern accepts a more favorable competing of-fer or recommends to its stockholders that they sell their shares to a third party in a tender offer or exchange offer (in which case, Eastern must pay the termination fee described below); or

  . Eastern's stockholders fail to approve the merger.

  As noted above, under certain circumstances, if the merger agreement is ter-minated, Eastern may be required to pay Waste Management a termination fee equal to $35 million.

  All costs and expenses will be paid by the party incurring them, other than the expenses for this Proxy Statement/Prospectus which will be shared equally by Waste Management and Eastern.

REGULATORY APPROVALS (PAGE 31)

  The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohib-its Waste Management and Eastern from completing the merger until we have fur-nished certain information and materials to the Antitrust Division of the De-partment of Justice and the Federal Trade Commission and the required waiting period has ended. The waiting period may be extended by requests for additional information. On August 24, 1998, Waste Management and Eastern each filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division. On September 23, 1998 each of Waste Management & East-ern received a Request for Additional Documents and Other Additional Informa-tion with respect to the merger. The time period for the Department of Justice to review the merger will be terminated 20 days following substantial compli-ance by both Waste Management and Eastern with the second request. Thereafter, the waiting period may be extended only by court order or the consent of the parties.

  Consummation of the merger is conditioned upon all material governmental con-sents, approvals and authorizations legally required for the consummation of the merger and the transactions contemplated thereby having been obtained and being in effect. Certain other state and local governmental filings are re-quired to be made in connection with the merger. Waste Management and Eastern expect that none of the required consents, approvals or authorizations would prohibit the consummation of the merger. However, no assurance can be given that the required consents, approvals and authorizations will be obtained.

  In addition, Waste Management and Eastern have agreed to cooperate with each other in obtaining the approvals referred to above. See "The Merger Agreement-- Cooperation."

NO APPRAISAL RIGHTS (PAGE 32)

  You have no right to an appraisal of the value of your shares in connection with the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGES 29 AND 30)

  It is a condition to the merger that Waste Management and Eastern each have received an opinion of tax counsel to the effect that the merger will constitute a tax-free reorganization. In that case, none of Waste Management, Eastern or the Eastern stockholders will recognize any gain or loss for federal income tax purposes (except that Eastern stockholders who receive cash instead of fractional shares may recognize a gain or loss in respect of that cash for federal income tax purposes).

  THE TAX CONSEQUENCES OF THE MERGER TO YOU MAY DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT (PAGE 30)

  We expect the merger to qualify as a pooling of interests for accounting and financial reporting purposes, which means that Waste Management and Eastern will be treated as if they had always been combined for accounting and finan-cial reporting purposes.

RISK FACTORS (PAGES 12 THROUGH 15)

  There are risk factors that should be considered by you in evaluating how to vote at the special meeting. Such risk factors include the following:

  . fixed exchange ratio despite change in relative stock prices;

  . continued risks related to the merger of a subsidiary of Waste Management with and into Waste Management Holdings which was consummated on July 16, 1998;

  . risks inherent in the industry or particular to Waste Management, including those related to competition, government regulation and potential environmental liability; and

  . risks generally associated with acquisitions and the expansion of Waste
    Management's existing operations.

CERTAIN LEGAL PROCEEDINGS (PAGE 32)

  On August 18, 1998, a stockholder of Eastern filed a purported class action suit in the Chancery Court of the State of Delaware in New Castle County against Eastern and certain of its directors. The complaint alleges, among other things, that (i) the merger consideration to be paid to the members of the purported class is unfair and inadequate, (ii) the defendants have failed to announce any active or open bidding procedures, inhibiting the maximization of shareholder value, (iii) the defendants have breached their fiduciary duties to the members of the class, and (iv) the members of the class will be damaged and prevented from obtaining appropriate consideration for their shares, to the irreparable harm of the class. The complaint seeks equitable and injunctive relief that would enjoin or rescind the merger, as the case may be, unless Eastern adopts and implements a plan to obtain the highest possible price for Eastern common stock, and would award the members of the class appropriate damages and costs. Eastern believes the suit to be without merit and intends to contest it vigorously.

SURRENDER OF CERTIFICATES (PAGES 32 AND 33)

  After the merger, Waste Management will mail a letter to you with instruc-tions for exchanging your stock certificates for certificates representing shares of Waste Management common stock and a cash payment in lieu of frac-tional shares, if any. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                         SELECTED FINANCIAL INFORMATION

SELECTED SUPPLEMENTAL FINANCIAL INFORMATION OF WASTE MANAGEMENT

  The following selected supplemental financial information of Waste Management for each of the five years in the period ended December 31, 1997 and the six months in the period ended June 30, 1997 and 1998 presents the consummation of the merger (the "Waste Management Holdings Merger") of a wholly owned subsidiary of Waste Management with Waste Management Holdings, Inc. ("Waste Management Holdings") using the pooling of interests method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board and related interpretations thereof. The supplemental financial information for each of the five years in the period ended December 31, 1997 has been derived from audited historical financial statements of Waste Management and Waste Management Holdings. The supplemental financial information for the six months in the period ended June 30, 1997 and 1998 has been derived from unaudited historical financial statements of Waste Management and Waste Management Holdings and reflects all adjustments management considers necessary for a fair presentation of the financial position and results of operations for these periods. This supplemental financial information does not extend through the date of consummation of the Waste Management Holdings Merger; however, such information will become the historical financial information of Waste Management after financial statements covering the date of consummation of the Waste Management and Waste Management Holdings Merger are issued. The selected supplemental financial information of Waste Management should be read in conjunction with the respective historical financial statements and notes thereto of Waste Management and Waste Management Holdings and the audited supplemental financial statements and notes thereto of Waste Management as of December 31, 1996 and 1997 and the three years in the period ended December 31, 1997 incorporated by reference herein. See "Where You Can Find More Information."

SELECTED HISTORICAL FINANCIAL INFORMATION OF EASTERN

  The following table presents selected historical consolidated statement of operations, balance sheet and other operating data of Eastern as of the dates and for the periods indicated. The historical financial information has been derived from Eastern's audited consolidated financial statements. The historical financial information for the six months in the period ended June 30, 1997 and 1998 has been derived from unaudited historical financial information of Eastern. The selected historical financial information of Eastern should be read in conjunction with Eastern's audited consolidated financial statements and notes thereto at December 31, 1997 and June 30, 1997 and 1996, and for the six month period ended December 31, 1997 and for each of the three years in the period ended June 30, 1997 incorporated by reference herein. See "Where You Can Find More Information."

PRO FORMA FINANCIAL INFORMATION

  No pro forma information relating to the merger is presented herein because the merger is not considered a significant business combination to Waste Management under Regulation S-X of the Securities Exchange Act of 1934, as amended.

      WASTE MANAGEMENT SUMMARY SELECTED SUPPLEMENTAL FINANCIAL INFORMATION

                                                                                              SIX MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                               JUNE 30,
                          ---------------------------------------------------------------  ------------------------
                             1993         1994         1995         1996         1997         1997         1998
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA:
Operating revenues......  $ 8,715,252  $ 9,581,570  $10,316,307  $10,874,767  $11,802,350  $ 5,655,002  $ 6,076,238
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Costs and expenses:
 Operating (exclusive of
  depreciation and
  amortization shown
  below)................    5,236,872    5,635,536    6,176,196    6,468,204    7,359,572    3,501,928    3,623,266
 General and
  administrative........    1,095,814    1,220,967    1,260,192    1,294,471    1,413,244      631,837      709,831
 Depreciation and
  amortization..........    1,003,764    1,123,515    1,178,896    1,256,727    1,382,356      630,676      733,064
 Merger costs...........           --        3,782       26,539      126,626      109,411        5,259       11,147
 Asset impairments and
  unusual items.........      556,448       42,833      394,092      529,768    1,771,145       73,467           --
(Income) loss from
 continuing operations
 held for sale, net of
 minority interest......      (25,711)     (24,143)     (25,110)        (315)       9,930        4,130       (2,570)
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                            7,867,187    8,002,490    9,010,805    9,675,481   12,045,658    4,847,297    5,074,738
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from
 operations.............      848,065    1,579,080    1,305,502    1,199,286     (243,308)     807,705    1,001,500
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Other income (expense):
 Shareholder litigation
  settlement and other
  litigation related
  costs.................       (5,500)     (79,400)          --           --           --           --           --
 Interest expense.......     (362,113)    (436,472)    (533,474)    (522,921)    (551,149)    (267,470)    (325,962)
 Interest income........       45,366       47,878       41,565       34,603       45,214       26,179       13,653
 Minority interest......      (34,939)    (126,042)     (81,367)     (41,289)     (45,442)     (55,018)     (38,166)
 Other income, net......       97,800      112,532      257,586      108,390      126,172      114,190      109,854
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                            (259,386)     (481,504)    (315,690)    (421,217)    (425,205)    (182,119)    (240,621)
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from
 continuing operations
 before income taxes....      588,679    1,097,576      989,812      778,069     (668,513)     625,586      760,879
Provision for income
 taxes..................      293,663      498,257      492,885      486,616      361,464      317,585      341,155
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from
 continuing operations..      295,016      599,319      496,927      291,453   (1,029,977)     308,001      419,724
Income (loss) from
 discontinued
 operations.............       19,886       27,324        4,863     (263,301)      95,688        8,208           --
Extraordinary item......           --           --           --           --       (6,809)          --       (3,900)
Accounting change.......           --       (1,281)          --           --       (1,936)          --           --
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss).......  $   314,902  $   625,362  $   501,790  $    28,152  $  (943,034) $   316,209  $   415,824
                          ===========  ===========  ===========  ===========  ===========  ===========  ===========
Basic earnings (loss)
 per common share:
 Continuing operations..  $      0.63  $      1.26  $      1.00  $      0.55  $     (1.89) $      0.57  $      0.76
 Discontinued
  operations............         0.04         0.05         0.01        (0.50)        0.17         0.01           --
 Extraordinary item.....           --           --           --           --        (0.01)          --        (0.01)
 Accounting change......           --           --           --           --           --           --           --
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net income (loss)......  $      0.67  $      1.31  $      1.01  $      0.05  $     (1.73) $      0.58  $      0.75
                          ===========  ===========  ===========  ===========  ===========  ===========  ===========
Diluted earnings (loss)
 per common share:
 Continuing operations..  $      0.63  $      1.25  $      0.99  $      0.54  $     (1.89) $      0.56  $      0.74
 Discontinued
  operations............         0.04         0.05         0.01        (0.49)        0.17         0.01           --
 Extraordinary item.....           --           --           --           --        (0.01)          --        (0.01)
 Accounting change......           --           --           --           --           --           --           --
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net income (loss)......  $      0.67  $      1.30  $      1.00  $      0.05  $     (1.73) $      0.57  $      0.73
                          ===========  ===========  ===========  ===========  ===========  ===========  ===========
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital.........  $  (195,100) $  (680,115) $(1,020,944) $  (249,081) $(1,960,163) $  (619,974) $(1,383,938)
Intangible assets, net..    3,427,179    3,657,448    4,326,299    4,676,170    4,777,471    4,924,381    5,749,193
Total assets............   17,233,089   18,076,776   19,897,707   20,667,198   19,962,481   21,288,676   22,018,962
Long-term debt,
 including current
 maturities.............    7,608,800    7,658,346    8,387,124    9,029,988    9,390,751    9,649,689   10,647,914
Stockholders' equity....    4,218,751    4,494,737    5,172,432    5,194,772    3,805,260    5,164,942    4,996,685

           EASTERN SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                                      SIX MONTHS  SIX MONTHS ENDED JUNE
                                         YEAR ENDED JUNE 30,(1)                         ENDED              30,
                          ---------------------------------------------------------  DECEMBER 31, ----------------------
                            1993        1994        1995        1996        1997         1997        1997        1998
                          ---------  ----------  ----------  ----------  ----------  ------------ ----------  ----------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $   8,684  $   95,478  $  116,468  $  123,835     170,148   $  119,526  $   94,594  $  132,753
Cost of revenues........      4,049      69,819      85,549      96,030     122,701       80,787      64,659      81,959
Selling, general and
 administrative
 expenses...............      4,907      15,798      19,527      22,009      25,258       17,824      14,976      16,841
Depreciation and
 amortization...........      1,809       6,375       7,596       7,470       9,455        7,523       5,312      10,017
Merger costs............         --          --          --          --       3,337        2,725       1,480       3,816
                          ---------  ----------  ----------  ----------  ----------   ----------  ----------  ----------
Operating (loss) income.     (2,081)      3,486       3,796      (1,674)      9,397       10,666       8,167      20,120
Interest expense, net...       (229)     (1,474)     (1,490)     (2,420)     (4,427)      (2,113)     (2,870)     (1,933)
Other income (expense)..        123         994         187         255       1,044          306         412         472
                          ---------  ----------  ----------  ----------  ----------   ----------  ----------  ----------
(Loss) income from
 continuing operations
 before income taxes....     (2,187)      3,006       2,493      (3,839)      6,014        8,959       5,709      18,659
Income tax (benefit)
 expense................       (715)        (24)        490          82       1,875        3,540       1,103       9,909
                          ---------  ----------  ----------  ----------  ----------   ----------  ----------  ----------
Net (loss) income from
 continuing operations..  $  (1,472) $    3,030  $    2,033  $   (3,921) $    4,139   $    5,319  $    4,606  $    8,750
                          =========  ==========  ==========  ==========  ==========   ==========  ==========  ==========
Basic (loss) earnings
 per share from
 continuing operations..  $    (.34) $      .25  $      .16  $     (.29) $      .23   $      .21  $      .24  $      .30
                          =========  ==========  ==========  ==========  ==========   ==========  ==========  ==========
Weighted average number
 of shares outstanding..  4,392,022  12,322,795  12,330,822  13,504,543  18,251,457   25,452,560  19,065,147  28,820,261
                          =========  ==========  ==========  ==========  ==========   ==========  ==========  ==========
Diluted (loss) earnings
 per share from
 continuing operations..  $    (.34) $      .24  $      .16  $     (.29) $      .22   $      .20  $      .23  $      .29
                          =========  ==========  ==========  ==========  ==========   ==========  ==========  ==========
Weighted average number
 of shares outstanding..  4,392,022  12,494,096  12,423,430  13,504,543  19,215,150   26,999,497  20,254,246  30,333,763
                          =========  ==========  ==========  ==========  ==========   ==========  ==========  ==========

                                                                       SIX MONTHS  SIX MONTHS
                                  YEAR ENDED JUNE 30,(1)                 ENDED       ENDED
                         -------------------------------------------  DECEMBER 31,  JUNE 30,
                          1993    1994     1995     1996      1997        1997        1998
                         ------- -------  -------  -------  --------  ------------ ----------
                                                  (IN THOUSANDS)
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital
 (deficit).............. $ 2,199 $(1,698) $(6,149) $(9,128) $ (7,115)   $  2,646    $136,387
Total assets............  16,792  47,898   52,719   60,327   193,943     285,539     518,413
Long-term debt and
 capitalized leases,
 less current portion...   1,994  19,014   16,910   25,012    78,949      68,342      48,772
Total liabilities.......   6,988  36,181   41,048   53,489   144,275     142,211     152,931
Total stockholders'
 equity.................   9,804  11,717   11,671    6,838    49,668     143,328     365,482

-------
(1) Subsequent to June 30, 1996, Eastern acquired Super Kwik, Inc. and its affiliates and Donno Company, Inc. and its affiliates and subsequent to June 30, 1997, Eastern acquired Hamm's Sanitation. Inc. and H.S.S., Inc., and subsequent to December 31, 1997, Eastern acquired Bluegrass Containment, Inc., Frank Stamato & Company and its affiliates, Ecology Systems, Inc. and its affiliates, All Waste Systems, Inc. and its affiliates, Ulster Sanitation, Inc. and its affiliates in separate transactions. Each of these business combinations was accounted for as a pooling of interests and, accordingly, Eastern's consolidated financial statements were restated for periods prior to the acquisition to include the results of operations, financial position and cash flows of those companies. Financial data at June 30, 1993 and the year then ended included above has not been restated to include these acquisitions.

                       COMPARATIVE PER SHARE INFORMATION

  The following table sets forth for the periods and as of the dates indicated certain unaudited supplemental per share information of Waste Management and certain unaudited historical per share information of Eastern. This information should be read in conjunction with the supplemental and historical financial information included elsewhere in this Proxy Statement/Prospectus and the separate historical financial statements of Waste Management and Eastern incorporated by reference herein.

                                                     YEAR ENDED       SIX MONTHS
                                                    DECEMBER 31,        ENDED
                                                 -------------------   JUNE 30,
                                                 1995  1996    1997      1998
                                                 ----- -----  ------  ----------
SUPPLEMENTAL--WASTE MANAGEMENT
 Basic earnings (loss) per common share:
  Continuing operations......................... $1.00 $0.55  $(1.89)   $ 0.76
  Discontinued operations.......................  0.01 (0.50)   0.17        --
  Extraordinary item............................    --    --   (0.01)    (0.01)
  Accounting change.............................    --    --      --        --
                                                 ----- -----  ------    ------
  Net income (loss)............................. $1.01 $0.05  $(1.73)   $ 0.75
                                                 ===== =====  ======    ======
 Diluted earnings (loss) per common share:
  Continuing operations......................... $0.99 $0.54  $(1.89)   $ 0.74
  Discontinued operations.......................  0.01 (0.49)   0.17        --
  Extraordinary item............................    --    --   (0.01)    (0.01)
  Accounting change.............................    --    --      --        --
                                                 ----- -----  ------    ------
  Net income (loss)............................. $1.00 $0.05  $(1.73)   $ 0.73
                                                 ===== =====  ======    ======
 Cash dividends per common share................ $0.59 $0.58  $ 0.57    $ 0.15
 Book value per common share....................                        $ 8.78
 Tangible book value per common share...........                        $(1.32)

                                     YEAR ENDED JUNE     SIX MONTHS  SIX MONTHS
                                           30,             ENDED       ENDED
                                    ------------------- DECEMBER 31,  JUNE 30,
                                    1995   1996   1997      1997        1998
                                    ----- ------  ----- ------------ ----------
HISTORICAL--EASTERN
 Basic earnings (loss) per common
  share............................ $0.16 $(0.29) $0.23    $0.21       $ 0.30
 Diluted earnings (loss) per common
  share............................ $0.16 $(0.29) $0.22    $0.20       $ 0.29
 Cash dividends per common share... $0.22 $ 0.11  $0.04    $0.05       $ 0.03
 Book value per common share.......                                    $10.13
 Tangible book value per common
  share............................                                    $ 6.94

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICES

  The following table presents trading information for Waste Management common stock and Eastern common stock on August 14, 1998 and September 28, 1998. August 14, 1998 was the last full trading day prior to Waste Management's and Eastern's announcement of the signing of the merger agreement. September 28, 1998 was the last practicable trading day for which information was available prior to the date of this Proxy Statement/Prospectus. You should read the information presented below in conjunction with "Market Price and Dividend Information" on pages 47 and 48.

                                                                       WASTE
                                                                    MANAGEMENT
                                           WASTE                   COMMON STOCK
                                        MANAGEMENT      EASTERN       PRICE X
                                       COMMON STOCK  COMMON STOCK     0.6406
                                       (DOLLARS PER  (DOLLARS PER  (DOLLARS PER
                                          SHARE)        SHARE)        SHARE)
                                       ------------- ------------- -------------
                                        HIGH   LOW    HIGH   LOW    HIGH   LOW
                                       ------ ------ ------ ------ ------ ------
August 14, 1998....................... $53.88 $51.25 $35.00 $31.88 $34.52 $32.83
September 28, 1998.................... $49.63 $48.00 $30.75 $29.88 $31.79 $30.75

  On August 14, 1998, the last reported sale price per share of Waste Management common stock on the New York Stock Exchange Composite Transaction Tape was $52.69 and the last reported sale price per share of Eastern common stock on the Nasdaq National Market was $32.00. On September 28, 1998, the last reported sale price per share of Waste Management common stock on the New York Stock Exchange Composite Transaction Tape was $48.25, and the last reported sale price per share of Eastern common stock on the Nasdaq National Market was $30.13.

  The market prices of shares of Waste Management common stock and Eastern common stock fluctuate. Because of this, we urge you to obtain current market quotations. See "Risk Factors--Risks Relating to the Merger--Fixed Exchange Ratio."

DIVIDENDS

  Until September 15, 1998, neither Waste Management nor Eastern had ever declared cash dividends on their respective common stock. However, certain companies acquired by each of Waste Management and Eastern have declared dividends. Because the pooling of interests method of accounting assumes that the companies have been merged from inception and the historical financial statements prior to the consummation of the acquisition or merger, as the case may be, are restated as though the companies had been combined from inception, each of Waste Management and Eastern are required to and do currently report cash dividends per common share in their respective financial statements. On September 15, 1998, Waste Management declared a cash dividend on its common stock of $0.01 per share.

  The decision whether to apply legally available funds to the payment of dividends on Waste Management common stock will be made by the board of directors of Waste Management from time to time in the exercise of its business judgment.

                                 RISK FACTORS

  You should consider the following risk factors, in addition to the other information contained or incorporated by reference in this Proxy
Statement/Prospectus, in determining how to vote at the special meeting.

RISKS RELATING TO THE MERGER

  Fixed Exchange Ratio. Upon consummation of the merger, each share of Eastern common stock will be converted into the right to receive 0.6406 of a share of Waste Management common stock. The exchange ratio is fixed and will not be adjusted in the event of any increase or decrease in the price of either Eastern common stock or Waste Management common stock. The market value of Waste Management common stock and/or Eastern common stock at the effective time of the merger may vary significantly from the price as of the date of execution of the merger agreement, the date hereof or the date on which stockholders vote on the merger due to, among other factors, market perception of the synergies and cost savings expected to be achieved by the merger, changes in the business, operations or prospects of Waste Management or Eastern, market assessments of the likelihood that the merger will be consummated and the timing thereof, and general market and economic conditions. Because the exchange ratio will not be adjusted to reflect changes in the relative market values of Waste Management common stock and Eastern common stock, the relative market values of the Waste Management common stock issued in the merger and the Eastern common stock surrendered in the merger may be higher or lower than the relative market values of such shares at the time the merger was negotiated or approved by stockholders.

  Risks Related to the Waste Management Holdings Merger. Integrating the operations and management of Waste Management (formerly known as USA Waste Services, Inc.) and its wholly owned subsidiary, Waste Management Holdings, Inc. (formerly known as Waste Management, Inc.), is a detailed, time-consuming process. Management of Waste Management expects that annualized synergies and cost savings of approximately $800 million pre-tax will be realized from the Waste Management Holdings Merger; however, there can be no assurance that the integration will result in the achievement of all of the anticipated synergies and other benefits expected to be realized from the Waste Management Holdings Merger or that this integration will occur without experiencing the loss of key management personnel. In addition, Waste Management expects to incur significant nonrecurring costs directly related to the Waste Management Holdings Merger which will be included in operations of Waste Management within the 12 months succeeding the Waste Management Holdings Merger.
In addition, Waste Management Holdings is the subject of a class action litigation commenced prior to the Waste Management Holding's Merger related to its accounting practices. It is not possible to predict the impact this litigation may have on Waste Management, although it is reasonably possible that the outcome may have a material adverse impact on its financial condition or results of operations in one or more future periods. Waste Management Holdings is also the subject of a formal investigation by the Securities and Exchange Commission with respect to its previously filed financial statements and accounting policies and procedures. Waste Management is unable to predict the outcome or impact of this investigation at this time.

RISKS RELATING TO THE INDUSTRY

  Competition. The waste management industry is highly competitive and requires substantial capital resources. The industry consists of several large national waste management companies, including Waste Management, as well as numerous local and regional companies of varying sizes and financial resources. Waste Management competes with numerous waste management companies and with those counties and municipalities that maintain their own waste collection and disposal operations. These counties and municipalities may have financial competitive advantages due to the availability to them of tax revenues and tax-exempt financing. In addition, competitors may reduce the price of their services in an effort to expand sales volume or to win competitively bid municipal contracts. Profitability may also be affected by the increasing national emphasis on recycling, composting and other waste reduction programs that could reduce the volume of solid waste collected or deposited in landfills.

  Government Regulation. Each of Waste Management's and Eastern's operations is, and Waste Management's will continue to be, subject to and substantially affected by federal, state, local and foreign laws, regulations, orders and permits which govern environmental protection, health and safety, zoning and other matters. These laws, regulations, orders and permits may impose restrictions on operations that could adversely affect Waste Management's results of operations and financial condition, such as limitations on the expansion of disposal facilities, limitations on or the banning of disposal of out-of-state waste or certain categories of waste or mandates regarding the disposal of solid or hazardous waste. In particular, each of Waste Management and Eastern is subject to extensive and evolving environmental and land use laws and regulations, which have become increasingly stringent. These laws and regulations affect Waste Management's and Eastern's businesses in a variety of ways. In order to develop and operate a landfill or other waste management facility, it is necessary to obtain and maintain in effect various facility permits and other governmental approvals, including those related to zoning, environmental protection and land use. These permit approvals are difficult, time consuming and costly to obtain and may be subject to community opposition by government officials or citizens, regulatory delays, subsequent modifications and other uncertainties. There can be no assurance that Waste Management will be successful in obtaining and maintaining in effect permits and approvals required for the successful operation and growth of its business, including permits and approvals required for the development of additional disposal capacity of landfills needed to replace existing capacity as it is exhausted. The siting, design, operation and closure of landfills and other disposal facilities are also subject to extensive regulations. These regulations could require Waste Management to undertake investigatory or remedial activities, to curtail operations or to close a landfill or other disposal facility temporarily or permanently. Furthermore, future changes in these regulations may require Waste Management to modify, supplement or replace equipment or facilities at costs which could be substantial. In addition, court decisions have ruled that state and local governments may not constitutionally restrict the free movement of waste in interstate commerce through the use of regulatory flow control laws. It is not possible to predict what impact, if any, these decisions may have in the future on Waste Management's or Eastern's disposal facilities.

  Potential Environmental Liability Insurance. Waste Management may be subject to liability for environmental damage that its landfills, transfer stations and collection operations may have caused or may cause to its own properties or to nearby landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such assets or operations. Liability may also arise from any off-site environmental contamination caused by pollutants or hazardous substances, the transportation, treatment or disposal of which was arranged for by Waste Management, Eastern or their predecessor owners of operations or assets acquired by such companies. Any substantial liability for such environmental impacts could have a material adverse effect on Waste Management's financial position, results of operations or cash flows.

  Waste Management and Eastern have established reserves in connection with certain of their environmental remediation liabilities and liabilities for closure and post-closure costs of disposal facilities owned or operated by them. While such reserves have been established, new laws and the development and discovery of new facts and conditions have required Waste Management and Eastern, and in the future may require Waste Management, to establish reserves for new remediation or closure/post-closure liabilities and to adjust reserves for existing liabilities. Thus, there can be no assurance that the current remediation and closure/post-closure reserves of Waste Management will adequately cover all of such company's remediation and closure/post-closure costs.

  In the ordinary course of their businesses, Waste Management or Eastern may become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These may include the following: proceedings by federal, state, local or foreign agencies seeking to impose civil or criminal penalties on either company for violations of such laws and regulations, or to impose liability on Waste Management or Eastern under statutes, or to revoke, or deny renewal of, a permit; actions brought by citizens' groups, adjacent landowners or governmental entities opposing the issuance of a permit or approval to Waste Management or Eastern or alleging violations of the permits pursuant to which Waste Management or Eastern operates or laws or regulations to which Waste Management or Eastern is subject; and actions seeking to impose liability on Waste Management or Eastern for any environmental impact at their owned or operated facilities (or at facilities formerly owned or operated by Waste Management or Eastern or its predecessors) or damage that those facilities or other properties may have caused to adjacent landowners or others, including groundwater or soil contamination. The adverse outcome of one or more of these proceedings could have a material adverse effect on Waste Management's financial position, results of operations or cash flows. Each of Waste Management and Eastern has from time to time received, and expects that Waste Management may in the future from time to time receive, citations or notices from governmental authorities that its operations are not in compliance with its permits or certain applicable environmental or land use laws and regulations. Each of Waste Management and Eastern generally seeks to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that Waste Management will always be successful in this regard, or that such future citations or notices will not have a materially adverse effect on Waste Management's financial position, results of operations or cash flows.

  Waste Management's and Eastern's insurance for environmental liability is very limited because Waste Management and Eastern believe that the cost for such insurance is high relative to the coverage it would provide. Due to the limited nature of such insurance coverage for environmental liability, if Waste Management or Eastern were to incur liability for environmental damage, such liability could have a material adverse effect on Waste Management's financial position, results of operations or cash flows.

  Alternatives to Landfill Disposal and Waste-to-Energy Facilities. During the past several years, alternatives to landfill disposal and waste-to-energy facilities, such as recycling and composting, have increasingly been utilized by certain customers of Waste Management and Eastern. There also has been an increasing trend at the state and local levels to mandate recycling and waste reduction at the source and to prohibit the disposal of certain types of wastes, such as yard wastes, at landfills or waste-to-energy facilities. These developments may result in the volume of waste going to landfills and waste-to-energy facilities being reduced in certain areas, which may affect Waste Management's ability to operate its landfills and waste-to-energy facilities at full capacity, the prices that can be charged for landfill disposal and waste-to-energy services and the resulting operating margins.

  Risks Generally Associated with Acquisitions. Waste Management has regularly pursued opportunities to expand its services through the acquisition of additional solid waste management businesses and operations that can be effectively integrated with Waste Management's existing operations. In addition, Waste Management regularly pursues mergers and acquisition transactions, some of which are significant, in new markets where Waste Management believes that it can successfully become a provider of integrated solid waste management services. As one of the leading industry consolidators, Waste Management could announce other transactions with either publicly or privately owned businesses at any time. It is expected that Waste Management will continue to seek acquisitions that complement its services, broaden its customer base and improve its operating efficiencies. Such an acquisition strategy involves certain potential risks associated with assessing, acquiring and integrating the operations of acquired companies and identification and management of potential risks associated with pre-existing liabilities of acquired companies. Although Waste Management generally has been successful in implementing its acquisition strategy, there can be no assurance that attractive acquisition opportunities will continue to be available to Waste Management, that Waste Management will have access to the capital required to finance potential acquisitions on satisfactory terms or that any businesses acquired will prove profitable. Future acquisitions may result in the incurrence of additional indebtedness or the issuance of additional equity securities which could dilute the ownership interests of then-existing stockholders. Among the risks associated with acquisitions is the risk that the acquired company has engaged in or is alleged to have engaged in conduct prior to the date of acquisition that becomes the subject of civil or criminal legal action after such date. There can be no assurance as to the outcome or consequence of any investigations or matters related to such conduct, including any effect on Waste Management's ability to retain or obtain franchises or other business opportunities.

  International Operations and Expansion. Waste Management's operations in foreign countries generally will be subject to a number of risks inherent in any business operating in foreign countries, including political, social and economic instability, general strikes, nationalization of assets, currency restrictions and exchange rate fluctuations, nullification, modification or renegotiation of contracts, and governmental regulation, all of which are beyond the control of Waste Management and Eastern. No prediction can be made as to how existing or future foreign governmental regulations in any jurisdiction may affect Waste Management in particular or the solid waste management industry in general.

  Risks Related to Additional Financing. Waste Management may require additional capital and letter of credit and bonding facilities from time to time to pursue its acquisition strategy, fund internal growth and satisfy customer and regulatory financial assurance requirements. A portion of Waste Management's future capital requirements may be provided through future issuances of debt or equity securities. There can be no assurance that Waste Management will be successful in obtaining additional capital through issuances of additional debt or equity securities or obtaining and maintaining sufficient letter of credit and bonding facilities required for financial assurance purposes.

  Capitalized Expenditures. In accordance with generally accepted accounting principles, Waste Management and Eastern capitalize certain expenditures and advances relating to their acquisitions, pending acquisitions and landfill development and expansion projects. Indirect acquisition costs, such as executive salaries, general corporate overhead, public affairs and other corporate services, are expensed as incurred. Waste Management's and Eastern's policy is to charge against earnings any unamortized capitalized expenditures and advances (net of any portion thereof that Waste Management or Eastern, as the case may be, estimates will be recoverable, through sale or otherwise) relating to any facility or operation that is permanently shut down, any pending acquisition that is not consummated and any landfill development or expansion project that is not successfully completed. There can be no assurance that Waste Management in future periods will not be required to incur a charge against earnings in accordance with such policy, which charge, depending upon the magnitude thereof, could have a material adverse effect on Waste Management's results of operations and financial condition.

  Seasonality. Waste Management's and Eastern's respective operating revenues tend to be somewhat lower in the winter months. This is generally reflected in each company's first and fourth quarter results of operations. This is primarily attributed to the fact that the volume of waste relating to construction and demolition activities tends to increase in the spring and summer months and the volume of residential waste in certain regions where each company operates tends to decrease during the winter months.

                              THE SPECIAL MEETING

GENERAL; DATE, TIME AND PLACE

  This Proxy Statement/Prospectus is being furnished by the board of directors (the "Eastern Board") of Eastern Environmental Services, Inc. ("Eastern") to holders of common stock, par value $0.01 per share, of Eastern ("Eastern Common Stock") in connection with the solicitation of proxies by the Eastern Board for use at the special meeting of Eastern stockholders (the "Special Meeting") to be held on Thursday, November 5, 1998, at the Radisson Hotel Mt. Laurel, 915 Route 73N, Mt. Laurel, New Jersey 08054, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Eastern on or about Wednesday, September 30, 1998.

PURPOSES OF THE SPECIAL MEETING

  At the Special Meeting, holders of Eastern Common Stock will be asked (i) to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 16, 1998, among Waste Management, Ocho Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Waste Management ("Ocho Acquisition"), and Eastern and
(ii) such other matters as may properly be brought before the Special Meeting or any adjournment or postponement thereof. Pursuant to the Merger Agreement, Ocho Acquisition will be merged with and into Eastern (the "Merger") and each share of Eastern Common Stock will be converted into the right to receive
0.6406 of a share (the "Exchange Ratio") of common stock, par value $0.01 per share, of Waste Management ("Waste Management Common Stock"). Eastern will be the surviving corporation (the "Surviving Corporation") as a wholly owned subsidiary of Waste Management.

RECOMMENDATION OF THE EASTERN BOARD

  The Eastern Board has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that holders of Eastern Common Stock vote FOR approval and adoption of the Merger Agreement.

STOCKHOLDERS ENTITLED TO VOTE; VOTE REQUIRED

  The Eastern Board has fixed the close of business on September 25, 1998 as the record date for the determination of the holders of Eastern Common Stock entitled to notice of and to vote at the Special Meeting (the "Record Date"). Accordingly, only holders of record of Eastern Common Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were outstanding and entitled to vote 36,812,108 shares of Eastern Common Stock (constituting all of the voting stock of Eastern), which shares were held by approximately 310 holders of record. Each holder of record of shares of Eastern Common Stock on the Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Eastern Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

  The approval and the adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Eastern Common Stock outstanding on the Record Date.

  Shares of Eastern Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Special Meeting. Shares which abstain from voting, and shares held by a broker nominee in "street name" which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists. Because the Merger Agreement must be approved by the holders of a majority of the shares of Eastern Common Stock outstanding on the Record Date, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

  Louis D. Paolino, Jr. and five other current directors or executive officers of Eastern who own an aggregate of 3,790,296 shares of Eastern Common Stock, representing 10.3% of the shares of Eastern Common Stock entitled to vote at the Special Meeting, have entered into a stockholders agreement (the "Stockholders Agreement") with Waste Management and Ocho Acquisition, whereby they appointed Ocho Acquisition as their proxy to vote each of such shares in favor of the adoption of the Merger Agreement and approval of the Merger and against any transaction pursuant to an acquisition proposal or which could result in any of the conditions of Eastern's obligations under the Merger Agreement not being fulfilled. See "Stockholders Agreement." As of the Record Date, current directors and executive officers of Eastern (including the six directors or executive officers who are parties to the Stockholders Agreement) and their affiliates may be deemed to be beneficial owners of approximately 4,245,844 shares of Eastern Common Stock, representing 11.5% of the shares of Eastern Common Stock entitled to vote at the Special Meeting. Each of such directors and executive officers of Eastern has advised Eastern that he or she intends to vote all such shares in favor of the approval and adoption of the Merger Agreement. See "The Companies--Eastern--Stock Ownership of Management."

  In addition, Waste Management is the record owner of 655,000 shares of Eastern Common Stock, representing approximately 1.8% of the shares of Eastern Common Stock entitled to vote at the Special Meeting and will vote all such shares in favor of the approval and adoption of the Merger Agreement.

PROXIES

  This Proxy Statement/Prospectus is being furnished to Eastern stockholders in connection with the solicitation of proxies by, and on behalf of, the Eastern Board for use at the Special Meeting, and is accompanied by a form of proxy.

  All shares of Eastern Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at such Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted for approval and adoption of the Merger Agreement.

  If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such Special Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Eastern, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to Eastern before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to Eastern Environmental Services, Inc., 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054, Attention: Secretary, or hand delivered to the Secretary of Eastern at or before the taking of the vote at the Special Meeting.

  All expenses of Eastern's solicitation of proxies will be borne by Eastern, and the cost of preparing and mailing this Proxy Statement/Prospectus to Eastern stockholders will be paid one-half by Waste Management and one-half by Eastern. In addition to solicitation by use of the mails, proxies may be solicited from Eastern stockholders by directors, officers and employees of Eastern in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Eastern has retained Corporate Investor Communications, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Special Meeting at a cost of approximately $6,500, plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Eastern will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

  EASTERN STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGER

BACKGROUND OF THE MERGER

  Since June of 1996, Eastern's primary business strategy to expand its operations has been to consolidate private waste management companies in the Eastern United States. The Eastern Board has also periodically evaluated various strategic alternatives, including combinations of Eastern with both larger and smaller public waste management companies.

  Background. At various times during the fall of 1997, Eastern's management discussed potential business combinations with four publicly traded waste management companies but none of these discussions progressed beyond the preliminary stages. In the fall of 1997, the Eastern Board also believed that a business combination should not be aggressively pursued at that time as Eastern could achieve greater increases in stockholder value through a continuation of its acquisition of private waste management companies.

  During the second calendar quarter of 1998, the Eastern Board directed management to consider strategic possibilities that would enhance stockholder value including exploring the possibilities of business combinations with other waste management companies (i) that would expand the geographic scope of Eastern's operations, (ii) that would increase the potential acquisition candidates available to Eastern for further growth, (iii) that would strengthen Eastern's management and other infrastructure, and (iv) that would help protect Eastern's stock price against dramatic fluctuations and give Eastern stockholders greater liquidity through larger trading volumes. Management conferred informally from time-to-time with Salomon Smith Barney ("Salomon"), and evaluated the possible economic impact of various combinations with such waste management companies.

  Eastern's management again contacted the four companies with which it had held discussions in 1997 and a fifth public waste company concerning possible business combinations. Discussions with the companies occurred intermittently from the second quarter through the third quarter of 1998, but again discussions did not proceed beyond the preliminary stages. Members of Eastern's management continued to talk occasionally with their counterparts at the five companies but of the companies, only one company expressed any further serious interest in a business combination with Eastern and Eastern did not anticipate significant synergies would be achieved in such a business combination.

  During this period, Louis D. Paolino, Jr., the Chief Executive Officer of Eastern also contacted USA Waste Services, Inc. (which subsequently changed its name to Waste Management, Inc. as a result of the Waste Management Holdings Merger on July 16, 1998) to discuss the possibility of a combination of Eastern with USA Waste, but on each occasion, USA Waste indicated that it was not interested in pursuing such a transaction at the time.

  Commencement of Discussions with Allied Waste Services, Inc. ("Allied"). In June 1998, Mr. Paolino was approached while attending an industry trade show by an officer of Allied, regarding a possible merger. Throughout much of June and July 1998, senior management of Eastern and Allied discussed the general terms of a potential business combination while the two companies conducted their respective due diligence reviews. On July 9, 1998, Eastern engaged Salomon to render an opinion relating to the fairness to Eastern's stockholders from a financial point of view of a potential business combination with Allied.

  On July 14 and July 15, 1998, the Eastern Board held special meetings to review Eastern's business plans and the status of discussions with Allied. The Eastern Board authorized Mr. Paolino and Eastern's General Counsel, Robert M. Kramer, to continue negotiations with Allied.

  From July 20, 1998 through August 10, 1998, senior management of Eastern and Allied met on a number of occasions to discuss a potential business combination, including the terms and conditions of a possible stock- for-stock merger and due diligence issues. However, Eastern and Allied were unable to reach agreement on the terms of a business combination, including a mutually acceptable exchange ratio. Assuming that Eastern had agreed to the 1.3 to 1 exchange ratio that had been last proposed by Allied, and based upon the closing price of

Allied common stock on August 10, 1998, Eastern stockholders would have received an amount of Allied common stock with a market value of $34.45 per share of Eastern Common Stock. After the close of the market on August 10, Allied announced a business combination with another publicly traded waste management company and its stock price declined. In subsequent discussions between Allied and Eastern, Allied indicated no willingness to improve the proposed exchange ratio. Based upon such assumed exchange ratio and upon the closing price of Allied common stock on August 14, 1998, Eastern stockholders would have received an amount of Allied common stock with a market value of $30.88 per share of Eastern Common Stock.

  Waste Management. On August 10, 1998, Mr. Paolino contacted the Chief Executive Officer of Waste Management, John E. Drury, and again advised that Eastern would be willing to consider a transaction with Waste Management. Given that Eastern's operations had changed significantly as a result of its aggressive acquisition strategy and that Waste Management's own operations had changed significantly as a result of the Waste Management Holdings Merger, Mr. Drury advised Mr. Paolino that Mr. Drury would discuss with other members of senior management whether it would be advantageous to consider a potential business combination with Eastern. Mr. Drury and the Chief Financial Officer of Waste Management, Earl E. DeFrates, and Eastern's management representatives commenced discussions on August 11, 1998, continuing throughout the following day. During the discussions the management teams considered the possible benefits of a merger of Eastern and Waste Management, including the potential synergies, cost savings and other benefits that might result from such a transaction, and the exchange ratio at which it might be accomplished. On August 11, 1998, Eastern provided financial and other due diligence information to Waste Management. On August 12, Waste Management retained outside counsel and a financial advisor to represent Waste Management in connection with a possible transaction with Eastern. The parties made arrangements for their financial, legal, and corporate representatives to commence negotiations in New York on August 13, 1998. On August 13, 1998, Eastern engaged Salomon to act as its financial advisor in its discussions with Waste Management.

  Between August 13 and 16, 1998, Mr. Paolino, Mr. Kramer and Eastern's legal and financial advisers met and conferred by telephone with the legal and financial advisers and the executive officers of Waste Management to exchange due diligence information and negotiate the terms of the proposed merger, including the exchange ratio, the break-up fee and other lock-up provisions to be contained in the Merger Agreement, the terms and conditions on which Eastern would be permitted to conduct its business pending the Merger, and the conditions to closing. These negotiations continued until mid-day on August 16, 1998, when they were substantially concluded.

  Eastern Board of Directors' Meetings. A special meeting of the Board of Directors of Eastern was convened on the evening of August 14, 1998. At that meeting, Mr. Paolino reported to the Board on the status of negotiations with Allied and Waste Management and compared the forms of the proposed Agreements and Plans of Merger presented to Eastern by each of Allied and Waste Management.

  Another special meeting of the Eastern Board was held on August 15, 1998. At this meeting, counsel for Eastern reviewed in detail with the Board the proposed agreement with Waste Management, including the provisions relating to the Board's ability to consider alternative proposals if required by its fiduciary duties to do so. Mr. Kramer discussed the antitrust and other regulatory approvals that would be required for the Merger to be completed as well as the likely timetable. The Board instructed Eastern's management to continue to negotiate with Waste Management. At the conclusion of the meeting, the Board scheduled a meeting for August 16, 1998, in New York.

  On August 16, 1998, the Eastern Board met to consider the proposed business combination with Waste Management. Mr. Paolino, Mr. Kramer and Eastern's legal and financial advisers reviewed with the directors, among other things, the background and merits of the proposed Waste Management and Allied transactions and the values presented by the transactions, Eastern's position in the waste management industry, the legal and economic terms of the Waste Management agreement, and various regulatory and other legal issues relating to the Waste Management transaction. Eastern's counsel advised the members of the Eastern Board with respect to their fiduciary duties in connection with the proposed transactions, and special antitrust counsel made a presentation to the Eastern Board regarding the regulatory aspects of the proposed Waste Management transaction.

  Two independent members of the Eastern Board then met separately with outside counsel to Eastern, and reviewed the proposed management compensation and severance arrangements for Mr. Paolino and Mr. Kramer with Waste Management.

  The meeting was then reconvened, and Salomon presented the Salomon Report (as defined below) to the Eastern Board. See "--Opinion of Salomon Smith Barney." Based on the foregoing, Salomon then delivered its oral opinion (which was subsequently confirmed in writing) that as of such date, the Exchange Ratio was fair to holders of Eastern Common Stock from a financial point of view. Eastern did not request, and Salomon did not deliver, a fairness opinion in connection with the potential business combination with Allied.

  Following these discussions and presentations, the Eastern Board considered both proposals that had been presented to it. After detailed consideration of a number of other factors, including, without limitation, those set forth below under the caption "Reasons for Merger; Recommendation of the Eastern Board," as well as the risks associated with the Merger, the Eastern Board unanimously concluded that the interests of Eastern and its stockholders were best served by proceeding with Waste Management. The Eastern Board unanimously resolved to reject the Allied proposal and that it was advisable and in the best interests of Eastern and its stockholders to enter into the Merger Agreement.

  Waste Management Board of Directors' Meeting. At a special meeting of the Board of Directors of Waste Management convened on the evening of August 16, 1998, the Board of Waste Management unanimously (except for one director who did not participate in the special meeting) voted to approve the Merger Agreement.

  Eastern and Waste Management finalized and executed the Merger Agreement later that night. The transaction was announced publicly by the parties the next morning.

REASONS FOR THE MERGER; RECOMMENDATION OF THE EASTERN BOARD

  The Eastern Board has carefully considered the terms and conditions of the proposed Merger and has unanimously determined that the Merger is in the best interests of, and is on terms that are fair to Eastern's stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

  In reaching its unanimous determination to approve the Merger Agreement and the transactions contemplated thereby, the Eastern Board considered a number of factors, including without limitation, the following:

  . Information relating to Eastern's prospects, which led the Eastern Board to determine that it is reasonably likely that Eastern will be required to make significant additional infrastructure investments if Eastern is to attempt to produce stockholder value in excess of the Merger Consideration;

  . The Eastern Board's belief, with Salomon's concurrence, that Allied and
    Waste Management were at that time the two most likely, and possibly only, public companies that Eastern could negotiate a merger with on acceptable terms and with an acceptable value to Eastern stockholders;

  . That the Waste Management offer represented a premium of approximately
    5.5% over the closing price of Eastern Common Stock on August 14, 1998 (the date on which the exchange ratio with Waste Management was established) and premiums of approximately 17.3%, 13.2%, 6.4%, and 0.7%, respectively, over the 120 day, 90 day, 60 day and 30 day average prices of Eastern Common Stock, respectively;

  . The opportunity for Eastern stockholders to participate in a larger, better capitalized, and more geographically diversified company in a transaction which is designed to be tax free and accounted for as a pooling of interests;

  . The market capitalization, revenues and assets of Waste Management as compared to Eastern;

  . The experience, depth and competence of Waste Management's operating team;

  . The relative liquidity of an investment in Waste Management Common Stock as compared to an investment in Eastern Common Stock;

  . The anticipated synergies and benefits contemplated to be obtained in the Merger;

  . That Eastern may, subject to the Merger Agreement, terminate the Merger
    Agreement in order to pursue a superior proposal if the Eastern Board determines that it is required to do by its fiduciary duties to stockholders of Eastern;

  . That Eastern may, subject to the Merger Agreement, continue to acquire businesses and assets pending the Merger thereby reducing the risk to Eastern should the Merger not be consummated;

  . That the amount of the break-up fee under the Merger Agreement was reasonable in the judgment of the Eastern Board in light of the value of the Merger Consideration to Eastern's stockholders and would not deter a serious bidder;

  . The analyses by Salomon and its opinion on August 16, 1998 to the effect that, as of such date and based upon the assumptions and limitations stated therein, the Exchange Ratio was fair to holders of Eastern Common Stock from a financial point of view (see "--Opinion of Salomon Smith Barney"); and

  . The favorable environment for merger transactions in the United States capital markets, which market conditions are subject to change.

  In reaching its determination that the Merger was advisable and in the best interest of Eastern and its stockholders, the Eastern Board also considered and balanced against the potential benefits of the Merger a number of factors, including without limitation, the factors set forth above under the caption "Risk Factors," the likelihood of the Merger being approved by the appropriate regulatory authorities, including the likelihood that obtaining such approvals might be conditioned upon the agreement of Eastern to divest certain of its operations, the risks that the Merger may not be consummated, the effect of the public announcement of the Merger on the market price of Eastern Common Stock, and the employment, severance and other arrangements between Eastern, Waste Management and certain employees of Eastern. After detailed consideration of these factors, the Eastern Board concluded that expected long-term benefits of the Merger outweighed the potential risks associated with the execution of the Merger Agreement.

  The foregoing discussion and factors considered by the Eastern Board addresses the material factors considered by the Eastern Board in its consideration of the Merger. The Eastern Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of Eastern's stockholders. Different Eastern Board members may have assigned different weights to different factors. In reaching its determination, the Eastern Board took the various factors into account collectively. The Eastern Board did not perform factor-by-factor analysis, but rather its determination was made in consideration of all of the factors as a whole.

OPINION OF SALOMON SMITH BARNEY

  At the meeting of the Eastern Board held on August 16, 1998, Salomon delivered its oral opinion, which opinion was subsequently confirmed in a written opinion, dated as of August 16, 1998 (the "Salomon Opinion"), to the effect that, as of such date, the Exchange Ratio was fair to holders of Eastern Common Stock from a financial point of view.

  HOLDERS OF EASTERN COMMON STOCK ARE URGED TO READ THE SALOMON OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY SALOMON IN RENDERING THE SALOMON OPINION. REFERENCES TO THE SALOMON OPINION

HEREIN AND THE SUMMARY OF THE SALOMON OPINION SET FORTH BELOW ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SALOMON OPINION, WHICH IS INCLUDED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS. THE SALOMON OPINION DOES NOT CONSTITUTE A RECOMMENDATION CONCERNING HOW HOLDERS OF EASTERN COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT.

  In connection with rendering the Salomon Opinion, Salomon reviewed certain publicly available information concerning Eastern and Waste Management and certain other financial information concerning Eastern and Waste Management, including financial forecasts, that were provided to Salomon by Eastern and Waste Management, respectively. Salomon discussed the past and current business operations, financial condition and prospects of Eastern and Waste Management with certain officers and employees of Eastern and Waste Management, respectively. Salomon also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

  In its review and analysis and in arriving at its opinion, Salomon assumed and relied upon the accuracy and completeness of the information reviewed by it for purposes of the Salomon Opinion, and Salomon did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of Eastern and Waste Management, Salomon was advised by the respective managements of Eastern and Waste Management that such forecasts were reasonably prepared on bases reflecting their best currently available estimates and judgments, and Salomon expressed no opinion with respect to such forecasts or the assumptions on which they were based. Salomon did not assume any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of Eastern or Waste Management. Salomon was not asked to, and did not, solicit other proposals to acquire Eastern. Salomon assumed that the Merger would be accounted for as a pooling of interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

  The Salomon Opinion is necessarily based upon conditions as they existed and could be evaluated on the date of such opinion. The Salomon Opinion does not imply any conclusion as to the likely trading range for Waste Management Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The Salomon Opinion does not address Eastern's underlying business decision to effect the Merger and it expresses no view on the effect on Eastern of the Merger and related transactions. The Salomon Opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of Eastern Common Stock and does not constitute a recommendation concerning how holders of Eastern Common Stock should vote with respect to the Merger Agreement.

  The following is a summary of the report (the "Salomon Report") presented on August 16, 1998, by Salomon to the Eastern Board in connection with the rendering of its oral opinion:

 Premium Analysis

  Salomon noted that, based on the closing price on August 14, 1998 for Waste Management Common Stock of $52.69, the Exchange Ratio represented an implied price per share for Eastern Common Stock of $33.75. Based on this implied price, Salomon reviewed the premium to Eastern stockholders represented in the Merger based on the average 120 day, 90 day, 60 day and 30 day price and the current price of Eastern Common Stock of $28.77, $29.82, $31.71, $33.51 and $32.00, respectively. Salomon noted that the implied price per share represented a premium of 17.3%, 13.2%, 6.4%, 0.7% and 5.5%, respectively. Salomon further noted that such premiums were consistent with the premiums realized by selling stockholders in precedent transactions. See "--Precedent Transaction Review." Salomon also reviewed the premium to recent average stockholder basis in the stock. Based on the percent of total volume traded at specified prices over a 90 day, 60 day and 30 day period ending August 14, 1998, Salomon determined the weighted average price of Eastern Common Stock to be approximately $30.07, $30.69 and $33.49, respectively. Salomon noted the Exchange Ratio represented a premium to recent average stockholder basis in the Eastern Common Stock.

 Implied Exchange Ratio

  Salomon analyzed the implied historical exchange ratio between Eastern and Waste Management from August 14, 1997 to August 12, 1998. Salomon noted that the Exchange Ratio compared favorably to the recent relative trading histories of the two companies.

 Contribution Analysis

  Salomon reviewed the relative contribution of sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income of Eastern and Waste Management to the post-merger combined company in fiscal year 1998, fiscal year 1999 and fiscal year 2000. The analysis was based on management forecasts throughout the foregoing period. The Eastern contribution to the combined company throughout the period ranged from 2.6% to 5.1% for sales, 2.4% to 4.0% for EBITDA, 2.8% to 4.1% for EBIT and 3.6% to 4.2% for net income. Salomon noted that the proposed transaction provided a pro forma equity ownership of 4.0% for existing Eastern stockholders, which compared favorably with the relative financial contributions of the companies.

 Stock Price Performance

  Salomon reviewed the relative price performance of Eastern Common Stock for the period from February 13, 1998 to August 14, 1998, as compared to the performance of Waste Management Common Stock and the S&P Industrial Average (400 stocks). Salomon reviewed the price and volume history of Eastern Common Stock for the period from May 1, 1996 to August 14, 1998 and Waste Management Common Stock for the period from August 14, 1997 to August 14, 1998.

 Liquidity Analysis

  Salomon reviewed the average daily trading volume since January 1, 1998 of Eastern Common Stock and Waste Management Common Stock and noted that Waste Management trading volume was 4.98x Eastern trading volume. Accordingly, Salomon noted that the stockholders of Eastern should benefit from an increase in liquidity following the Merger.

 Pro Forma Merger Consequences

  Salomon analyzed certain pro forma effects of the Merger based upon the Exchange Ratio, including the impact of the Merger on the projected earnings per share ("EPS") of Waste Management for the fiscal years 1999 through 2002. Such analyses were based on earnings estimates and projections provided by the management of Eastern and Waste Management. Salomon noted that the Merger would result in the following percentage accretion to the EPS of Waste
Management: 1.4% in fiscal year 1999, 1.4% in fiscal year 2000, 1.6% in fiscal year 2001 and 1.6% in fiscal year 2002, in each case assuming projected synergies were realized; (0.7)% in fiscal year 1999, (0.2)% in fiscal year 2000, 0.1% in fiscal year 2001 and 0.4% in fiscal year 2002, in each case assuming no projected annual synergies were realized.

 Stand-alone Valuation

  Comparable Company Analysis. Salomon compared the financial and market performance of Eastern with that of the following companies: Allied Waste Industries, Inc., Browning-Ferris Industries, Inc., Republic Services, Inc., Waste Management, American Disposal Services, Inc., Casella Waste Systems, Inc., Superior Services, Inc. and Waste Industries, Inc. For Eastern and each of these companies, Salomon reviewed: (i) current stock prices, as of August 14, 1998, compared to the range of stock prices over a 52-week period; (ii) multiples of market value to the last 12 months ("LTM") of net income ("LTM-NI"); (iii) multiples of market value to estimated calendar year earnings per share ("Cal-EPS") for 1998 and 1999; (iv) multiples of adjusted market value ("AMV") to LTM sales ("LTM-Sales"); (v) multiples of AMV to LTM earnings before interest, taxes, depreciation and amortization ("LTM-EBITDA"); (vi) multiples of AMV to LTM earnings before interest and taxes ("LTM-EBIT"); (vii) gross profit as a percentage of LTM-Sales ("Gross Margin"); (viii) LTM-EBITDA as a percentage of LTM-Sales ("EBITDA Margin"); (ix) LTM-EBIT as a percentage of LTM-Sales ("EBIT Margin"); (x) LTM-NI as a percentage of LTM-Sales ("Net Margin"); (xi) implied percentage growth in Cal-EPS from 1998 to 1999; (xii) projected five year growth in EPS based on First Call estimates; (xiii) long-term debt as a percentage of capitalization ("L-T Debt"); and (xiv) 1998 price/earnings ("P/E") ratios as a percentage of five year projected growth.

  Salomon identified four companies that were the most comparable to Eastern (American Disposal Services, Inc., Casella Waste Systems, Inc., Superior Services, Inc. and Waste Industries, Inc. (collectively, the "Comparable Companies")) and set forth a statistical summary based on these companies. The statistical summary indicated for the Comparable Companies: (i) stock prices with discounts ranging from 23% to 12% (median of 18%) from the high for a 52-week price range and premiums ranging from 39% to 51% (median of 44%) from the low for the same period, compared to Eastern stock prices with a 15% discount from the high for a 52-week price range and a 75% premium to the low for the same period; (ii) multiples of market value to LTM-NI ranging from 32.9x to 108.4x (median 46.1x), compared to an Eastern multiple of market value to LTM-NI of 60.9x; (iii) multiples of market value to Cal-EPS ranging from 25.0x to 48.7x (median 30.9x) for 1998 and ranging from 20.0x to 33.0x (median 24.2x) for 1999, compared to Eastern multiple of market value to Cal-EPS of 28.8x for 1998 and 20.3x for 1999; (iv) multiples of AMV to LTM-Sales ranging from 2.3x to 5.2x (median 3.6x), compared to an Eastern multiple of AMV to LTM-Sales of 4.5x; (v) multiples of AMV to LTM-EBITDA ranging from 11.4x to 16.1x (median 12.5x), compared to an Eastern multiple of AMV to LTM-EBITDA of 21.9x; (vi) multiples of AMV to LTM-EBIT ranging from 20.0x to 32.4x (median 26.3x), compared to an Eastern multiple of AMV to LTM-EBIT of 28.4x; (vii) Gross Margins ranging from 37.7% to 45.1% (median 42.9%), compared to an Eastern Gross Margin of 35.2%; (viii) EBITDA Margins ranging from 20.5% to 32.5% (median 29.4%), compared to an Eastern EBITDA Margin of 20.4%; (ix) EBIT Margins ranging from 10.8% to 18.9% (median 13.8%), compared to an Eastern EBIT Margin of 15.7%; (x) Net Margins ranging from 3.0% to 10.7% (median 7.6%), compared to an Eastern Net Margin of 7.9%; (xi) implied percentage growth in Cal-EPS from 1998 to 1999 ranging from 25% to 47% (median 27%), compared to Eastern implied percentage growth in Cal-EPS from 1998 to 1999 of 42%; (xii) five year projected EPS growth rates ranging from 24% to 30% (median 25%), compared to an Eastern five year projected EPS growth rate of 29%; (xiii) L-T Debt ranging from 1% to 59% (median 13%), compared to an Eastern L-T Debt of 13%; and (xiv) 1998 P/E as a percentage of five year projected growth ranging from 100% to 195% (median 114%), compared to an Eastern 1998 P/E as a percentage of five year projected growth of 100%. Salomon used multiples of LTM revenues, LTM-EBITDA, LTM-EBIT and Cal-EPS of comparable companies to arrive at estimated valuation ranges for Eastern and Waste Management. The Eastern estimated valuation range based on comparable companies was $26.00 to $34.00, the Waste Management estimated valuation range based on comparable companies was $38.00 to $54.00.

  Precedent Transaction Review. Salomon reviewed publicly available information regarding twelve recent comparable industry acquisitions: the pending acquisition by Allied Waste Industries, Inc. of American Disposal Services, Inc. (1998); the acquisition by USA Waste Services, Inc. of Waste Management Inc. (1998); the acquisition by USA Waste Services, Inc. of American Waste Services (1998); the acquisition by USA Waste Services, Inc. of Transamerican Waste Industries, Inc. (1998); the acquisition by USA Waste Services, Inc. of United Waste Systems, Inc. (1997); the acquisition by USA Waste Services, Inc. of Mid-American Waste Systems, Inc. (1997); the acquisition by Republic Industries, Inc. of Continental Waste Industries, Inc.
(1996); the acquisition by Republic Industries of Addington Resources, Inc.
(1996); the acquisition by USA Waste Services, Inc. of Sanifill Inc. (1996); the acquisition by USA Waste Services, Inc. of Western Waste Industries
(1995); the acquisition by USA Waste Services, Inc. of Chambers Development Company, Inc. (1994); and the acquisition by USA Waste Services, Inc. of Envirofil, Inc. (1994).

  Salomon identified four precedent transactions that were the most comparable to the Merger (the pending acquisition by Allied Waste Industries, Inc. of American Disposal Services, Inc.; the acquisition by USA Waste Services, Inc. of United Waste Systems, Inc.; the acquisition by USA Waste Services, Inc. of Sanifill Inc.; and the acquisition by USA Waste Services, Inc. of Western Waste Industries) and set forth a statistical summary based on these transactions. The statistical summary indicated for the comparable transactions: (i) premiums to selling stockholders ranging from (1.0)% to 16.2% (median of 7.7%); (ii) multiples of purchase price to LTM tangible book value ranging from 3.0x to 11.6x (median 5.1x); (iii) multiples of purchase price to LTM cash flow ranging from 10.4x to 24.4x (median 17.5x); (iv) multiples of transaction value to LTM revenue ranging from 1.9x to 6.1x (median 5.4x); (v) transaction value as a multiple of LTM -EBITDA ranging from 8.6x to 18.7x (median 15.6x); (vi) transaction value as a multiple of LTM-EBIT ranging from 15.7x to 36.5x (median 24.4x); and (vii) transaction value as multiple of total assets ranging from 1.7x to 2.1x (median 1.8x). Salomon used multiples of LTM revenues, LTM-EBITDA and LTM-EBIT of precedent transactions to arrive at estimated valuation ranges for Eastern and Waste Management. The Eastern estimated valuation range based on precedent transactions was $26.00 to $34.00, the Waste Management estimated valuation range based on precedent transactions was $39.00 to $59.00.

  Discounted Cash Flow Analysis. Using a discounted cash flow ("DCF") methodology, Salomon calculated the present value of the projected future cash flows for each of Eastern and Waste Management without giving effect to the Merger. The DCF analyses of both Waste Management and Eastern were based on the annual projections of the respective managements of both companies through the fiscal year 2002. In addition, Salomon analyzed a sensitivity case for Eastern which reflected changes to the assumptions of Eastern management regarding purchase price multiples of its projected acquisitions (the "Sensitivity Case"). For each entity and under each case, Salomon aggregated
(x) the present value of the free cash flows over the applicable forecast period with (y) the present value of the range of terminal values described below. As part of the analysis, Salomon used discount rates ranging from 11.5% to 13.5% for Eastern and 10.5% to 12.5% for Waste Management. The range of terminal values were generally calculated by applying EBITDA multiples (ranging from 7.0x to 9.0x for the EBITDA of each company) for the last year of the forecast period. Salomon used the DCF analysis to arrive at estimated valuation ranges of $36 to $46 per share of Eastern Common Stock, $31.00 to $40.00 per share of Eastern Common Stock based on the Sensitivity Case and $47 to $64 per share of Waste Management Common Stock.

  The preparation of a fairness opinion is not susceptible to a partial analysis or summary description. Salomon believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying the analysis set forth in the Salomon Opinion and the Salomon Report. The ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Salomon of the actual value of Eastern or Waste Management.

  In performing its analyses, Salomon made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Eastern and Waste Management. The analyses which Salomon performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Salomon's analysis of the fairness, from a financial point of view, of the Exchange Ratio to Eastern stockholders. These analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

  In the ordinary course of its business, Salomon and its affiliates may actively trade the securities of Eastern and Waste Management for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon and its affiliates have previously rendered certain investment banking and financial advisory services to Eastern and to Waste Management for which they have received customary compensation. Salomon and its affiliates (including Travelers Group Inc.) may have had other business relationships with Eastern or Waste Management in the ordinary course of their businesses.

  Eastern retained Salomon to act as its financial advisor in connection with the Merger and Salomon received a fee for its services of $2 million, $1 million of which became payable upon the initial delivery of the Salomon Opinion and the remainder of which is contingent upon the consummation of the Merger. Salomon is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. Eastern retained Salomon because of its reputation, expertise in the valuation of companies and substantial experience in transactions such as the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Eastern Board regarding the adoption of the Merger Agreement, Eastern stockholders should be aware of interests which certain of the individuals who have served as directors or executive officers of Eastern have in the Merger that are different from your and their interests as stockholders generally.

  Stock Options. As of the Record Date, approximately 2,813,069 shares of Eastern Common Stock were subject to options or warrants granted to executive officers and directors under Eastern's equity-based compensation plans. Eastern's compensatory stock option plans do not provide for the accelerated vesting of Eastern options upon a change in control; however, the option agreements evidencing the option grants to Eastern's executive officers (other than Louis D. Paolino, Jr. and Robert M. Kramer) provide for accelerated vesting upon a merger or other business combination of Eastern with another entity where Eastern is not the surviving entity. Mr. Paolino's option agreement provides for accelerated vesting of his options upon his no longer serving as President and Chief Executive Officer of Eastern for any reason; Mr. Kramer's options will automatically vest upon his termination of employment for any reason.

  Pursuant to the Merger Agreement, Eastern will use commercially reasonable efforts to ensure that all outstanding options to purchase Eastern Common Stock, whether or not then vested and exercisable, will be canceled and each optionee will receive a number of shares of Waste Management Common Stock equal in market value, based on the average closing price of Waste Management Common Stock on the New York Stock Exchange (the "NYSE") for the 10 trading days immediately prior to the consummation of the Merger, to the fair value of such options as determined by independent third party experts. Each option that is not canceled as of the Effective Time will be assumed by Waste Management and converted into appropriate number of options to purchase Waste Management Common Stock, with corresponding adjustments to the exercise price of such options. See "The Merger Agreement--Exchange and Cancellation of Eastern Options."

  Employment Agreements. Certain of the executive officers of Eastern are parties to agreements that provide for the payment of change in control bonuses upon the occurrence of a "change of control" of Eastern or in the event of mergers or other transactions in which Eastern is not the surviving corporation, as well as the payment of certain enhanced severance benefits in the event of the termination of their employment with Eastern following the occurrence of such events. In the event that the Merger triggers the payment of the change in control bonuses under the agreements with all of the executive officers described below and, if all of the executive officers' employment were terminated under circumstances giving rise to the maximum severance payments under such agreements, the aggregate amount of the change in control bonuses and severance payments to be made under the agreements would be approximately $19,250,000.

  Louis D. Paolino, Jr. In consideration of the cancellation of his existing employment arrangements with Eastern, Waste Management has agreed to enter into an agreement with Mr. Paolino prior to the Effective Time (as defined below) (the "Paolino Agreement"). The Paolino Agreement will provide for the payment of an annual base salary of $500,000 in respect of services to be rendered by him during the one-year transition period following the Effective Time. In addition, the Paolino Agreement provides that Mr. Paolino will receive a cash payment of $4.2 million at the Effective Time, as currently provided pursuant to the terms of his existing employment agreement with Eastern. Mr. Paolino will also receive payment in the aggregate amount of $1.4 million, in cancellation of the remaining obligations under his existing employment agreement with Eastern, through June 20, 2002, which is the remaining term of his existing agreement. Waste Management has also agreed to purchase an annuity in the amount of $6.2 million to provide payments for the remainder of Mr. Paolino's life, and for the remainder of his children's life if Mr. Paolino so requests, commencing on the termination of his active employment. The Paolino Agreement will contain a non-competition covenant that will apply for so long as any payments (including the annuity payments) remain to be made thereunder.

  Robert M. Kramer. In consideration of the cancellation of his existing employment arrangement with Eastern, Waste Management has agreed to enter into an agreement with Mr. Kramer prior to the Effective Time (the "Kramer Agreement"). The Kramer Agreement will provide for the payment of an annual base salary of $175,000 in respect of services to be rendered by him during the one-year transition period following the Effective Time. In addition, the Kramer Agreement also provides that Mr. Kramer will receive a cash payment of $375,000 at the Effective Time, as currently provided pursuant to the terms of his existing employment agreement with Eastern. Mr. Kramer will also receive payment in the aggregate amount of $250,000, in cancellation of the remaining obligations under his existing employment agreement with Eastern, through June 20, 2000, which is the remaining term of his existing agreement. Waste Management has also agreed to purchase an annuity in the amount of $2.5 million to provide payments for the remainder of Mr. Kramer's life, and for the remainder of his spouse's life if Mr. Kramer so requests, commencing on the termination of his active employment. The Kramer Agreement will contain a non-competition covenant that will apply for so long as any payments (including the annuity payments) remain to be made thereunder.

  Other Agreements with Executive Officers. Pursuant to their existing employment agreements with Eastern, upon a merger, consolidation or other business combination of Eastern with another entity where Eastern is not the surviving entity (and, in the case of Mr. Grimm, if Louis D. Paolino, Jr. is not the Chief Executive Officer or Chairman of the Board of the surviving entity), the following executive officers will be entitled to change in control bonuses, to be paid in cash or stock at Eastern's option, in the following amounts: Dennis M. Grimm, Executive Vice President and Chief Operating Officer--two years' salary; Terry Patrick, former Executive Vice President and Chief Operating Officer (whose active employment ceased as of December 1, 1997)--two times his annual salary plus the greater of (i) $200,000 or (ii) two times the bonus he was paid by Eastern during the prior twelve months; Matthew J. Paolino, Director--$200,000. The change in control bonus under Matthew J. Paolino's employment agreement is also triggered in the event that Louis D. Paolino, Jr. no longer serves as Chairman and Chief Executive Officer of Eastern.

  Gregory M. Krzemien's (Chief Financial Officer and Treasurer) existing employment agreement provides that in the event of a "change in control," he will receive a change in control bonus (to be paid in cash or stock at Eastern's option) in an amount equal to two times the sum of his annual salary plus any bonus paid to him during the preceding twelve months. Each of Willard Miller, Executive Vice President, and Glen Miller, Executive Vice President, are parties to employment agreements with Eastern that provide for the grant of warrants that are convertible into 281,907 shares of Eastern Common Stock and vest over the four-year period following the grant date, which warrants will automatically become fully convertible following a "change in control."

  Pursuant to their existing employment agreements with Eastern, in the event that the following executive officers are terminated following a merger, consolidation or other business combination of Eastern with another entity where Eastern is not the surviving entity (and, in the case of Mr. Grimm, if Louis D. Paolino, Jr. is not the Chief Executive Officer or Chairman of the Board of the surviving entity), the following executive officers will be entitled to severance payments in the following amounts: Dennis M. Grimm, Executive Vice President and Chief Operating Officer--two years' salary; John
W. Poling, Vice President-Finance--one year's salary; Neal W. Rodrigue, Vice President--Operations--$300,000, plus continued medical benefits for two years; Matthew J. Paolino, Director--one year's salary, plus continued medical benefits for two years. Matthew J. Paolino is entitled to these enhanced severance benefits in the event that Louis D. Paolino, Jr. no longer serves as Chairman and Chief Executive Officer of Eastern and in the event of his voluntary resignation following the occurrence of either of such events.

  In addition, in the event that either Glen Miller or Willard Miller resigns within three months of a change in control, or if they are involuntarily terminated following a merger in which the Company is not the surviving entity, they will each receive a lump sum payment in an amount equal to two years of their respective annual base salaries.

  Indemnification. Pursuant to the Merger Agreement, the parties agreed that the indemnification provisions of Eastern's Certificate of Incorporation, as amended (the "Eastern Charter"), and Eastern's Bylaws, as amended (the "Eastern Bylaws"), will not be amended or repealed for a period of six years from consummation of the Merger. Waste Management and the Surviving Corporation will indemnify each present and former director and officer of Eastern against liabilities or expenses incurred in connection with claims relating to matters occurring prior to the Effective Time (as defined herein) and acts or omissions in connection with the Merger Agreement and the transactions contemplated thereby. Waste Management has also agreed to assume the indemnification agreements of Eastern with certain directors or officers of Eastern. In addition, for six years following the consummation of the Merger, Waste Management will cause the current policies (or policies providing similar coverage) of directors' and officers' liability insurance maintained by Eastern to remain in effect with respect to matters arising on or prior to the Effective Time and acts or omissions in connection with the Merger Agreement and the transactions contemplated thereby. See "The Merger Agreement--Indemnification."

  Stock Ownership. Louis D. Paolino, Jr. and five other current directors or executive officers of Eastern who own an aggregate of 3,790,296 shares of Eastern Common Stock, representing 10.3% of the shares of Eastern Common Stock entitled to vote at the Special Meeting, have entered into the Stockholders Agreement with Waste Management and Ocho Acquisition, whereby they appointed Ocho Acquisition as their proxy to vote each of such shares in favor of the adoption of the Merger Agreement and approval of the Merger and against any transaction pursuant to an acquisition proposal or which could result in any of the conditions of Eastern's obligations under the Merger Agreement not being fulfilled. See "Stockholders Agreement." As of the Record Date, current directors and executive officers of Eastern (including the six directors or executive officers who are parties to the Stockholders Agreement) and their affiliates may be deemed to be beneficial owners of approximately 4,245,844 shares of Eastern Common Stock, representing 11.5% of the shares of Eastern Common Stock outstanding as of the Record Date. Each of such directors and executive officers of Eastern has advised Eastern that he or she intends to vote all such shares in favor of the approval and adoption of the Merger Agreement. See "The Companies--Eastern--Stock Ownership of Management."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material anticipated U.S. federal income tax consequences of the Merger to owners of Eastern Common Stock who hold the stock as a capital asset (as defined in Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")). This summary is based on the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to change at any time (possibly with retroactive effect). This summary is not a complete description of all the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to stockholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities and owners who hold Eastern Common Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. HOLDERS OF EASTERN COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

  The obligations of the parties to consummate the Merger are conditioned upon the receipt by Waste Management of an opinion of counsel from Shearman & Sterling, and the receipt by Eastern of an opinion of counsel from Drinker Biddle & Reath LLP (the "Tax Opinions"), in each case subject to the qualifications discussed below, regarding the characterization of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, and certain U.S. federal income tax consequences related thereto. As a reorganization, the Merger will have the following principal U.S. federal income tax consequences:

  . No gain or loss will be recognized by Waste Management, Ocho Acquisition or Eastern as a result of the Merger;

  . No gain or loss will be recognized by the holders of Eastern Common Stock who exchange all of their Eastern Common Stock for Waste Management Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share of Waste Management Common Stock);

  . The aggregate tax basis of the Waste Management Common Stock received in the Merger by each holder of Eastern Common Stock will be the same as the aggregate tax basis of the Eastern Common Stock surrendered in exchange therefor (reduced by any amount of tax basis allocable to a fractional share interest in Waste Management Common Stock for which cash is received); and

  . The holding period of Waste Management Common Stock received in the Merger will include the holding period for the Eastern Common Stock surrendered in exchange therefor.

  Shearman & Sterling and Drinker Biddle & Reath LLP will render their Tax Opinions on the basis of facts, representations and assumptions set forth or referred to in the opinions which are intended to be consistent with the state of facts existing at the time the Merger is consummated. In rendering its Tax Opinion, each such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Waste Management, Ocho Acquisition, Eastern and others, reasonably satisfactory in form and substance to such counsel. The Tax Opinions will not be binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions of the Tax Opinions or that a court will not sustain such challenge.

  Cash received by a holder of Eastern Common Stock in lieu of a fractional share of Waste Management Common Stock will be treated as received in disposition of such a fractional share. An Eastern stockholder will generally recognize capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of his or her Eastern Common Stock allocable to the fractional share interest. In the case of individuals, the maximum federal income tax rate applicable to capital gains generally is
(i) the same as ordinary income rates for capital assets held for one year or less and (ii) 20% for capital assets held for more than one year.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests. The pooling of interests method of accounting assumes that the combining companies have been merged from inception, and the historical financial statements for periods prior to consummation of the Merger may be restated as though the companies had been combined from inception as required under United States generally accepted accounting principles.

  It is a condition to the Merger that (i) Waste Management shall have received a letter from Arthur Andersen LLP, independent public accountants, dated as of the date on which the transactions contemplated by the Merger Agreement are consummated, to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement, and (ii) Waste Management and Eastern shall have received a letter from Ernst & Young LLP, independent auditors for Eastern, regarding such firm's concurrence with the conclusions of Eastern's management that no conditions exist related to Eastern that would preclude Waste Management's accounting for the Merger as a "pooling of interests," under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

REGULATORY APPROVALS

  Hart-Scott-Rodino. The Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of Waste Management or Eastern or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

  On August 24, 1998, Waste Management and Eastern filed Pre-Merger Notification and Report Forms with the FTC and the DOJ under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On September 23, 1998, each of Waste Management and Eastern received a Request for Additional Documents and Other Additional Information (a "Second Request") with respect to the Merger. The time period for the DOJ to review the Merger will terminate 20 days following substantial compliance by both Waste Management and Eastern with the Second Request. Thereafter, the waiting period may be extended only by court order or the consent of the parties. The HSR Act, and the rules and regulations thereunder, provide that certain merger transactions (including the Merger) may not be consummated until required information and materials have been furnished to the DOJ and the FTC and certain waiting periods have expired or been terminated.

  Other. Consummation of the Merger is conditioned upon all material governmental consents, approvals and authorizations legally required for the consummation of the Merger and the transactions contemplated thereby having been obtained and being in effect. In addition, certain state and local governmental filings are required to be made in connection with the Merger. Waste Management and Eastern expect that none of them would prohibit consummation of the Merger. However, no assurance can be given that the required consents, approvals or authorizations will be obtained.

  In addition, Waste Management and Eastern have agreed to cooperate with each other in obtaining the approvals referred to above. See "The Merger Agreement--Cooperation."

FEDERAL SECURITIES LAWS CONSEQUENCES

  All shares of Waste Management Common Stock received by Eastern stockholders in the Merger will be freely transferable, except that shares of Waste Management Common Stock received by persons who are deemed to be affiliates of Eastern prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act") (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Waste Management) or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be affiliates of Eastern are those individuals or entities that control, are controlled by, or are under common control with, Eastern and generally include executive officers and directors of Eastern as well as certain principal stockholders of Eastern. This Proxy Statement/Prospectus does not cover any resales of Waste Management Common Stock received by affiliates of Eastern in the Merger. As of September 25, 1998, other than directors and officers of Eastern, there were no "affiliates" of Eastern.

STOCK EXCHANGE QUOTATION

  It is a condition to the Merger that the shares of Waste Management Common Stock to be issued pursuant to the Merger Agreement be approved for listing on the NYSE, subject to official notice of issuance. An application will be filed for listing the shares of Waste Management Common Stock to be issued in the Merger on the NYSE. Following the Merger, Eastern Common Stock will no longer be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or traded on the Nasdaq National Market.

NO APPRAISAL RIGHTS

  Holders of Eastern Common Stock are not entitled to appraisal rights under
Section 262 of the Delaware General Corporation Law (the "DGCL") in connection with the Merger because Eastern Common Stock was listed on the Nasdaq National Market on the Record Date and the shares of Waste Management Common Stock to be issued pursuant to the Merger will be listed on the NYSE at the Effective Time.

CERTAIN LEGAL PROCEEDINGS

  On August 18, 1998, a stockholder of Eastern filed a purported class action suit in the Chancery Court of the State of Delaware in New Castle County against Eastern and certain of its directors. The complaint alleges, among other things, that (i) the merger consideration to be paid to the members of the purported class is unfair and inadequate, (ii) the defendants have failed to announce any active or open bidding procedures, inhibiting the maximization of shareholder value, (iii) the defendants have breached their fiduciary duties to the members of the class, and (iv) the members of the class will be damaged and prevented from obtaining appropriate consideration for their shares, to the irreparable harm of the class. The complaint seeks equitable and injunctive relief that would enjoin or rescind the Merger, as the case may be, unless Eastern adopts and implements a plan to obtain the highest possible price for Eastern Common Stock, and would award the members of the class appropriate damages and costs. Eastern believes the suit to be without merit and intends to contest it vigorously.

                             THE MERGER AGREEMENT

  The following summary of the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A. The Merger Agreement is hereby incorporated by reference and made a part of this Proxy Statement/Prospectus. Stockholders of Eastern are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

EFFECTIVE TIME OF THE MERGER

  The Merger will be effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"). Such filing of the Certificate of Merger shall be made simultaneously with, or as soon as practicable after, the closing of the transactions contemplated by the Merger Agreement. See "--Conditions to the Merger."

MANNER AND BASIS FOR CONVERTING SHARES

  Upon consummation of the Merger, each outstanding share of Eastern Common Stock (other than shares owned by Eastern as treasury stock or by Waste Management or any wholly owned subsidiary of Waste Management, all of which will be canceled) will be converted into the right to receive, without interest, 0.6406 of a share of Waste Management Common Stock. In addition, at the Effective Time, each issued and outstanding share of Ocho Acquisition common stock, par value $0.01 per share, will be converted into one share of common stock of the Surviving Corporation.

  SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY STOCKHOLDERS OF EASTERN PRIOR TO APPROVAL OF THE MERGER AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

  No fractional shares of Waste Management Common Stock will be issued to any Eastern stockholder upon surrender of certificates previously representing Eastern Common Stock. As promptly as practicable following the Effective Time, an exchange agent reasonably satisfactory to Waste Management and Eastern (the "Exchange Agent") shall determine the excess of (i) the number of full shares of Waste Management Common Stock delivered to the Exchange Agent by Waste Management over (ii) the aggregate number of full shares of Waste Management Common Stock to be distributed to holders of Eastern Common Stock (such excess being called the "Excess Shares"). The Exchange Agent will sell the Excess Shares at the then prevailing prices on the NYSE in accordance with the terms of the Merger Agreement and will hold the proceeds in trust for the former holders of Eastern Common Stock. Waste Management shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales. The Exchange Agent will determine the portion of such net proceeds to which each holder of Eastern Common Stock will be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Eastern Common Stock is entitled (after taking into account all shares of Eastern Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of certificates representing Eastern Common Stock are entitled. Alternatively, Waste Management may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Shares and the making of the payments described above, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Eastern Common Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Eastern Common Stock held at the Effective Time by such holder) by the closing price for a share of Waste Management Common Stock on the NYSE on the first business day immediately following the Effective Time.

  No dividend or distribution with respect to Waste Management Common Stock will be payable with respect to any fractional share and such fractional share interests will not entitle their owners to any rights of a stockholder of Waste Management.

  Within five days after the Effective Time, the Exchange Agent will mail transmittal forms and exchange instructions to each holder of record of Eastern Common Stock to be used to surrender and exchange certificates formerly evidencing shares of Eastern Common Stock for certificates evidencing the shares of Waste Management Common Stock to which such holder has become entitled. After receipt of such transmittal forms, each holder of certificates formerly representing Eastern Common Stock will be able to surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the number of whole shares of Waste Management Common Stock to which such holder is entitled, any cash which may be payable in lieu of a fractional share of Waste Management Common Stock and any dividends or other distributions with respect to Waste Management Common Stock with a record date after the Effective Time declared or made after the Effective Time. EASTERN STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

  After the Effective Time, each certificate formerly representing Eastern Common Stock, until so surrendered and exchanged, shall be deemed, for all purposes, to evidence only the right to receive the number of whole shares of Waste Management Common Stock which the holder of such certificate is entitled to receive in the Merger, any cash payment in lieu of a fractional share of Waste Management Common Stock and any dividend or other distribution with respect to Waste Management Common Stock as described above. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by Waste Management until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of Waste Management Common Stock, will be paid without interest.

EXCHANGE AND CANCELLATION OF EASTERN OPTIONS

  Pursuant to the Merger Agreement, Eastern shall use commercially reasonable efforts to ensure that, at the Effective Time, all rights with respect to Eastern Common Stock pursuant to each stock option (an "Eastern Option") granted under stock option plans of Eastern or otherwise which is outstanding at the Effective Time, whether or not the Eastern Options have previously vested or become exercisable, will be canceled in exchange for a number of shares of Waste Management Common Stock equal in market value (based upon the average of the closing prices of Waste Management Common Stock on the NYSE for the 10 trading days prior to the closing date of the Merger (the "Closing Date") to the fair value of Eastern Options as determined by independent third party experts, mutually agreed upon by Waste Management and Eastern. Waste Management and Eastern have agreed that the value determined by using the methodology proposed by such independent third party experts will represent the fair value of the Eastern Options as of the Effective Time.

  At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding option that was not canceled shall be assumed by Waste Management and shall become an option to purchase that number of shares of Waste Management Common Stock obtained by multiplying the number of shares of Eastern Common Stock issuable upon the exercise of such option by the Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Exchange Ratio, and otherwise upon the same terms and conditions as the outstanding Eastern Options; provided, however, that in the case of any Eastern Option to which Section 421 of the Code applies by reason of the qualifications under Section 422 or 423 of the Code, the exercise price and the number of shares purchasable pursuant to such Eastern Option shall be determined in order to comply with Section 424(a) of the Code.

  Waste Management will take all corporate actions necessary to reserve for issuance a sufficient number of shares of Waste Management Common Stock for delivery upon exercise of the Eastern Options assumed by Waste Management, if any. As promptly as practicable after the Effective Time, Waste Management will file a Registration Statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Waste Management Common Stock subject to the Eastern Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Eastern Options remain outstanding. Except as provided in the Merger Agreement or as otherwise agreed by Eastern and Waste Management, each of Eastern's stock option plans providing for the issuance or grant of Eastern Options will be assumed as of the Effective Time by Waste Management with such amendments thereto as may be required to reflect the Merger.

CONVERSION OF EASTERN WARRANTS

  Pursuant to the Merger Agreement, each unexpired warrant to purchase Eastern Common Stock that is outstanding at the Effective Time, whether or not exercisable, will automatically be converted into a warrant to purchase a number of shares of Waste Management Common Stock equal to the number of shares of Eastern Common Stock that could be purchased under such warrant multiplied by the Exchange Ratio, at a price per share of Waste Management Common Stock equal to the per share exercise price of such warrant divided by the Exchange Ratio.

CONDITIONS TO THE MERGER

  Conditions to Each Party's Obligations to Consummate the Merger. The respective obligations of Waste Management and Eastern to effect the Merger are subject to the fulfillment of the following conditions at or prior to the Closing Date:

  . Stockholder Approval. The Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the stockholders of Eastern under applicable law and applicable listing requirements;

  . Stock Exchange Listing. The shares of Waste Management Common Stock issuable in the Merger and those to be reserved for issuance upon exercise of stock options or warrants shall have been authorized for listing on the NYSE;

  . HSR Act. The waiting period applicable to consummation of the Merger under the HSR Act shall have expired or been terminated;

  . Effective Registration Statement. The Registration Statement on Form S-4 filed by Waste Management, of which this Proxy Statement/Prospectus is a part, shall have become effective, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Securities and Exchange Commission (the "Commission") or any state regulatory authorities;

  . No Proceedings. No governmental order, writ, injunction or decree shall be in effect that would make the Merger illegal or otherwise would prohibit the consummation of the Merger;

  . Other Consents and Approvals. All governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby shall have been obtained and be in effect, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Eastern and its subsidiaries, taken as a whole, following the Effective Time; and

  . Accountants' Letters. Arthur Andersen LLP, independent public accountants for Waste Management, shall have delivered a letter, dated the Closing Date, addressed to Waste Management, in form and substance reasonably satisfactory to Waste Management, to the effect that the Merger will qualify for "pooling of interests" accounting treatment if consummated in accordance with the Merger Agreement and each of the parties to the Merger Agreement shall have received a letter dated the Closing Date, addressed to Eastern, from Ernst & Young LLP regarding such firm's concurrence with Eastern's management's conclusions that no conditions exist related to Eastern that would preclude Waste Management's accounting for the Merger as a "pooling of interests" under Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with the Merger Agreement.

  Additional Conditions to the Obligations of Eastern. The obligation of Eastern to effect the Merger is further subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived by
Eastern:

  . Performance of Obligations/Representations and Warranties. Waste
    Management and Ocho Acquisition shall have performed their agreements in the Merger Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Waste Management and Ocho Acquisition contained in the Merger Agreement shall be true and correct in all material respects when made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and Eastern shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Waste Management and of the President and Chief Executive Officer or a Vice President of Ocho Acquisition to that effect; and

  . Tax Opinion. Eastern shall have received an opinion of Drinker Biddle &
    Reath LLP, in form and substance reasonably satisfactory to Eastern, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time:
    (i) the Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code, (ii) no gain or loss will be recognized by Waste Management, Eastern or Ocho Acquisition as a result of the Merger, and (iii) no gain or loss will be recognized by the holders of Eastern Common Stock upon the exchange of their Eastern Common Stock solely for shares of Waste Management Common Stock (except with respect to cash received in lieu of fractional shares of Waste Management Common Stock) (see "The Merger--Certain Federal Income Tax Consequences").

  Additional Conditions to the Obligations of Waste Management and Ocho Acquisition. The obligation of Waste Management and Ocho Acquisition to effect the Merger is further subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by Waste Management and Ocho Acquisition:

  . Performance of Obligations/Representations and Warranties. Eastern shall have performed its agreements in the Merger Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Eastern contained in the Merger Agreement shall be true and correct in all material respects when made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and Waste Management shall have received a certificate of the President and Chief Executive Officer or of a Vice President of Eastern to that effect;

  . Tax Opinion. Waste Management shall have received an opinion of Shearman
    & Sterling, in form and substance reasonably satisfactory to Waste Management, dated the Closing Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) Waste Management and Ocho Acquisition will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger (see "The Merger-- Certain Federal Income Tax Consequences"); and

  . Consent of Lenders. All consents, approvals or waivers from Eastern's lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Eastern and its subsidiaries, taken as a whole, following the Effective Time.

COOPERATION

  Pursuant to the Merger Agreement, each of the parties has agreed to take, or to cause to be taken, all action and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement. In this regard, the Merger Agreement provides, among other things, that Waste Management shall take all reasonable steps necessary to avoid or eliminate impediments under any antitrust, competition or trade regulation law that may be asserted by the FTC, the DOJ, any state Attorney General or any governmental entity with respect to the Merger so as to enable consummation of the Merger to occur as soon as reasonably possible. The Merger Agreement further provides that, notwithstanding the foregoing, Waste Management will propose, negotiate, commit to and effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, or disposition of such assets or businesses of Waste Management or, effective as of the Effective Time, the Surviving Corporation, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying consummation of the Merger; provided, however, that Waste Management will not be required to take any such actions if such action would be reasonably likely, in the aggregate, to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Eastern and its subsidiaries taken as a whole, in the case of sale divestiture, holding separate or other disposition of assets of Eastern or its subsidiaries, or, in the case of a sale, divestiture, holding separate or other disposition of assets of Waste Management or its subsidiaries, such action with respect to a comparable amount of assets of Eastern would be reasonably likely, in the aggregate, to have such a material adverse effect.

REPRESENTATIONS AND WARRANTIES OF WASTE MANAGEMENT AND EASTERN

  The Merger Agreement contains various customary representations and warranties of Eastern and Waste Management relating to, among other things,
(i) the due organization, valid existence and good standing of each of Eastern, Waste Management and each of their respective subsidiaries and certain similar corporate matters; (ii) the capitalization of Eastern and Waste Management; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement, the required consents or approvals and violations of any instruments or law caused by the Merger and certain other related matters; (iv) the filing of SEC reports and the preparation of financial statements; (v) the absence of any undisclosed liabilities; (vi) the absence of certain material adverse changes or events; (vii) litigation;
(viii) this Registration/Proxy Statement; (ix) compliance with laws; (x) the classification of the Merger as a reorganization under the Code and as a "pooling of interests" transaction; and (xi) brokers and finders.

  The Merger Agreement also contains customary representations and warranties of Eastern relating to (i) compliance with its Certificate, Bylaws and contractual arrangements; (ii) taxes; (iii) employee benefit matters; (iv) labor controversies; (v) environmental matters; (vi) the absence of non-competition agreements; (vii) title to assets; (viii) the required stockholder vote for the approval of the Merger; and (ix) the opinion of a financial advisor. The Merger Agreement also contains customary representations and warranties of Waste Management relating to (i) the ownership by Waste Management of certain stock of Eastern and (ii) Ocho Acquisition.

CONDUCT OF THE BUSINESS OF WASTE MANAGEMENT AND EASTERN PRIOR TO THE MERGER

  Pursuant to the Merger Agreement, Eastern has agreed that, after the date of the Merger Agreement and prior to the Closing Date or earlier termination of the Merger Agreement, and except as otherwise agreed to in writing by Waste Management and except as otherwise contemplated by or disclosed in the Merger Agreement, it shall, and shall cause each of its subsidiaries to:

  . conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

  . not (i) amend or propose to amend their respective charters or bylaws
    (except that Eastern may amend its charter to increase the number of authorized shares of Eastern Common Stock), (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to Eastern by a wholly owned subsidiary of Eastern;

  . not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) Eastern may issue shares upon exercise of options and warrants, (ii) Eastern may issue shares of Eastern Common Stock (or warrants or options to acquire up to an aggregate of 120,000 shares of Eastern Common Stock) in connection with acquisitions of assets or businesses pursuant to the proviso set forth in the paragraph below,
    (iii) Eastern may grant options (other than to any current executive officer or director of Eastern) with an exercise price per share of Eastern Common Stock no less than the closing price of a share of Eastern Common Stock on the day prior to grant of such option with respect to up to an aggregate of 100,000 shares of Eastern Common Stock; provided, however, that such grants may only be made in the ordinary course of business, to employees of Eastern and its subsidiaries consistent with past practice, and (iv) after December 31, 1998, Eastern may issue options to executive officers and directors in an amount consistent with past practice and after delivery to Waste Management of a letter from Ernst & Young LLP in a form reasonably satisfactory to Waste Management to the effect that the issuance of such options would not prevent the Merger from being treated as a "pooling of interests" for financial accounting purposes;

  . not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (a) borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of Eastern or any of its subsidiaries, (b) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Waste Management, (c) assumption of loans of certain leases of equipment in connection with acquisitions or rollovers of certain leases of equipment in the ordinary course of business consistent with past practice in amount or (d) borrowings in connection with acquisitions as set forth in this paragraph, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock, or any security convertible into or exchangeable for its capital stock, (iii) take any action that would jeopardize the treatment of the Merger as a pooling of interests under Accounting Principles Board Opinion No. 16, (iv) take or fail to take any action which action or failure to take action would cause Eastern or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares and except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, (v) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and other than as set forth in the proviso in (vii) below, (vi) sell, pledge, dispose of or encumber any material assets or business other than (a) sales of businesses or assets in the ordinary course of business, (b) sales of businesses or assets otherwise disclosed pursuant to the Merger Agreement, (c) sales of businesses or assets with aggregate 1997 revenues less than $5.0 million, and (d) pledges or encumbrances pursuant to existing credit facilities or other permitted borrowings, or (vii) except as set forth in the following proviso, enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, that notwithstanding the foregoing (other than subsections (iii) and (iv) of this paragraph), Eastern will not be prohibited from acquiring any assets or businesses or incurring or assuming indebtedness in connection with acquisitions of assets or businesses so long as (a) such acquisitions are otherwise disclosed in the Merger Agreement, or (b) the aggregate revenue projected to be earned from acquisitions (other than those acquisitions disclosed in the Merger Agreement) for the twelve months following each acquisition does not exceed $150 million prior to December 31, 1998 or $250 million thereafter, and the aggregate value of consideration paid or payable for any one such acquisition (other than those acquisitions disclosed in the Merger Agreement), including any funded indebtedness assumed and any Eastern Common Stock issued in connection with such acquisition (valued for purposes of this limitation at a price per share equal to the price of the Eastern Common Stock on the date the agreement in respect of such acquisition is entered into) does not exceed $60 million;

  . use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the service of their respective present officers and key employees, preserve the goodwill and business relationships with customers and others having business relationships with them;

  . subject to restrictions imposed by applicable law, confer with one or more representatives of Waste Management to report operational matters of materiality and the general status of ongoing operations;

  . not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that Eastern and its subsidiaries shall in no event enter into or amend any written employment agreement providing for annual base salary in excess of $75,000 per annum, except for employment agreements entered into with the sellers of businesses acquired in accordance with the Merger Agreement;

  . not adopt, enter into or amend any pension or retirement plan, trust or fund, except as required to comply with changes in applicable law and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except as contemplated above and in certain other limited circumstances;

  . use commercially reasonable efforts to maintain with financially responsible insurance companies on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

  . not make, change or revoke any material tax election or make any material agreement or settlement regarding taxes with any taxing authority; and

  . not change its accounting principles or practices other than as required by United States generally accepted accounting principles.

  Notwithstanding the foregoing, Eastern will not (i) acquire or agree to acquire any assets or businesses if such acquisition or agreement may reasonably be expected to delay the consummation of the Merger, (ii) acquire or agree to acquire any assets or businesses if such assets or businesses are not in industries in which Eastern currently operates, unless such assets or businesses are acquired incidental to an acquisition of businesses or assets that are in industries in which Eastern currently operates and it is reasonable to acquire such incidental businesses or assets, or (iii) acquire or agree to acquire all or substantially all of the business, assets or properties or capital stock of any entity with securities registered under the Securities Act or the Exchange Act.

  Pursuant to the Merger Agreement, Waste Management has agreed that, after the date of the Merger Agreement and prior to the Closing Date or earlier termination of the Merger Agreement, and except as otherwise agreed to in writing by Eastern, it shall, and shall cause each of its subsidiaries to:

  . conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

  . not (i) amend or propose to amend their respective charters (except for any amendments by Waste Management of its Certificate of Incorporation to increase the number of authorized shares of Waste Management Common Stock so as to be able to consummate the Merger) or Bylaws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of quarterly cash dividends or dividends or distributions to Waste Management by a wholly owned subsidiary of Waste Management;

  . not (i) take any action that would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, or (ii) take or fail to take any action which action or failure to take action would cause Waste Management or its stockholders to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under
    Section 368(a) of the Code;

  . not intentionally delist Waste Management Common Stock from trading on the NYSE; and

  . not change its accounting principles or practices other than as required by United States generally accepted accounting principles.

NO SOLICITATION OF ACQUISITION TRANSACTIONS

  The Merger Agreement provides that after the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, Eastern shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and Eastern shall not, and shall use its reasonable efforts to cause any officer, director or employee of Eastern, or any attorney, accountant, investment banker, financial advisor or any other agent retained by it or any of its subsidiaries not to, initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate any proposal or offer to acquire all or any substantial part of the business or properties of Eastern or any capital stock of Eastern, other than as permitted in accordance with the conduct of business covenant of Eastern (any such transaction referred to as an "Acquisition Transaction"); provided, however, that (i) Eastern may, in response to a potential or proposed Acquisition Transaction ("Acquisition Proposal") which the Eastern Board determines, in good faith and after consultation with its independent financial advisor, could result in an Acquisition Transaction more favorable to Eastern's stockholders (any such offer or proposal referred to as a "Superior Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions of the Merger Agreement), confidential or non-public information to a potential acquirer and negotiate with such potential acquirer if the Eastern Board, after consulting with its outside legal counsel, determines in good faith that the failure to provide such confidential or non-public information to or negotiate with such potential acquirer would be reasonably likely to constitute a breach of its fiduciary duty to its stockholders and (ii) the Eastern Board may take and disclose to Eastern's stockholders a position contemplated by Rule 14e-2 under the Exchange Act. The Merger Agreement requires that Eastern promptly (but in any event within 48 hours) notify Waste Management after receipt of any Acquisition Proposal, indication of interest or request for non-public information relating to Eastern or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Eastern or any subsidiary by any person or entity that informs the Eastern Board or the board of directors of such subsidiary that it is considering making, or has made, an

Acquisition Proposal. Such notice to Waste Management shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

CONDUCT OF THE BUSINESS OF THE COMBINED COMPANIES FOLLOWING THE MERGER

  Following the Merger, Eastern will be a wholly owned subsidiary of Waste Management. Pursuant to the Merger Agreement, the Eastern Charter, as in effect immediately prior to the Effective Time, shall be amended (except for provision of the Eastern Charter relative to the name of Eastern) as of the Effective Time to be identical to the Certificate of Incorporation of Ocho Corporation and shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended in accordance with their terms as provided in the DGCL, except that no amendment shall be made to, nor shall any provision be included which is inconsistent with, the provision of the Eastern Charter relating to the indemnification of directors and officers and the elimination of personal liability of directors for breach of fiduciary duty to the fullest extent permitted by the DGCL. Pursuant to the Merger Agreement, the Bylaws of Ocho Acquisition as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

TERMINATION OR AMENDMENT

  The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after the approval by the stockholders of Eastern, by the mutual written consent of Eastern and Waste Management or as follows:

  . (i) by either Waste Management or Eastern (a) if the Merger is not completed by March 31, 1999 (the "Termination Date") (unless due to a delay or default on the part of the terminating party), (b) upon a material breach of a representation or warranty of the non-terminating party contained in the Merger Agreement which has not been cured in all material respects and which has caused certain conditions to the obligations of the terminating party to effect the Merger to be incapable of being satisfied by the Termination Date, (c) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the terminating party and if the terminating party shall have used reasonable efforts to prevent the entry of such order, or (d) if the non-terminating party (I) fails to perform in any material respect any of its material covenants in the Merger Agreement and (II) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to the non-terminating party by the terminating party;

  . (ii) by Eastern (a) if Eastern receives a Superior Proposal, resolves to accept such Superior Proposal, and has given Waste Management two days' prior written notice of its intention to terminate pursuant to such provision (provided that such termination shall not be effective until such time as any termination fees required to be paid by Eastern pursuant to the Merger Agreement have been received by Waste Management) or (b) if
    (I) a tender or exchange offer is commenced by a potential acquirer (excluding any affiliate of Eastern or any group of which any affiliate of Eastern is a member) for all outstanding shares of Eastern Common Stock, (II) the Eastern Board determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer and (III) Eastern shall have given Waste Management two days' prior written notice of its intention to terminate (provided that such termination shall not be effective until such time as any termination fees required to be paid by Eastern pursuant to the Merger Agreement have been received by Waste Management); and

  . (iii) by Waste Management (a) if the Eastern Board shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of Eastern that they tender their shares in a tender or exchange offer commenced by a third party (excluding any affiliate of Waste Management or any group of which any affiliate of Waste Management is a member) or
    (b) if the stockholders of Eastern fail to approve the Merger at a duly held meeting of stockholders called for such purpose or any adjournment or postponement thereof. In the event of termination of the Merger Agreement pursuant to its terms by either Waste Management or Eastern, the Merger Agreement shall forthwith become void and there shall be no liability or further obligation on the part of Eastern, Waste Management, Ocho Acquisition or their respective officers or directors (except for certain obligations of the parties regarding confidential information, return of non-public information following termination, expenses and fees payable in connection with the Merger Agreement and/or the termination thereof, assignment of the Merger Agreement and the governing law applicable to the Merger Agreement, all of which shall survive the termination).

  The Merger Agreement may not be amended except by action taken by the parties' respective boards of directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each party and in compliance with applicable law. Such amendment may take place at any time prior to the Closing Date, and, subject to applicable law, whether before or after approval by the stockholders of Eastern, Waste Management or Ocho Acquisition.

TERMINATION FEES

  Eastern has agreed to pay a termination fee to Waste Management equal to $35 million if (i) Eastern terminates the Merger Agreement pursuant to clauses
(ii)(a) or (ii)(b) of "--Termination or Amendment" above, (ii) Waste Management terminates the Merger Agreement as described in clause (iii)(a) of "--Termination or Amendment" above or (iii) (a) Waste Management terminates the Merger Agreement pursuant to clause (iii)(b) of "--Termination or Amendment" above; (b) prior to the time of such termination a proposal relating to an Acquisition Transaction had been made; and (c) on or prior to the six month anniversary of the termination of the Merger Agreement, Eastern or any of its subsidiaries or affiliates (x) enters into an agreement or letter of intent (or if the Eastern Board resolves or announces an intention to do) with respect to any Business Combination with any person, entity or group or (y) consummates any Business Combination with any person, entity or group. "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving Eastern as a result of which Eastern's stockholders prior to such transaction in the aggregate cease to own at least 70% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 30% of the assets of Eastern and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Waste Management or any affiliate thereof), group or entity of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of Eastern Common Stock whether by tender or exchange offer or otherwise.

EXPENSES

  The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing this Proxy
Statement/Prospectus shall be shared equally by Waste Management and Eastern.

INDEMNIFICATION

  The Merger Agreement provides that the indemnification provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Eastern. The Merger Agreement further provides that Waste Management will assume, be jointly and severally liable for, and honor, and will cause the Surviving Corporation to honor, in accordance with their respective terms, each of the indemnification agreements listed in the Merger Agreement.

  The Merger Agreement also provides that, after the Effective Time, each of Waste Management and the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director, officer, employee and agent of Eastern or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "indemnified Party" and, collectively, the "indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of Eastern) or arising out of or pertaining to the transactions contemplated by the Merger Agreement.

  In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) Eastern or Waste Management and the Surviving Corporation, as the case may be, will pay the reasonable fees and expenses of counsel selected by the indemnified Parties, which counsel will be reasonably satisfactory to Waste Management and the Surviving Corporation, and will pay all other reasonable expenses in advance of the final disposition of such action, (ii) Waste Management and the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter, and
(iii) to the extent any determination is required to be made with respect to whether an indemnified Party's conduct complies with the standards set forth under the DGCL and Waste Management's or the Surviving Corporation's respective charters or bylaws, such determination must be made by independent legal counsel acceptable to Waste Management or the Surviving Corporation, as the case may be, and the indemnified Party; provided, however, that neither Waste Management nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and, provided further, that any amounts paid to any indemnified Party will be repaid to Waste Management or the Surviving Corporation if it is later determined by a court of competent jurisdiction that such person was not entitled to be indemnified under the Merger Agreement.

  In the event the Surviving Corporation or Waste Management or any of their successors or assigns (i) consolidates with or merges into any other person and is not the surviving corporation of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Waste Management will assume the indemnification obligations of the Surviving Corporation or Waste Management, as the case may be, set forth in the Merger Agreement.

  The Merger Agreement requires that for a period of six years after the Effective Time, Waste Management will provide, without any lapse in coverage, directors' and officers' liability insurance protection of the same kind and scope as that maintained by Eastern and its subsidiaries with respect to matters arising on or before the Effective Time and acts or omissions in connection with the Merger Agreement and the consummation of the transactions contemplated thereunder. Waste Management will pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any indemnified Party in enforcing the indemnity and other obligations provided in the indemnification provisions of the Merger Agreement.

  The rights of each indemnified Party under the Merger Agreement are in addition to, and not in limitation of, any other rights such indemnified Party may have under the Eastern Charter or Bylaws, any indemnification agreement, under the DGCL or otherwise. The indemnification provisions of the Merger Agreement will survive the consummation of the Merger and expressly are intended to benefit each of the indemnified Parties.

                            STOCKHOLDERS AGREEMENT

  The following is a summary of the material provisions of the Stockholders Agreement, which is attached as Annex C to this Proxy Statement/Prospectus and incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement.

  On August 16, 1998, Waste Management and Ocho Acquisition entered into a Stockholders Agreement with Willard Miller, Louis D. Paolino, Jr., Glen Miller, George O. Moorehead, Robert M. Kramer and Gregory M. Krzemien, who own an aggregate of 3,790,296 shares of Eastern Common Stock representing 10.3% of the outstanding shares of Eastern Common Stock as of the Record Date, which such stockholders have agreed not to, directly or indirectly, (i) sell (other than pursuant to any brokers' transaction executed upon the stockholder's orders on any exchange or in the over the counter market), pledge (other than in connection with margin accounts maintained by such stockholder) or otherwise dispose of any or all of such stockholder's shares, (ii) deposit any shares into a voting trust or enter into a voting agreement or arrangement with respect to any shares or grant any proxy with respect thereto or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale (other than pursuant to any brokers' transaction executed upon the stockholder's orders on any exchange or in the over the counter market), assignment, transfer or other disposition of any shares.

  In addition, each such stockholder has appointed Ocho Acquisition, or any nominee of Ocho Acquisition, with full power of substitution, as his true and lawful attorney and proxy, for and in his name, place and stead, to vote each of such shares as his proxy at every annual, special or adjourned meeting of the stockholders of Eastern (including the right to sign his name (as stockholder) to any consent, certificate or other document relating to Eastern that may be permitted or required by applicable law) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any transaction pursuant to an acquisition proposal or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Eastern under the Merger Agreement or which could result in any of the conditions to Eastern's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to the Merger Agreement. Each such stockholder has further agreed to cause the number of shares over which he has voting power to be voted in accordance with the foregoing.

  The obligations of such stockholders under the Stockholders Agreement will terminate upon the earlier of (i) the Effective Time or (ii) 180 days after the termination of the Merger Agreement in case of termination that entitles Waste Management to a termination fee or on the date of termination in the case of termination for any other reason.

                                 THE COMPANIES

WASTE MANAGEMENT

  Business. On July 16, 1998, Waste Management (formerly known as USA Waste Services, Inc.) consummated the Waste Management Holdings Merger whereby Waste Management Holdings, Inc. (formerly known as Waste Management, Inc.) was merged with and into a wholly owned subsidiary of Waste Management. Upon consummation of the Waste Management Holdings Merger, USA Waste Services, Inc. changed its name to Waste Management, Inc. and Waste Management, Inc. changed its name to Waste Management Holdings, Inc. Waste Management is a leading international provider of waste management services.

  The corporate headquarters of Waste Management is located at 1001 Fannin Street, Suite 4000, Houston, Texas 77002, and its telephone number is (713) 512-6200. Waste Management is the largest waste management services company in North America and has an extensive network of landfills, collection operations and transfer stations throughout North America. Waste Management provides comprehensive waste management and related services outside North America through its subsidiary, Waste Management International plc ("WM International"). WM International provides a wide range of solid and hazardous waste management services in seven countries in Europe, seven countries in the Asia-Pacific region and Argentina, Brazil and Israel.

  Additional information concerning Waste Management is included in Waste Management's reports filed under the Exchange Act that are incorporated by reference in this Proxy Statement/Prospectus. See "Where You Can Find More Information."

EASTERN

  Business. Eastern is a non-hazardous solid waste management company specializing in the collection, transportation, and disposal of residential, industrial, commercial, and special waste, principally in the eastern United States. Eastern currently provides solid waste collection services to approximately 46,000 commercial and industrial customers and approximately 400,000 residential customers. Eastern's principal executive offices are located at 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054, and its telephone number is (609) 235-6009.

  Additional information concerning Eastern is included in Eastern's reports filed under the Exchange Act that are incorporated by reference in this Proxy Statement/Prospectus. See "Where You Can Find More Information."

  Stock Ownership of Management. The following table sets forth certain information as of September 22, 1998 as to the beneficial ownership of Eastern Common Stock by (i) each person known to Eastern to own beneficially, as defined in Rule 13d-3 under the Exchange Act, five percent or more of the outstanding shares of Eastern Common Stock, based on Eastern's records, (ii) each of Eastern's directors, (iii) Eastern's Chief Executive Officer, (iv) the four other most highly compensated executive officers of Eastern as of December 31, 1997, (v) one additional individual who was not serving as an executive officer at December 31, 1997 but for whom disclosure is required pursuant to the rules of the Commission, and (vi) all directors and persons serving as executive officers of Eastern as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                                                       NUMBER OF
                                                         SHARES
                                                      BENEFICIALLY    PERCENTAGE
NAME OF BENEFICIAL OWNER                              OWNED(1)(2)     OF SHARES
------------------------                              ------------    ----------
Waste Management, Inc................................  4,445,296(3)      12.1%
1001 Fannin, Suite 4000
Houston, Texas 77002
Willard Miller.......................................  1,480,688(4)       4.0%
Executive Vice President
Louis D. Paolino, Jr.................................  1,444,356(5)       3.9%
Chairman of the Board, President and Chief Executive Officer
Glen Miller..........................................  1,219,802(6)       3.3%
Executive Vice President
George O. Moorehead..................................    458,131(7)       1.2%
Director
Matthew J. Paolino...................................    125,833(8)         *
Director
Constantine N. Papadakis.............................         --           --
Director
Terry W. Patrick.....................................    187,500(9)         *
Former Executive Vice President and Chief Operating Officer
Dennis Grimm.........................................    319,549(10)        *
Executive Vice President and Chief Operating Officer
Robert M. Kramer.....................................    180,562(11)        *
Executive Vice President, General Counsel and Secretary
All executive officers and directors as a group (12
 persons)............................................  5,490,745(12)     14.4%

--------
 * Less than 1%
 (1) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.
 (2) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option or warrant ("currently exercisable") are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.
 (3) Includes 3,790,296 shares beneficially held by Willard Miller, Louis D. Paolino, Jr., Glen Miller, George O. Moorehead, Robert M. Kramer and Gregory Krzemien, each of whom has granted Ocho Acquisition certain rights to vote his shares in connection with matters relating to the Merger. See "Stockholders Agreement."
 (4) Includes 19,412 shares held of record by W&G Miller Family Limited Partnership, of which Mr. Miller serves as a general partner, and 181,907 shares purchasable under currently exercisable warrants held by such partnership.
 (5) Includes 35,000 shares held of record by entities controlled by Mr. Paolino, 82,333 shares held by family members, and 504,282 shares purchasable under currently exercisable options.
 (6) Includes 181,907 shares purchasable under currently exercisable warrants.
 (7) Includes 100,834 shares purchasable under currently exercisable options. Also includes 2,297 shares held by Mr. Moorehead's children.
 (8) Includes 37,500 shares purchasable under currently exercisable options. Also includes 3,000 shares held by Mr. Paolino's children.
 (9) Includes 100,000 shares purchasable under currently exercisable options. Also includes 87,500 shares held by Beacon Holdings Ltd., an entity controlled by Mr. Patrick. Mr. Patrick's employment with Eastern ceased as of December 1, 1997.
(10) Includes 65,625 shares purchasable under currently exercisable options.
(11) Includes 123,198 shares purchasable under currently exercisable options.
(12) See footnotes 4 through 8, 10 and 11 above. Also includes an aggregate of 109,051 shares and 152,773 shares purchasable under currently exercisable options held by four executive officers of Eastern who are not listed in the table.

                       COMPARATIVE PER SHARE INFORMATION

  The following table sets forth for the periods and as of the dates indicated certain unaudited supplemental per share information of Waste Management and certain unaudited historical per share information of Eastern. This information should be read in conjunction with the supplemental and historical financial information included elsewhere in this Proxy Statement/Prospectus and the separate historical financial statements of Waste Management and Eastern incorporated by reference herein.

                                                    YEAR ENDED        SIX MONTHS
                                                   DECEMBER 31,         ENDED
                                                --------------------   JUNE 30,
                                                1995   1996    1997      1998
                                                ----- ------  ------  ----------
SUPPLEMENTAL--WASTE MANAGEMENT
 Basic earnings (loss) per common share:
  Continuing operations........................ $1.00 $ 0.55  $(1.89)   $ 0.76
  Discontinued operations......................  0.01  (0.50)   0.17        --
  Extraordinary item...........................    --     --   (0.01)    (0.01)
  Accounting change............................    --     --      --        --
                                                ----- ------  ------    ------
  Net income (loss)............................ $1.01 $ 0.05  $(1.73)   $ 0.75
                                                ===== ======  ======    ======
 Diluted earnings (loss) per common share:
  Continuing operations........................ $0.99 $ 0.54  $(1.89)   $ 0.74
  Discontinued operations......................  0.01  (0.49)   0.17        --
  Extraordinary item...........................    --     --   (0.01)    (0.01)
  Accounting change............................    --     --      --        --
                                                ----- ------  ------    ------
  Net income (loss)............................ $1.00 $ 0.05  $(1.73)   $ 0.73
                                                ===== ======  ======    ======
 Cash dividends per common share............... $0.59 $ 0.58  $ 0.57    $ 0.15
 Book value per common share...................                         $ 8.78
 Tangible book value per common share..........                         $(1.32)

                                     YEAR ENDED JUNE     SIX MONTHS  SIX MONTHS
                                           30,             ENDED       ENDED
                                    ------------------- DECEMBER 31,  JUNE 30,
                                    1995   1996   1997      1997        1998
                                    ----- ------  ----- ------------ ----------
HISTORICAL--EASTERN
 Basic earnings (loss) per common
  share............................ $0.16 $(0.29) $0.23    $0.21       $ 0.30
 Diluted earnings (loss) per common
  share............................ $0.16 $(0.29) $0.22    $0.20       $ 0.29
 Cash dividends per common share... $0.22 $ 0.11  $0.04    $0.05       $ 0.03
 Book value per common share.......                                    $10.13
 Tangible book value per common
  share............................                                    $ 6.94

                     MARKET PRICE AND DIVIDEND INFORMATION

  Waste Management Common Stock is traded on the NYSE under the symbol "WMI." Eastern Common Stock is traded on the Nasdaq National Market under the symbol "EESI."

MARKET PRICES

  The table below sets forth, for the calendar quarters indicated, the range of high and low sale prices of Waste Management Common Stock as reported on the NYSE Composite Transaction Tape and Eastern Common Stock as reported on the Nasdaq National Market.

                                                        WASTE
                                                     MANAGEMENT      EASTERN
                                                    COMMON STOCK  COMMON STOCK
                                                    ------------- -------------
                                                     HIGH   LOW    HIGH   LOW
                                                    ------ ------ ------ ------
1996
Quarter ended March 31, 1996....................... $25.63 $17.25 $ 1.75 $ 1.00
Quarter ended June 30, 1996........................  32.63  24.00   7.13   1.25
Quarter ended September 30, 1996...................  34.13  22.75   7.06   5.00
Quarter ended December 31, 1996....................  34.25  28.63  10.38   6.50
1997
Quarter ended March 31, 1997....................... $38.88 $28.63 $14.13 $ 8.38
Quarter ended June 30, 1997........................  39.25  29.50  18.13  11.38
Quarter ended September 30, 1997...................  44.13  38.00  26.75  15.25
Quarter ended December 31, 1997....................  41.75  32.63  26.25  18.25
1998
Quarter ended March 31, 1998....................... $46.88 $34.44 $27.75 $19.13
Quarter ended June 30, 1998........................  49.94  44.69  35.06  24.00
Quarter ending September 30, 1998 (through
 September 28, 1998)............................... $58.19 $42.88 $37.75 $23.50

  On August 14, 1998, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the last reported sale price of Waste Management Common Stock on the NYSE Composite Transaction Tape was $52.69 per share, and the last reported sale price of Eastern Common Stock on the Nasdaq National Market was $32.00 per share.

  On September 28, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the last reported sale price of Waste Management Common Stock on the NYSE Composite Transaction Tape was $48.25 per share, and the last reported sale price of Eastern Common Stock on the Nasdaq National Market was $30.13 per share.

  Because the market price of Waste Management Common Stock is subject to fluctuation, the market value of the shares of Waste Management Common Stock that holders of Eastern Common Stock will receive in the Merger, and the market value of the Eastern Common Stock surrendered in the Merger, may increase or decrease prior to (or after) the Merger. See "Risk Factors--Risks Relating to the Merger--Fixed Exchange Ratio."

  EASTERN STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE WASTE MANAGEMENT COMMON STOCK AND THE EASTERN COMMON STOCK.

DIVIDENDS

  Until September 15, 1998, neither Waste Management nor Eastern had ever declared cash dividends on their respective Common Stock. However, certain companies acquired by each of Waste Management and Eastern have declared dividends. Because the pooling of interests method of accounting assumes that the companies have been merged from inception and the historical financial statements prior to the consummation of the acquisition or merger, as the case may be, are restated as though the companies had been combined from inception, each of

Waste Management and Eastern is required to, and currently report, cash dividends per common share in their respective financial statements. On September 15, 1998, Waste Management declared a cash dividend on its common stock of $0.01 per share. The decision whether to apply legally available funds to the payment of dividends on Waste Management Common Stock will be made by the Waste Management Board from time to time in the exercise of its business judgment.

                 DESCRIPTION OF WASTE MANAGEMENT CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

  Waste Management authorized capital stock consists of 1,500,000,000 shares of Waste Management Common Stock and 10,000,000 shares of Preferred Stock, $0.01 par value per share ("Waste Management Preferred Stock").

COMMON STOCK

  As of the Record Date, there were 582,369,539 outstanding shares of Waste Management Common Stock held by approximately 26,796 holders of record. The holders of Waste Management Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The board of directors of Waste Management (the "Waste Management Board") is classified into three classes of approximately equal size, one of which is elected each year. Accordingly, holders of a majority of the Waste Management Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of Waste Management Common Stock are entitled to share ratably in all assets of Waste Management which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Waste Management Preferred Stock then outstanding. The holders of Waste Management Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Waste Management Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Waste Management Common Stock are subject to the rights of the holders of shares of any series of Waste Management Preferred Stock which Waste Management may issue in the future. Waste Management has never paid cash dividends on the Waste Management Common Stock. The rights of holders of Waste Management Common Stock to receive dividends are limited by Waste Management's revolving credit agreement, which provides that Waste Management may not pay any dividends in any fiscal year in excess of $25,000,000 plus, on a cumulative basis, 50% of the consolidated net income of Waste Management for such fiscal year.

PREFERRED STOCK

  Shares of Waste Management Preferred Stock may be issued from time to time in one or more series and the Waste Management Board, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of Waste Management Preferred Stock. The purpose of authorizing the Waste Management Board to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Waste Management Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Waste Management Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of Waste Management. As of the date of this Proxy Statement/Prospectus, there are no outstanding shares of Waste Management Preferred Stock.

THE DGCL AND CERTAIN PROVISIONS OF WASTE MANAGEMENT'S CERTIFICATE OF
INCORPORATION

  Waste Management has included in its Certificate of Incorporation (the "Waste Management Charter") and its Bylaws (the "Waste Management Bylaws") provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including under circumstances in which indemnification is otherwise discretionary. Waste Management believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Waste Management Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

                       COMPARISON OF STOCKHOLDER RIGHTS

  As a result of the Merger, holders of Eastern Common Stock will become holders of Waste Management Common Stock. The following is a summary of certain of the material differences between the rights of holders of Eastern Common Stock and the rights of holders of Waste Management Common Stock. Because both Eastern and Waste Management are organized under the laws of the State of Delaware, such differences arise from differences between various provisions of the Eastern Charter and Bylaws and the Waste Management Charter and Bylaws.

  The following summary does not purport to be a complete statement of the rights of holders of Waste Management Common Stock and Eastern Common Stock under, and is qualified by its entirety by reference to, the DGCL and the Charters and Bylaws of Waste Management and Eastern. See "Description of Waste Management Stock" for a summary of certain other rights relating to the Waste Management Common Stock.

NUMBER, CLASSIFICATION AND REMOVAL OF DIRECTORS

  The number of directors of Waste Management shall be fixed by the Waste Management Board and, unless approved by at least two-thirds of the incumbent directors of Waste Management, shall not be less than three nor more than nine. The Waste Management Board is divided into three classes serving staggered three-year terms and any one or more of the directors of Waste Management may be removed from office at any time, with or without cause, by the holders of at least two-thirds of the shares then entitled to vote in an election of directors. The Eastern Bylaws provide that the number of directors shall be fixed from time to time by action of the stockholders or of the directors, and, if the number is not fixed, the number shall be three. The Eastern Board is not divided into separate classes of directors. Directors serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Eastern Bylaws provide that, except as may otherwise be provided by the DGCL, any director or the entire Board of Directors may be removed, with or without cause, by the holders of the majority of the shares then entitled to vote at an election of directors.

ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

  The Bylaws of Waste Management provide that a stockholder must give advance written notice if the stockholder intends to bring any business before a meeting of stockholders or to make nominations for the board of directors. The Bylaws of Waste Management require that, for business to be properly brought by a stockholder before an annual meeting, notice must be delivered to or mailed by the stockholder and received at the principal executive offices of Waste Management not less than 120 days, nor more than 150 days, prior to the anniversary of the date Waste Management's proxy statement was released to its stockholders in connection with the prior year's annual meeting; provided, however, that if no annual meeting was held the previous year, or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the stockholder's notice must be received at least 80 days prior to the date Waste Management intends to distribute its proxy statement with respect to such meeting.

  To be timely with respect to a special meeting of Waste Management's stockholders, a stockholder's notice must be delivered to or mailed by the stockholder and received by Waste Management not less than 60 nor more than 90 days prior to the date of the meeting. However, if less than 70 days' notice or prior public disclosure of the date of the special meeting is given or made to the stockholders, the stockholder's notice must be received not later than the fifth day following the mailing of the notice of the special meeting or such public disclosure.

  The Bylaws of Eastern do not require advance written notice if the stockholder intends to bring any business before a meeting of stockholders or to make nominations for the board of directors.

RIGHT TO CALL SPECIAL MEETINGS

  The Bylaws of Waste Management provide that special meetings of stockholders may be called by the Chairman, the Chief Executive Officer or by a majority of directors.

  The Bylaws of Eastern provide that special meetings of stockholders may be called by the board of directors or by any officer instructed by the Board to call the meeting.

TRANSACTIONS WITH INTERESTED STOCKHOLDER; DGCL SECTION 203

  Both Waste Management and Eastern are subject to Section 203 of the DGCL ("Section 203"). Section 203 prevents an "Interested Stockholder" of a corporation (generally defined to mean any beneficial owner of more than 15% of the corporation's voting stock) from engaging in any "business combination" (as defined in Section 203) with the corporation for a period of three years following the time that such Interested Stockholder became an Interested Stockholder, unless: (i) before such person became an Interested Stockholder, the board of directors of the corporation approved either the business combination in question or the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder; (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding (for purposes of determining the number of shares outstanding) shares held by directors who are also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) concurrently with or following the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the business combination is (x) approved by the board of directors of the corporation and (y) authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "business combination," as defined in Section 203, includes certain mergers, stock transfers, asset sales and certain other transactions resulting in a financial benefit to the Interested Stockholder.

AMENDMENT OF CHARTER AND BYLAWS

  Amendment of Charter. The Waste Management Charter provides that, at a meeting of stockholders, the affirmative vote of the holders of at least two-thirds of the total number of votes of the then outstanding shares of stock of Waste Management entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, or to amend or appeal provisions in the Waste Management Charter that concern the size or classification of the Waste Management Board, the removal of directors and the filling of vacancies on the Waste Management Board. The Waste Management Charter further provides that notice of such proposed alteration or amendment must be included in the notice of such stockholders' meeting.

  The Eastern Charter contains no comparable provision. Therefore, under the DGCL, the vote of a majority of outstanding stock entitled to vote thereon, and the vote of a majority of the outstanding stock of each class entitled to vote thereon as a class, are necessary to approve an amendment to the Eastern Charter.

  Amendment of Bylaws. The Waste Management Board may adopt, amend or repeal the Bylaws of Waste Management, or adopt new Bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment or repeal shall be valid with respect to Bylaw provisions which have been adopted, amended or repealed by the stockholders; and further provided that Bylaws adopted or amended by the Waste Management Board and any powers thereby conferred may be amended, altered or repealed by the stockholders.

  The Eastern Bylaws provide that, subject to the provisions of the Charter and the provisions of the DGCL, the power to amend, alter or repeal Bylaws and to adopt new Bylaws may be exercised by the board of directors or by the stockholders.

                             STOCKHOLDER PROPOSALS

  If the Merger is not consummated, Eastern will hold a 1999 Annual Meeting of Stockholders (the "Annual Meeting"). The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in Eastern's proxy statement and form of proxy for the Annual Meeting is December 21, 1998. The date after which notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is March 8, 1999. If notice of a stockholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by Eastern after March 8, 1999, then Eastern's proxy for the Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the Annual Meeting.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the securities offered hereby and the federal income tax consequences of the Merger will be passed upon for Waste Management by Shearman & Sterling. Certain legal matters in connection with the federal income tax consequences of the Merger will be passed upon for Eastern by Drinker Biddle & Reath LLP.

                                    EXPERTS

  The supplemental financial statements appearing in Waste Management's Current Report on Form 8-K dated September 23, 1998 incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In their report, that firm states that with respect to USA Waste Services, Inc. (prior to the consummation of the Waste Management Holdings Merger and prior to USA Waste's subsequent name change to "Waste Management, Inc.") its opinion is based on the reports of other independent public accountants, namely PricewaterhouseCoopers LLP. The financial statements referred to above have been included herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said report.

  The consolidated financial statements of Eastern at December 31, 1997 and June 30, 1997 and 1996 and for the six-month period ended December 31, 1997 and each of the three years in the period ended June 30, 1997 appearing in Eastern's Current Report on Form 8-K (dated September 22, 1998), which are incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein which as to the six-month period ended December 31, 1997 and each of the three years in the period ended June 30, 1997 is based in part on the reports of Christopher Rayner & Associates, independent auditors, and as to each of the two years in the period ended June 30, 1996, is based in part on the reports of Bardall, Weintraub P.C. and Paternostro, Callahan & DeFreitas, LLP, independent auditors. Such financial statements are incorporated by reference herein in reliance upon such reports given upon the authority of Ernst & Young LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  Waste Management and Eastern are each subject to the informational requirements of the Exchange Act and, in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Waste Management and Eastern with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the Commission at (800) 732-0330. In addition, Waste Management and Eastern are each required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Waste Management Common Stock is listed on the NYSE and reports and other information concerning Waste Management can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Eastern Common Stock is listed on the Nasdaq National Market and reports and other information concerning Eastern can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20001-1500.

  Waste Management has filed with the Commission a Registration Statement on Form S-4 under the Exchange Act with respect to the shares of Waste Management Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to Waste Management, Eastern and the Waste Management Common Stock, reference is hereby made to the Registration Statement (including the exhibits and schedules thereto).

  The Commission allows us to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates by reference the documents set forth below that Waste Management and Eastern have previously filed with the Commission. These documents contain important information about Waste Management and Eastern and their finances.

  WASTE MANAGEMENT (FILE NO. 1-12154) INCORPORATES BY REFERENCE HEREIN THE FOLLOWING DOCUMENTS PREVIOUSLY FILED WITH THE COMMISSION:

    1. Waste Management's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    2. Waste Management's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (as amended on Form 10-Q/A filed on August 28, 1998);

    3.  The following Current Reports on Form 8-K of Waste Management:

      (a)  Form 8-K dated March 12, 1998;

      (b)  Form 8-K dated July 16, 1998;

      (c) Form 8-K dated July 17, 1998 (as amended on Form 8-K/A filed on August 12, 1998);

      (d)  Form 8-K dated August 17, 1998;

      (e)  Form 8-K dated September 22, 1998;

      (f)  Form 8-K dated September 23, 1998; and

    4. Description of Waste Management's capital stock contained in Waste Management's Registration Statement on Form 8-A, dated July 1, 1993 (as amended on Form 8-B filed on July 13, 1995).

  EASTERN (FILE NO. 0-16102) INCORPORATES BY REFERENCE HEREIN THE FOLLOWING DOCUMENTS PREVIOUSLY FILED WITH THE COMMISSION:

    1. Eastern's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (as amended on Form 10-K/A filed October 28, 1997), excluding the financial statements and notes thereto, selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations which have been superseded by the financial statements and notes thereto, the selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Result of Operations included in Eastern's Current Report on Form 8-K dated September 22, 1998;

    2. Eastern's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997, March 31, 1998 (as amended on Form 10-Q/A filed August 14, 1998) and June 30, 1998; the financial statements and notes thereto contained in the Quarterly Report on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998 are deemed to be outdated as they are not on a basis consistent with the consolidated financial statements and notes thereto included in Eastern's Current Report on Form 8-K dated September 22, 1998 as they do not reflect:

      (a) pooling of interests accounting for acquisitions that occurred subsequent to the dates of the respective quarterly reports; and

      (b) as it relates to the quarter ended September 30, 1997, earnings per share information calculated in accordance with the recently issued pronouncement FASB 128, Earnings Per Share;

    3. Eastern's Transition Report on Form 10-K for the six months ended December 31, 1997, excluding the financial statements and notes thereto, selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations which have been superseded by the financial statements and notes thereto, the selected financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations included in Eastern's Current Report on Form 8-K dated September 22, 1998;

    4.  The following Current Reports on Form 8-K of Eastern:

      (a) five Forms 8-K/A filed on July 10, 1997 for the purpose of: (i) amending Eastern's Form 8-K/A dated July 2, 1996; (ii) amending Eastern's Form 8-K dated September 27, 1996; (iii) amending Eastern's Form 8-K dated December 10, 1996; (iv) amending Eastern's Form 8-K dated January 31, 1997; and (v) amending Eastern's Form 8-K dated March 31, 1997;

      (b) Form 8-K dated May 12, 1997 (as amended on Form 8-K/A filed July 11, 1997 and as amended on Form 8-K/A filed July 25, 1997);

      (c) Form 8-K dated August 15, 1997 (as amended on Form 8-K/A filed October 10, 1997);

      (d) Form 8-K dated August 20, 1997 (as amended on Form 8-K/A filed November 3, 1997);

      (e)  Form 8-K dated October 17, 1997;

      (f)  Form 8-K dated October 27, 1997;

      (g) Form 8-K dated December 1, 1997 (as amended on Form 8-K/A filed February 17, 1998);

      (h) Form 8-K dated December 1, 1997 (as amended on Form 8-K/A filed February 13, 1998);

      (i) Form 8-K dated February 12, 1998 (as amended on Form 8-K/A filed April 27, 1998);

      (j) Form 8-K dated February 27, 1998, excluding the financial statements and notes thereto, selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations, which have been superseded by the financial statements and notes thereto, the selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Result of Operations included in Eastern's Current Report on Form 8-K dated September 22, 1998;

      (k) Form 8-K dated March 9, 1998 (as amended on Form 8-K/A filed April 8, 1998);

      (l) Form 8-K dated March 31, 1998 (as amended on Form 8-K/A filed April 24, 1998);

      (m)  Form 8-K dated March 31, 1998;

      (n)  Form 8-K dated April 1, 1998;

      (o) Form 8-K dated April 20, 1998 (as amended on Forms 8-K/A filed May 20, 1998 and August 7, 1998);

      (p) Form 8-K dated April 24, 1998 excluding the financial statements and notes thereto, selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations, which have been superseded by the financial statements and notes thereto, the selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Result of Operations included in Eastern's Current Report on Form 8-K dated September 22, 1998;

      (q)  Form 8-K dated May 1, 1998;

      (r) Form 8-K dated May 20, 1998 excluding the financial statements and notes thereto, selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Results of Operations, which have been superseded by the financial statements and notes thereto, the selected consolidated financial data, and the information contained under Management's Discussion and Analysis of Financial Condition and Result of Operations included in Eastern's Current Report on Form 8-K dated September 22, 1998;

      (s)  Form 8-K dated May 27, 1998;

      (t) Forms 8-K dated June 26, 1998 (both amended on Forms 8-K/A filed September 4, 1998);

      (u)  Form 8-K dated August 17, 1998;

      (v)  Form 8-K dated August 20, 1998;

      (w)  Form 8-K dated August 21, 1998;

      (x)  Form 8-K dated September 4, 1998; and

      (y)  Form 8-K dated September 22, 1998.

  All documents and reports subsequently filed by Waste Management or Eastern pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  The Proxy Statement/Prospectus incorporates important business and financial information about Waste Management and Eastern that is not included in or delivered with this Proxy Statement/Prospectus. Documents incorporated by reference which are not presented herein or delivered herewith (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement/Prospectus is delivered, on written or oral request, without charge, in the case of documents relating to Waste Management, directed to Waste Management, Inc., 1001 Fannin, Suite 4000, Houston, Texas 77002 (telephone number (713) 512-6200), Attention: Secretary, or, in the case of documents relating to Eastern, directed to Eastern Environmental Services, Inc., 1000 Crawford Place,

Suite 400, Mt. Laurel, New Jersey 08054 (telephone number (609) 235-6009),
Attention: Secretary. In order to ensure timely delivery of any of such documents, any request should be made by October 29, 1998.

  No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitations of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Waste Management, Eastern or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Waste Management or Eastern since the date hereof or that the information herein is correct as of any time subsequent to its date.

                                 By Order of the Board of Directors of
                                 Eastern Environmental Services, Inc.

                                 /s/ Robert M. Kramer
                                 Robert M. Kramer
                                 Secretary

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF AUGUST 16, 1998

                                  BY AND AMONG

                             WASTE MANAGEMENT, INC.

                          OCHO ACQUISITION CORPORATION

                                      AND

                      EASTERN ENVIRONMENTAL SERVICES, INC.

                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

                                   ARTICLE I

                                   The Merger

Section  1.1The Merger.................................................    A-1
Section  1.2Effective Time of the Merger...............................    A-1

                                   ARTICLE II

                     The Surviving and Parent Corporations

Section  2.1Certificate of Incorporation...............................    A-1
Section  2.2By-Laws....................................................    A-2
Section  2.3Directors..................................................    A-2
Section  2.4Officers...................................................    A-2

                                  ARTICLE III

                              Conversion of Shares

Section  3.1Conversion of Company Shares in the Merger.................    A-2
Section  3.2Conversion of Subsidiary Shares............................    A-2
Section  3.3Exchange of Certificates...................................    A-2
Section  3.4No Fractional Shares.......................................    A-3
Section  3.5Closing....................................................    A-4
Section  3.6Closing of the Company's Transfer Books....................    A-4

                                   ARTICLE IV

            Representations and Warranties of Parent and Subsidiary

Section  4.1 Organization and Qualification............................    A-5
Section  4.2Capitalization.............................................    A-5
Section  4.3 Subsidiaries..............................................    A-6
Section  4.4Authority; Non-Contravention; Approvals....................    A-6
Section  4.5Reports and Financial Statements...........................    A-7
Section  4.6Absence of Undisclosed Liabilities.........................    A-7
Section  4.7Absence of Certain Changes or Events.......................    A-8
Section  4.8Litigation.................................................    A-8
Section  4.9Registration Statement and Proxy Statement.................    A-8
Section  4.10Violation of Law..........................................    A-8
Section  4.11Reorganization and Pooling of Interests...................    A-9
Section  4.12Brokers and Finders.......................................    A-9
Section  4.13Ownership of Company Common Stock.........................    A-9
Section  4.14Subsidiary................................................    A-9

                                   ARTICLE V

                 Representations and Warranties of the Company

Section  5.1 Organization and Qualification............................   A-10
Section  5.2Capitalization.............................................   A-10
Section  5.3Subsidiaries...............................................   A-10
Section  5.4Authority; Non-Contravention; Approvals....................   A-11
Section  5.5Reports and Financial Statements...........................   A-12

                                                                       PAGE NO.
                                                                       --------
Section  5.6Absence of Undisclosed Liabilities........................   A-12
Section  5.7Absence of Certain Changes or Events......................   A-12
Section  5.8Litigation................................................   A-12
Section  5.9Registration Statement and Proxy Statement................   A-13
Section  5.10No Violation of Law......................................   A-13
Section  5.11Compliance with Agreements...............................   A-13
Section  5.12Taxes....................................................   A-14
Section  5.13Employee Benefit Plans; ERISA............................   A-14
Section  5.14Labor Controversies......................................   A-16
Section  5.15Environmental Matters....................................   A-16
Section  5.16Non-Competition Agreements...............................   A-17
Section  5.17Title to Assets..........................................   A-17
Section  5.18Reorganization and Pooling of Interests..................   A-17
Section  5.19Company Stockholders' Approval...........................   A-17
Section  5.20Brokers and Finders......................................   A-17
Section  5.21Opinion of Financial Advisor.............................   A-18

                                   ARTICLE VI

                     Conduct of Business Pending the Merger

Section  6.1Conduct of Business by the Company Pending the Merger.....   A-18
Section  6.2Conduct of Business by Parent and Subsidiary Pending the
 Merger...............................................................   A-20
Section  6.3Control of the Company's Operations.......................   A-20
Section  6.4Control of Parent's Operations............................   A-21
Section  6.5Acquisition Transactions..................................   A-21

                                  ARTICLE VII

                             Additional Agreements

Section  7.1Access to Information.....................................   A-21
Section  7.2Registration Statement and Proxy Statement................   A-22
Section  7.3Stockholders' Approvals...................................   A-22
Section  7.4Compliance with the Securities Act........................   A-22
Section  7.5Exchange Listing..........................................   A-23
Section  7.6Expenses and Fees.........................................   A-23
Section  7.7Agreement to Cooperate....................................   A-23
Section  7.8Public Statements.........................................   A-24
Section  7.9Option Plans..............................................   A-24
Section  7.10Notification of Certain Matters..........................   A-25
Section  7.11Directors' and Officers' Indemnification.................   A-25
Section  7.12Corrections to the Proxy Statement/Prospectus and
 Registration Statement...............................................   A-26
Section  7.13Assumption of Registration Rights Agreements.............   A-27
Section  7.14Company Employees........................................   A-27

                                  ARTICLE VIII

                                   Conditions

Section  8.1Conditions to Each Party's Obligation to Effect the
 Merger...............................................................   A-27
Section  8.2Conditions to Obligation of the Company to Effect the
 Merger...............................................................   A-28
Section  8.3Conditions to Obligations of Parent and Subsidiary to
 Effect the Merger....................................................   A-28

                                                                        PAGE NO.
                                                                        --------

                                   ARTICLE IX

                       Termination, Amendment and Waiver

Section  9.1Termination................................................   A-29
Section  9.2Effect of Termination......................................   A-30
Section  9.3Amendment..................................................   A-30
Section  9.4Waiver.....................................................   A-30

                                   ARTICLE X

                               General Provisions

Section 10.1Non-Survival of Representations and Warranties.............   A-30
Section 10.2Notices....................................................   A-30
Section 10.3Interpretation.............................................   A-31
Section 10.4Miscellaneous..............................................   A-31
Section 10.5Counterparts...............................................   A-31
Section 10.6Parties in Interest........................................   A-31

                           GLOSSARY OF DEFINED TERMS

TERM                                                                    PAGE NO.
----                                                                    --------
Acquisition Proposal...................................................   A-21
Acquisition Transaction................................................   A-21
Affiliate Agreement....................................................   A-22
Agreement..............................................................    A-1
Antitrust Division.....................................................   A-23
APB No. 16.............................................................   A-19
Business Combination...................................................   A-23
Closing................................................................    A-4
Closing Date...........................................................    A-4
Code...................................................................    A-1
Company................................................................    A-1
Company Certificates...................................................    A-3
Company Common Stock...................................................    A-2
Company Disclosure Schedule............................................    A-9
Company Financial Statements...........................................   A-12
Company Options........................................................   A-24
Company Permits........................................................   A-13
Company Plans..........................................................   A-15
Company Preferred Stock................................................   A-10
Company Representatives................................................   A-22
Company Required Statutory Approvals...................................   A-11
Company SEC Reports....................................................   A-12
Company Stockholders' Approval.........................................   A-22
DGCL...................................................................    A-1
Effective Time.........................................................    A-1
Environmental Law......................................................   A-16
ERISA..................................................................   A-14
Excess Shares..........................................................    A-4
Exchange Act...........................................................    A-7
Exchange Agent.........................................................    A-2
Exchange Ratio.........................................................    A-2
Existing Credit Facilities.............................................   A-18
FTC....................................................................   A-23
Hazardous Substance....................................................   A-17
HSR Act................................................................    A-7
indemnified Parties....................................................   A-25
indemnified Party......................................................   A-25
Merger.................................................................    A-1
Merger Filing..........................................................    A-1
NYSE...................................................................    A-4
Parent.................................................................    A-1
Parent Common Stock....................................................    A-2
Parent Financial Statements............................................    A-7
Parent Permits.........................................................    A-9
Parent Preferred Stock.................................................    A-5
Parent Representatives.................................................   A-21
Parent Required Statutory Approvals....................................    A-7
Parent SEC Reports.....................................................    A-7
Pooling Transaction....................................................    A-9

TERM                                                                    PAGE NO.
----                                                                    --------
Potential Acquirer.....................................................   A-21
Proxy Statement........................................................    A-8
Proxy Statement/Prospectus.............................................    A-8
Registration Statement.................................................    A-8
SEC....................................................................    A-7
Securities Act.........................................................    A-7
Subsidiary.............................................................    A-1
Subsidiary Common Stock................................................    A-2
Superior Proposal......................................................   A-21
Surviving Corporation..................................................    A-1
Tax Return.............................................................   A-14
Taxes..................................................................   A-14
Termination Date.......................................................   A-29

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER, dated as of August 16, 1998 (this "Agreement"), is made and entered into by and among Waste Management, Inc., a Delaware corporation ("Parent"), Ocho Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Subsidiary"), and Eastern Environmental Services, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

  WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have approved the merger of Subsidiary with and into the Company on the terms set forth in this Agreement (the "Merger");

  WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder and to be considered a pooling of interests for financial accounting purposes; and

  WHEREAS, certain officers of the Company owning stock of the Company have entered into shareholder support agreements dated as of the date hereof.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

  Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a certificate of merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall, subject to the provisions hereof and to the fiduciary duties of their respective boards of directors, use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.5.

                                  ARTICLE II

                     The Surviving and Parent Corporations

  Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company except for Article One shall be amended as of the Effective Time to be identical to the Certificate of Incorporation of Subsidiary, as in effect immediately prior to the Effective Time, and shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided in the DGCL, except that no amendment shall be made to, nor shall any provision be included which is inconsistent with, Article Nine of the Certificate of Incorporation of the Company.

  Section 2.2 By-Laws. The By-laws of Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation after the Effective Time and (subject to Section 7.11 hereof) thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

  Section 2.3 Directors. The directors of Subsidiary in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation after the Effective Time, and such directors shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

  Section 2.4 Officers. The officers of Subsidiary in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time, and such officers shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                             Conversion of Shares

  Section 3.1 Conversion of Company Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent or the Company:

    (a) each share of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") shall, subject to Sections 3.3 and 3.4, be converted into the right to receive, without interest, 0.6406 (the "Exchange Ratio") shares of the common stock, par value $.01 per share, of Parent ("Parent Common Stock");

    (b) each share of capital stock of the Company, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Effective Time; and

    (c) each unexpired warrant to purchase Company Common Stock that is outstanding at the Effective Time, whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into a warrant to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could be purchased under such warrant multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the per share exercise price of such warrant divided by the Exchange Ratio.

  Section 3.2 Conversion of Subsidiary Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $.01 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

  Section 3.3 Exchange of Certificates. (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent reasonably satisfactory to Parent and the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(a). Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends or other distributions shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends or other distributions which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

  (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

  (c) Within five days after the Effective Time, Parent shall make available to the Exchange Agent the certificates representing shares of Parent Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4.

  (d) Within five days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") (i) a letter of transmittal satisfactory to the Company and approved by it prior to Closing (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), and the Company Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (e) Promptly following the date which is nine months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Common Stock, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with this Article III. When authorizing such issuance in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

  Section 3.4 No Fractional Shares. (a) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (c) of this Section 3.4.

  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

  (d) Notwithstanding the provisions of this Section 3.4, Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (y) the closing price for a share of Parent Common Stock on the NYSE on the first business day immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 3.4(d)).

  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock.

  Section 3.5 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

  Section 3.6 Closing of the Company's Transfer Books. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to Section 3.1 and the right to receive cash for payment of fractional shares pursuant to Section 3.4. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Parent Common Stock in accordance with this Article III.

                                  ARTICLE IV

            Representations and Warranties of Parent and Subsidiary

  Parent and Subsidiary each represent and warrant to the Company that:

  Section 4.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. True, accurate and complete copies of each of Parent's and Subsidiary's charters and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

  Section 4.2 Capitalization. (a) As of August 10, 1998, the authorized capital stock of Parent consisted of 1,500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of August 10, 1998, (i) 579,687,096 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 23,485 shares of Parent Common Stock and no shares of Parent Preferred Stock were held in the treasury of Parent, (iv) 37,600,799 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options and warrants to purchase Parent Common Stock and (v) 31,552,845 shares of Parent Common Stock were reserved for issuance upon conversion of outstanding convertible debentures and outstanding convertible notes. Assuming the conversion of all outstanding convertible debentures and outstanding convertible notes of Parent and the exercise of all outstanding options, warrants and rights to purchase Parent Common Stock, as of August 10, 1998, there would be 648,840,740 shares of Parent Common Stock issued and outstanding. In addition, as of the date hereof, no more than 12,373,067 shares of Parent Common Stock were reserved for issuance in connection with pending acquisitions.

  (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

  (c) Except as disclosed in the Parent SEC Reports (as defined in Section 4.5) or in Section 4.2(a) or as otherwise contemplated by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell or repurchase or redeem, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the Parent SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent, other than voting agreements executed in connection with this Agreement. The shares of Parent Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and will be issued in compliance with all applicable securities and other laws.

  Section 4.3 Subsidiaries. Each direct and indirect corporate subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent, free and clear of any liens, claims, encumbrances, security interests, equities and options of any nature whatsoever, except that such shares are pledged to secure Parent's credit facilities. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of or interest in any subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean, when used with reference to any person or entity, any corporation, partnership, joint venture or other entity of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

  Section 4.4 Authority; Non-Contravention; Approvals. (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and the sole stockholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or, the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

  (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

  (c) Except for (i) the filings by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Registration Statement and Proxy Statement/Prospectus (as such terms are defined in Section 4.9) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger, and (iv) any required filings with or approvals from the NYSE, applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses
(i) through (iv) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

  Section 4.5 Reports and Financial Statements. Since January 1, 1995, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed (or, in the case of filing under the Securities Act, at the time of effectiveness) in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered or made available to the Company copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1997 and for the immediately preceding fiscal year, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from January 1, 1996, until the date hereof, and (c) all other reports, including quarterly reports, and registration statements filed by Parent with the SEC since January 1, 1996 (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c) filed prior to the date hereof are collectively referred to as the "Parent SEC Reports"). As of their respective dates (or, in the case of filing under the Securities Act, at the time of effectiveness), the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent's Annual Report on Form 10-K for the year ended December 31, 1997 and the unaudited consolidated interim financial statements included in Parent's Quarterly Report on Form 10-Q for the quarter ending June 30, 1998 (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited interim financial statements to normal year-end adjustments, none of which, individually or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole).

  Section 4.6 Absence of Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports or as heretofore disclosed to the Company in writing with respect to acquisitions or potential transactions or commitments, neither Parent nor any of its subsidiaries had at December 31, 1997, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1997, and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

  Section 4.7 Absence of Certain Changes or Events. Since the date of the most recent Parent SEC Report that contains consolidated financial statements of Parent, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, except for changes that affect the industries in which Parent and its subsidiaries operate generally.

  Section 4.8 Litigation. Except as disclosed in the Parent SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries or any of their respective directors or officers, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which if adversely determined would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Except as set forth in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

  Section 4.9 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4, as amended or supplemented from time to time, to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (such registration statement, together with any amendments thereof, being the "Registration Statement") or (b) the proxy statement, as amended or supplemented from time to time, to be distributed in connection with the Company's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of the Company and Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will, as of its mailing date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent or Subsidiary with respect to information supplied by the Company or the stockholders of the Company for inclusion therein.

  Section 4.10 Violation of Law. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is or at any time since December 31, 1997, has been in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole. Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole.

  Section 4.11 Reorganization and Pooling of Interests. To the knowledge of Parent, none of the Parent, Subsidiary or any of their affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from (a) constituting a reorganization within the meaning of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction"). As of the date hereof, other than directors and officers of Parent, to the knowledge of Parent, there are no "affiliates" of Parent, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act.

  Section 4.12 Brokers and Finders. Except for the fees and expenses payable to Donaldson, Lufkin & Jenrette Securities Corporation, which fees are reflected in its agreement with Parent, Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Donaldson, Lufkin & Jenrette Securities Corporation, there is no claim for payment by Parent of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  Section 4.13 Ownership of Company Common Stock. Parent and its subsidiaries beneficially own an aggregate of 655,000 shares of Company Common Stock as of the date hereof.

  Section 4.14 Subsidiary. Subsidiary was formed solely for the purposes of engaging in the transactions contemplated hereby, and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE V

                 Representations and Warranties of the Company

  The Company represents and warrants to Parent and Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is apparent from the face of the Company Disclosure Schedule.

  Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

  Section 5.2 Capitalization. (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). As of August 11, 1998, (i) 36,129,103 shares of Company Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, and no shares of Company Preferred Stock were issued and outstanding, (ii) 39,100 shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company, and (iii) 3,889,846 shares of Company Common Stock were reserved for issuance upon exercise of warrants and options issued and outstanding pursuant to the Company's 1997 Stock Option Plan, 1996 Stock Option Plan and 1991 Stock Option Plan. Assuming the exercise of all outstanding options, rights and warrants to purchase Company Common Stock, as of August 11, 1998 there would be 40,018,949 shares of Company Common Stock issued and outstanding.

  (b) Except as disclosed in Section 5.2(b) of the Company Disclosure Schedule, the Company SEC Reports (as defined in Section 5.5) or in Section 5.2(a), as of the date hereof there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell or repurchase or redeem, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as disclosed in the Company SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company, other than voting agreements executed in connection with this Agreement.

  Section 5.3 Subsidiaries. Each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, and options of any nature whatsoever, except that such shares are pledged to secure the Company's credit facilities. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of or interest in any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

  Section 5.4 Authority; Non-Contravention; Approvals. (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3) and the Company Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of the Company set forth in Sections 6.1, 6.5, 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, 7.10 and 7.12 is valid, legally binding and enforceable (subject as aforesaid) notwithstanding the absence of the Company Stockholders' Approval.

  (b) Except as disclosed in Section 5.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of
(i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholders' Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 5.4(b) of the Company Disclosure Schedule. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

  (c) Except for (i) the filings by the Company required by the HSR Act, (ii) the filing of the Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger and (iv) any required filings with or approvals from applicable state environmental authorities, public service commissions or similar governmental regulatory agencies (e.g. New York Trade Waste Commission) and public utility commissions (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

  Section 5.5 Reports and Financial Statements. Since January 1, 1995, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed (or, in the case of filing under the Securities Act, at the time of effectiveness) in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder, except as disclosed in Section 5.5 of the Company Disclosure Schedule. The Company has previously delivered or made available to Parent copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Report on Form 10-K for the year ended June 30, 1997, as filed with the SEC, (b) Transition Report on Form 10-K for the six months ended December 31, 1997, (c) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from January 1, 1997, until the date hereof, and (d) all other reports, including quarterly reports, and registration statements filed by the Company with the SEC since January 1, 1996 (other than registration statements filed on Form S-
8) (the documents referred to in clauses (a), (b), (c) and (d) filed prior to the date hereof are collectively referred to as the "Company SEC Reports"). As of their respective dates (or, in the case of filing under the Securities Act, at the time of effectiveness), the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company's Transition Report on Form 10-K for the six months ended December 31, 1997 (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

  Section 5.6 Absence of Undisclosed Liabilities. Except as disclosed in
Section 5.6 of the Company Disclosure Schedule, the Company SEC Reports or as heretofore disclosed to Parent in writing with respect to acquisitions or potential transactions or commitments, neither the Company nor any of its subsidiaries had at December 31, 1997, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1997, and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

  Section 5.7 Absence of Certain Changes or Events. Since the date of the most recent Company SEC Report that contains consolidated financial statements of the Company, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, except for changes that affect the industries in which the Company and its subsidiaries operate generally.

  Section 5.8 Litigation. Except as referred to in Section 5.8 of the Company Disclosure Schedule or the Company SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries or any of their respective directors or officers, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which if adversely determined would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as referred to in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

  Section 5.9 Registration Statement and Proxy Statement. None of the information to be supplied by the Company or its subsidiaries for inclusion in
(a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent, Subsidiary or any stockholder of Parent for inclusion therein.

  Section 5.10 No Violation of Law. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries is or at any time since December 31, 1997, has been in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company SEC Reports, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations of the Company and its subsidiaries, taken as a whole.

  Section 5.11 Compliance with Agreements. Except as disclosed in the Company SEC Reports, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under, (a) the respective charter, by-laws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than, in the case of clause (b) of this Section 5.11, breaches, violations and defaults which would not have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

  Section 5.12 Taxes. (a) The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Closing Date, other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision in accordance with generally accepted accounting principles for the payment of all Taxes for all past and current periods. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the latest Company SEC Report to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with generally accepted accounting principles and there is no material liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business. There are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and adequately reserved against in accordance with generally accepted accounting principles. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor its subsidiaries has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

  (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

  (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document required to be supplied to a taxing authority in connection with Taxes.

  Section 5.13 Employee Benefit Plans; ERISA. (a) Except as disclosed in
Section 5.13(a) of the Company Disclosure Schedule or the Company SEC Reports, at the date hereof, the Company and its subsidiaries do not maintain or contribute to or have any obligation or liability to or with respect to any material employee benefit plans, programs, arrangements or practices, including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code)

(such plans, programs, arrangements or practices of the Company and its subsidiaries being referred to as the "Company Plans"). Section 5.13 of the Company Disclosure Schedule lists all Multi-employer Plans to which any of them makes contributions or has any obligation or liability to make material contributions. Neither the Company nor any of its subsidiaries maintains or has any material liability with respect to any Multiple Employer Plan. Neither the Company nor any of its subsidiaries has any obligation to create or contribute to any additional such plan, program, arrangement or practice or to amend any such plan, program, arrangement or practice so as to increase benefits or contributions thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

  (b) Except as disclosed in the Company SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement,
(v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company SEC Reports as of December 31, 1997, based upon reasonable actuarial assumptions currently utilized for such Company Plan,
(vi) each of the Company Plans has been operated and administered in accordance with applicable laws during the period of time covered by the applicable statute of limitations, except for failures to comply which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has made or suffered a "complete withdrawal" or a "partial withdrawal, as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the best knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course,
(x) the Company and its subsidiaries have no current material liability under Title IV of ERISA, and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries, and (xi) no act, omission or transaction (individually or in the aggregate) has occurred with respect to any Company Plan that has resulted or could result in any material liability (direct or indirect) of the Company or any subsidiary under Sections 409 or 502(c) of ERISA or Chapter 43 of Subtitle (A) of the Code. None of the Company Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) or is required to provide security to a Company Plan pursuant to Section 401(a)(29) of the Code.

  (c) The Company SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

  (d) Except as disclosed in Section 5.13(d) of the Company Disclosure Schedule, there are no agreements which will or may provide payments to any current or former officer, employee, stockholder, or highly compensated individual which will be "parachute payments" under Code Section 280G that will be nondeductible to the Company or subject to the excise tax imposed under Code Section 4999.

  Section 5.14 Labor Controversies. Except as disclosed in the Company SEC Reports as of the date hereof, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees and (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, except for such controversies and organizational efforts, which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

  Section 5.15 Environmental Matters. (a) Except as disclosed in the Company SEC Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) since January 1, 1995, neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (vi) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (vi) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

  (b) As used herein, "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

  (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

  Section 5.16 Non-Competition Agreements. Except as disclosed in the Company SEC Reports, neither the Company nor any subsidiary of the Company is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, chemical or hazardous wastes, liquid and other wastes or any other material business currently engaged in by Parent or the Company, or any corporations affiliated with either of them and (ii) would restrict or prohibit Parent or any subsidiary of the Parent (other than the Company and its subsidiaries that are currently so restricted or prohibited) from engaging in such business. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary or affiliate of the Company from, directly or indirectly, engaging in any of the businesses described above.

  Section 5.17 Title to Assets. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in the Company SEC Reports, and except for such matters which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing, valid and effective and defaults under such leases which in the aggregate will not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

  Section 5.18 Reorganization and Pooling of Interests. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from (a) constituting a reorganization within the meaning of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a Pooling Transaction. As of the date hereof, other than directors and officers of the Company, to the knowledge of the Company, there are no "affiliates" of the Company, as that term is used in paragraphs
(c) and (d) of Rule 145 under the Securities Act.

  Section 5.19 Company Stockholders' Approval. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

  Section 5.20 Brokers and Finders. Except for the fees and expenses payable to Salomon Smith Barney, which fees are reflected in its agreement with the Company, the Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Salomon Smith Barney, there is no claim for payment by the Company of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

  Section 5.21 Opinion of Financial Advisor. The financial advisor of the Company, Salomon Smith Barney, has rendered an opinion to the Board of Directors of the Company to the effect that, as of the date thereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view; it being understood and acknowledged by Parent and Subsidiary that such opinion has been rendered for the benefit of the Board of Directors of the Company and is not intended to, and may not, be relied upon by Parent, its affiliates or their respective subsidiaries.

                                  ARTICLE VI

                    Conduct of Business Pending the Merger

  Section 6.1 Conduct of Business by the Company Pending the Merger. Except as otherwise permitted by Section 6.1 of the Company Disclosure Schedule or otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not (i) amend or propose to amend their respective charter or by-laws (except that the Company may amend its charter to increase the number of authorized shares of Company Common Stock), (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company by a wholly-owned subsidiary of the Company;

    (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that (i) the Company may issue shares upon exercise of options and warrants, (ii) the Company may issue shares of Company Common Stock (or warrants or options to acquire up to an aggregate of 120,000 shares of Company Common Stock) in connection with acquisitions of assets or businesses pursuant to the proviso of Section 6.1(d), (iii) the Company may grant options with an exercise price per share of Company Common Stock no less than the closing price of a share of Company Common Stock on the day prior to grant of such option with respect to up to an aggregate of 100,000 shares of Company Common Stock; provided, however, that such grants may not be made to any current executive officer or director of the Company and may only be made in the ordinary course of business, to employees of the Company and its subsidiaries consistent with past practice; and (iv) after December 31, 1998, the Company may issue options to executive officers and directors in an amount consistent with past practice and after delivery to Parent of a letter from Ernst & Young LLP in a form reasonably satisfactory to Parent to the effect that the issuance of such options would not prevent the Merger from being treated as a "pooling of interests" for financial accounting purposes.

    (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of the Company or any of its subsidiaries as such facilities may be amended in a manner that does not have a material adverse effect on the Company (the "Existing Credit Facilities") up to the existing borrowing limit on the date hereof or extensions of the Existing Credit Facilities to finance acquisitions pursuant to the proviso of this Section 6.1(d), (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent,
  (C) assumption of loans of certain leases of equipment in connection with acquisitions or rollovers of certain leases of equipment in the ordinary course of business consistent with past practice in amount or (D) borrowings in connection with acquisitions as set forth in the proviso in this Section 6.1(d), (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) notwithstanding any other provision of this Section 6.1, take any action that would jeopardize the treatment of the Merger as a pooling of interests under Opinion No. 16 of the Accounting Principles Board ("APB No. 16"), (iv) notwithstanding any other provision of this Section 6.1, take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares and except to the extent of Stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, (v) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business and other than as set forth in the proviso in this Section 6.1(d), (vi) sell, pledge, dispose of or encumber any material assets or businesses other than (a) sales of businesses or assets in the ordinary course of business, (b) sales of businesses or assets disclosed in Section 6.1 of the Company Disclosure Schedule, (c) sales of businesses or assets with aggregate 1997 revenues less than $5.0 million, and (d) pledges or encumbrances pursuant to Existing Credit Facilities or other permitted borrowings, or (vii) except as contemplated by the following proviso, enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing; provided, however, that notwithstanding the foregoing (other than subsections (iii) and (iv) of this Section 6.1(d)), the Company shall not be prohibited from acquiring any assets or businesses or incurring or assuming indebtedness in connection with acquisitions of assets or businesses so long as (A) such acquisitions are disclosed in Section 6.1 of the Company Disclosure Schedule, or (B) the aggregate revenue projected to be earned from acquisitions (other than those acquisitions disclosed in Section 6.1 of the Company Disclosure Schedule) for the twelve months following each acquisition does not exceed $150 million prior to December 31, 1998 or $250 million thereafter, and the aggregate value of consideration paid or payable for any one such acquisition (other than those acquisitions disclosed in Section 6.1 of the Company Disclosure Schedule), including any funded indebtedness assumed and any Company Common Stock issued in connection with such acquisition (valued for purposes of this limitation at a price per share equal to the price of the Company Common Stock on the date the agreement in respect of such acquisition is entered into) does not exceed $60 million. For purposes of the foregoing, any contingent, royalty and similar payments made in connection with acquisitions of businesses or assets shall be included as acquisition consideration and shall be deemed to have a value equal to their present value assuming an 8% per annum discount rate and assuming that all amounts payable for the first five years following consummation of the acquisitions (but not thereafter) are paid. Notwithstanding anything herein to the contrary (A) the Company will not acquire or agree to acquire any assets or businesses if such acquisition or agreement may reasonably be expected to delay the consummation of the Merger, (B) the Company will not acquire or agree to acquire any assets or businesses if such assets or businesses are not in industries in which the Company currently operates, unless such assets or businesses are acquired incidental to an acquisition of businesses or assets that are in industries in which the Company currently operates and it is reasonable to acquire such incidental businesses or assets in connection with such acquisition, and (C) the Company will not acquire or agree to acquire all or substantially all of the business, assets, properties or capital stock of any entity with securities registered under the Securities Act or the Exchange Act;

    (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them;

    (f) subject to restrictions imposed by applicable law, confer with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

    (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course of business and consistent with past practice; provided, however, that the Company and its subsidiaries shall in no event enter into or amend any written employment agreement providing for annual base salary in excess of $75,000 per annum, except for employment agreements entered into with the sellers of businesses acquired in accordance with this Agreement;

    (h) not adopt, enter into or amend any pension or retirement plan, trust or fund, except as required to comply with changes in applicable law and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except (i) as contemplated by Section 6.1(c), (ii) as required to comply with changes in applicable law, (iii) to increase the number of shares of Company Common Stock available for grant or award under the Company's 1997 Stock Option Plan, 1996 Stock Option Plan, 1991 Stock Option Plan and the 1988 Employee Stock Bonus Plan, (iv) any of the foregoing involving any such then existing plans, agreements, trusts, funds or arrangements of any company acquired after the date hereof or (v) as required pursuant to an existing contractual arrangement or agreement;

    (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

    (j) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority; and

    (k) not change its accounting principles or practices other than as required by United States generally accepted accounting principles.

  Section 6.2 Conduct of Business by Parent and Subsidiary Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause its subsidiaries to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not (i) amend or propose to amend their respective charter (except for any amendments by Parent of its Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock so as to be able to consummate the Merger) or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of quarterly cash dividends, or dividends or distributions to Parent by a wholly-owned subsidiary of Parent;

    (c) not (i) take any action that would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (ii) take or fail to take any action which action or failure to take action would cause Parent or its stockholders to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or would otherwise cause the Merger not to qualify as a reorganization under Section 368(a) of the Code;

    (d) not intentionally delist the Parent Common Stock from trading on the NYSE; and

    (e) not change its accounting principles or practices other than as required by United States generally accepted accounting principles.

  Section 6.3 Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

  Section 6.4 Control of Parent's Operations. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

  Section 6.5 Acquisition Transactions. (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall use its reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, (other than a transaction permitted pursuant to Section 6.1(d)) whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction").

  (b) Notwithstanding the provisions of paragraph (a) above, (i) the Company may, in response to an unsolicited written offer or proposal with respect to a potential or proposed Acquisition Transaction ("Acquisition Proposal") which the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor, could result (if consummated pursuant to its terms) in an Acquisition Transaction more favorable to the Company's stockholders than the Merger (any such offer or proposal being referred to as a "Superior Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the confidentiality provisions of this Agreement), confidential or nonpublic information to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquirer") and negotiate with such Potential Acquirer if the Board of Directors of the Company, after consulting with its outside legal counsel, determines in good faith that the failure to provide such confidential or nonpublic information to or negotiate with such Potential Acquirer would be reasonably likely to constitute a breach of its fiduciary duty to the Company's stockholders and (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2 under the Exchange Act. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph
(b) shall not constitute a violation of paragraph (a) of this Section 6.5.

  (c) The Company shall promptly (but in any event within 48 hours) notify Parent after receipt of any Acquisition Proposal, indication of interest or request for nonpublic information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                  ARTICLE VII

                             Additional Agreements

  Section 7.1 Access to Information. (a) Subject to applicable law, the Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") reasonable access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC and (ii) such other information concerning their respective businesses, properties and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided, however, that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all nonpublic documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and Parent Stockholders' Approval, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

  (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all nonpublic written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

  Section 7.2 Registration Statement and Proxy Statement. Parent and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence. The information provided and to be provided by Parent and the Company, respectively, for use in the Proxy Statement/Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  Section 7.3 Stockholders' Approvals. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law and to the terms of this Agreement, the Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law and to the terms of this Agreement, such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law and to the terms of this Agreement, the Company shall, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement.

  Section 7.4 Compliance with the Securities Act. Parent and the Company shall each use its commercially reasonable efforts to cause each officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Parent or the Company, as the case may be, to deliver to Parent and the Company on or prior to the Effective Time a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of Parent and the Company have been filed with the SEC, sent to stockholders of Parent or otherwise publicly issued.

  Section 7.5 Exchange Listing. Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on the NYSE, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger or to be reserved for issuance upon exercise of stock options or warrants.

  Section 7.6 Expenses and Fees. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Proxy Statement/Prospectus shall be shared equally by Parent and the Company.

  (b) The Company agrees to pay to Parent a fee equal to $35 million if:

    (i) the Company terminates this Agreement pursuant to clause (iv) or (v) of Section 9.1(a);

    (ii) Parent terminates this Agreement pursuant to clause (iv) of Section 9.1(b); or

    (iii) (A) Parent terminates this Agreement pursuant to clause (vi) of
  Section 9.1(b); (B) prior to the time of such termination a proposal relating to a Acquisition Transaction had been made; and (C) on or prior to the six month anniversary of the termination of this Agreement the Company or any of its subsidiaries or affiliates (x) enters into an agreement or letter of intent (or if the Company's Board of Directors resolves or announces an intention to do) with respect to any Business Combination with any person, entity or group or (y) consummates any Business Combination with any person, entity or group.

  For purposes of this Section 7.6, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving the Company as a result of which the Company stockholders prior to such transaction in the aggregate cease to own at least 70% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 30% of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Parent or any affiliate thereof), group or entity of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the Company Common Stock whether by tender or exchange offer or otherwise.

  Section 7.7 Agreement to Cooperate. (a) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Company and Parent, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

  (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to 15 days after the date hereof, a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Parent shall take all reasonable steps necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the Antitrust Division, any State Attorney General or any other governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible. Without limiting the foregoing, Parent shall propose, negotiate, commit to and effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Closing; provided, however, that Parent shall not be required to take any such actions if such action would be reasonably likely, in the aggregate, to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, in the case of a sale divestiture, holding separate or other disposition of assets of the Company or its subsidiaries, or, in the case of a sale, divestiture, holding separate or other disposition of assets of the Parent or its subsidiaries, such action with respect to a comparable amount of assets of the Company would be reasonably likely, in the aggregate, to have such a material adverse effect. Parent or the Company, as applicable, shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated hereby, any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the deadline specified in Section 9.1(a)(ii) or Section 9.1(b)(ii). The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. The parties hereto will provide to the other copies of all correspondence between it (or its advisors) and the FTC, the Antitrust Division or any State Attorney General relating to this Agreement or any of the matters described in this Section 7.7(b). The parties hereto agree that all material telephonic calls and meetings with the FTC, the Antitrust Division or any State Attorney General regarding the transactions contemplated hereby or any of the matters described in this
Section 7.7(b) shall include representatives of each of Parent and the Company. Parent shall coordinate and be the principal spokesperson in connection with any proceedings or negotiations with any governmental entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein.

  (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, or any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

  Section 7.8 Public Statements. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

  Section 7.9 Option Plans. (a) The Company shall use commercially reasonable efforts and shall take all necessary actions, including but not limited to obtaining the consent of the option holders, if necessary, to ensure that, at the Effective Time, all rights with respect to the Company Common Stock pursuant to each stock option ("Company Options") granted under stock option plans of the Company or otherwise which is outstanding on the Effective Date, whether or not such Company Option has previously vested or become exercisable, shall be cancelled in exchange for a number of shares of Parent Common Stock equal in market value (based upon the average of the closing prices of the Parent Common Stock on the NYSE for the 10 trading days immediately prior to the Closing Date) to the fair value of such Company Option as determined by independent third party experts, mutually agreed upon by Parent and the Company. The parties hereto have agreed that the value determined using the methodology proposed by such independent third party experts will represent the fair value of the Company Options as of the Effective Time.

  (b) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Option that was not canceled in accordance with Section 7.9(a) above shall be assumed by Parent and become an option to purchase that number of shares of Parent Common Stock obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Exchange Ratio, and otherwise upon the same terms and conditions as such outstanding Company Options; provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of the qualifications under
Section 422 or 423 of such Code, the exercise price, the number of shares purchasable pursuant to such Company Option be determined in order to comply with Section 424(a) of the Code.

  (c) Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Options assumed by Parent, if any, pursuant to
Section 7.9(b) above.

  (d) As promptly as practicable after the Effective Time, Parent shall file a Registration Statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to the Company Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

  (e) Except as provided herein or as otherwise agreed to by the parties, each of the Company stock option plans providing for the issuance or grant of Company Options shall be assumed as of the Effective Time by Parent with such amendments thereto as may be required to reflect the Merger.

  Section 7.10 Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 7.11 Directors' and Officers' Indemnification. (a) The indemnification provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company. Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms each of the covenants contained in this Section 7.11 and each of the indemnification agreements listed on Section 7.11 of the Company Disclosure Schedule without limit as to time; provided, however, in the event of a conflict between the provisions of this Section 7.11 and the provisions of an indemnification agreement listed on Section 7.11 of the Company Disclosure Schedule, the provisions of such indemnification agreement shall govern.

  (b) After the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "indemnified Party" and collectively, the "indemnified Parties") against any costs or expenses (including attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with this Agreement and the consummation of transactions contemplated hereunder and acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the indemnified Parties, which counsel shall be reasonably satisfactory to the Parent and the Surviving Corporation, promptly after statements therefor are received and shall pay all other reasonable expenses in advance of the final disposition of such action, (ii) the Parent and the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such matter, and (iii) to the extent any determination is required to be made with respect to whether an indemnified Party's conduct complies with the standards set forth under the DGCL and the Parent's or the Surviving Corporation's respective charters or by-laws such determination shall be made by independent legal counsel acceptable to the Parent or the Surviving Corporation, as the case may be, and the indemnified Party; provided, however, that neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided further that if Parent or the Surviving Corporation advances or pays any amount to any person under this paragraph (b) and if it shall thereafter be finally determined by a court of competent jurisdiction that such person was not entitled to be indemnified hereunder for all or any portion of such amount, to the extent required by law, such person shall repay such amount or such portion thereof, as the case may be, to Parent or the Surviving Corporation, as the case may be. The indemnified Parties as a group may not retain more than one law firm to represent them with respect to each matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified Parties.

  (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations of the Surviving Corporation or the Parent, as the case may be, as set forth in this Section 7.11.

  (d) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the indemnified Parties and which coverages and amounts shall be no less than the coverages and amounts provided at that time for Parent's directors and officers provided that there shall be no lapse of coverage) with respect to matters arising on or before the Effective Time and acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereunder.

  (e) Parent shall pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.11.

  (f) The rights of each indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such indemnified Party may have under the charter or bylaws of the Company, any indemnification agreement, under the DGCL or otherwise. The provisions of this Section 7.11 shall survive the consummation of the Merger and expressly are intended to benefit each of the indemnified Parties.

  Section 7.12 Corrections to the Proxy Statement/Prospectus and Registration Statement. Prior to the date of approval of the Merger by their respective stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement/Prospectus and

Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

  Section 7.13. Assumption of Registration Rights Agreements. The Company will use reasonable best efforts to ensure that Parent and Subsidiary shall have no obligation to register any securities of the Surviving Corporation after the Effective Time.

  Section 7.14. Company Employees. Prior to the Effective Time, neither Parent nor any subsidiary of Parent or any affiliate of Parent or any of its subsidiaries shall offer to employ or employ any salaried managerial or professional employee of Company or any of its subsidiaries, if such employment would begin prior to the Effective Time, without the prior written consent of Company.

                                 ARTICLE VIII

                                  Conditions

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law and applicable listing requirements;

    (b) the shares of Parent Common Stock issuable in the Merger and those to be reserved for issuance upon exercise of stock options or warrants shall have been authorized for listing on the NYSE upon official notice of issuance;

    (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

    (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

    (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

    (f) no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the Merger illegal;

    (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, following the Effective Time;

    (h) the certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will qualify for a pooling of interests accounting treatment if consummated in accordance with this Agreement; and

    (i) each of the parties to the Agreement shall have received a letter dated the Closing Date, addressed to the Company, from Ernst & Young LLP regarding such firm's concurrence with the Company's management's conclusions that no conditions exist related to the Company that would preclude the Parent's accounting for the Merger with the Company as a pooling of interests under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

  Section 8.2 Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) Parent and Subsidiary shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date except for such failures to perform or to be true and correct that have not and would not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries considered as a whole (except for representations and warranties that contain materiality or material adverse effect qualifications which representations and warranties shall be true and correct in all respects), and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

    (b) the Company shall have received an opinion of Drinker Biddle & Reath LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by Parent, the Company or Subsidiary as a result of the Merger, and (iii) no gain or loss will be recognized by the holders of Company Common Stock upon the exchange of their Company Common Stock solely for shares of Parent Common Stock (except with respect to cash received in lieu of fractional shares of Parent Common Stock). In rendering such opinion, such counsel may rely upon representations contained in certificates of officers and certain stockholders of Parent, the Company and Subsidiary.

  Section 8.3 Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

    (a) the Company shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, except for such failures to perform and to be true and correct that have not and would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries considered as a whole (except for representations and warranties that contain materiality or material adverse effect qualifications which representations and warranties shall be true and correct in all respects), and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

    (b) Parent shall have received an opinion of Shearman & Sterling, in form and substance reasonably satisfactory to Parent, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts, existing at the Effective Time: (i) the Merger will constitute a reorganization within the meaning of Section

  368 of the Code and (ii) Parent and Subsidiary will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger. In rendering such opinion, such counsel may rely upon representations contained in certificates of officers and certain stockholders of Parent, the Company and Subsidiary; and

    (c) all consents, approvals or waivers from the Company's lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, following the Effective Time.

                                  ARTICLE IX

                       Termination, Amendment and Waiver

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company or Parent, by the mutual written consent of the Company and Parent or as follows:

    (a) The Company shall have the right to terminate this Agreement:

      (i) upon a material breach of a representation or warranty of Parent contained in this Agreement which has not been cured in all material respects and which has caused any of the conditions set forth in section 8.2(a) to be incapable of being satisfied by the Termination
    Date;

      (ii) if the Merger is not completed by March 31, 1999 (the
    "Termination Date") (unless due to a delay or default on the part of the Company);

      (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company and if the Company shall have used reasonable efforts to prevent the entry of such order;

      (iv) if the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 7.6(b) shall have been received by Parent;

      (v) if (A) a tender or exchange offer is commenced by a Potential Acquirer (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor, that such offer constitutes a Superior Proposal and resolves to accept such Superior Proposal or recommend to the stockholders that they tender their shares in such tender or exchange offer and (C) the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 7.6(b) shall have been received by Parent; or

      (vi) if Parent (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to Parent by the Company.

    (b) Parent shall have the right to terminate this Agreement:

      (i) upon a material breach of a representation or warranty of the Company contained in this Agreement which has not been cured in all material respects and which has caused any of the conditions set forth in Section 8.3(a) to be incapable of being satisfied by the Termination Date;

      (ii) if the Merger is not completed by March 31, 1999 (unless due to a delay or default on the part of Parent);

      (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent and if Parent shall have used reasonable efforts to prevent the entry of such order;

      (iv) if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have recommended to the stockholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member);

      (v) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to the Company by Parent; or

      (vi) if the stockholders of the Company fail to approve the Merger at a duly held meeting of stockholders called for such purpose or any adjournment or postponement thereof.

    (c) As used in this Section 9.1, (i) "affiliate" has the meaning assigned to it in Section 7.4 and (ii) "group" has the meaning set forth in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

  Section 9.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of
Section 9.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except in this Section 9.2, the second sentence of Section 7.1(a), Section 7.1(b), Section 7.6 and Section
10.4 shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any willful and intentional breach of any covenant or agreement of such party contained in this Agreement.

  Section 9.3 Amendment. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. Such amendment may take place at any time prior to the Closing Date, and, subject to applicable law, whether before or after approval by the stockholders of the Company, Parent or Subsidiary.

  Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              General Provisions

  Section 10.1 Non-Survival of Representations and Warranties. No representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto except for the representations, warranties and agreements contained in Articles II, III and X, Section 7.9, Section 7.11, and Section 7.13.

  Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)If to Parent or Subsidiary to:

      Waste Management, Inc.
      1001 Fannin, Suite 4000
      Houston, TX 77002
      Attn: Gregory T. Sangalis

    with a copy to:

      Shearman & Sterling
      599 Lexington Avenue
      New York, NY 10022
      Attn: John A. Marzulli, Jr.

    (b)If to the Company, to:

      Eastern Environmental Services, Inc.
      1000 Crawford Place
      Mt. Laurel, NJ 08054
      Attn: Robert M. Kramer

    with a copy to:

      Drinker Biddle & Reath LLP
      1345 Chestnut Street, Suite 110
      Philadelphia, PA 19107-3496
      Attn: H. John Michel, Jr.

  Section 10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

  Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. THE EXCLUSIVE VENUE FOR THE ADJUDICATION OF ANY DISPUTE OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF SHALL BE THE COURTS LOCATED IN THE STATE OF DELAWARE AND THE PARTIES HERETO AND THEIR AFFILIATES EACH CONSENT TO AND HEREBY SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED IN THE STATE OF DELAWARE.

  Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 10.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in Sections 2.1, 2.2, 3.3, 7.9, 7.11 and 7.13 (which are intended to and shall create third party beneficiary rights if the Merger is consummated), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. The rights of any third party beneficiary hereunder are not subject to any defense, offset or counterclaim.

  IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.

                                          WASTE MANAGEMENT, INC.

Attest:

       /s/ Gregory T. Sangalis            By:       /s/ John E. Drury
-------------------------------------        ----------------------------------
Secretary                                    Name:John E. Drury
                                             Title:Chairman and Chief
                                              Executive Officer

                                          OCHO ACQUISITION CORPORATION

Attest:

        /s/ Earl E. DeFrates              By:    /s/ Gregory T. Sangalis
-------------------------------------        ----------------------------------
Secretary                                    Name:Gregory T. Sangalis
                                             Title:

                                          EASTERN ENVIRONMENTAL SERVICES, INC.

Attest:

          /s/ Robert Kramer               By:   /s/ Louis D. Paolino, Jr.
-------------------------------------        ----------------------------------
Secretary                                    Name:Louis D. Paolino, Jr.
                                             Title: Chairman, President and
                                                    Chief Executive Officer

                                                                        ANNEX B

                     [LETTERHEAD OF SALOMON SMITH BARNEY]


August 16, 1998



Board of Directors
Eastern Environmental Services, Inc.
1000 Crawford Place, Suite 400
Mt. Laurel, NJ 08054

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share ("Company Common Stock"), of Eastern Environmental Services, Inc. (the "Company"), of the consideration to be received by such holders in connection with the proposed merger (the "Merger") of the Company with Ocho Acquisition Corporation ("Sub"), a wholly owned subsidiary of Waste Management, Inc. ("Parent"), pursuant to an Agreement and Plan of Merger, dated as of August 16, 1998 (the "Merger Agreement"), among the Parent, Sub and Company. Upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock (other than shares owned by Parent, any subsidiary of Parent, the Company or any subsidiary of the Company) will be converted into and represent the right to receive 0.6406 (the "Exchange Ratio") shares of the common stock, par value $.01 per share ("Parent Common Stock"), of Parent.

  In connection with rendering our opinion, we have reviewed certain publicly available information concerning the Company and Parent and certain other financial information concerning the Company and Parent, including financial forecasts, that were provided to us by the Company and Parent, respectively. We have discussed the past and current business operations, financial condition and prospects of the Company and Parent with certain officers and employees of the Company and Parent, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purpose of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of the Company and Parent, we have been advised by the respective management of the Company and Parent that such forecasts have been reasonably prepared on bases reflecting their best currently available estimates and judgments, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not assumed any responsibility for any independent evaluation or appraisal of any of the assets (including properties and facilities) or liabilities of the Company or Parent. We were not asked to, and did not, solicit other proposals to acquire the Company. We have assumed that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles as described in Accounting Principles Board Opinion Number 16.

  Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Parent Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger, and we express no view on the effect on the Company of the Merger and related transactions. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of Company Common Stock and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement or the Merger.

  We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon initial delivery of this fairness opinion and the remainder of which is contingent upon consummation of the Merger. In the ordinary course of business, we and our affiliates may actively trade the securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates have previously rendered certain investment banking and financial advisory services to the Company and Parent for which we have received customary compensation. We and our affiliates (including Travelers Group Inc.) may have other business relationships with the Company or Parent in the ordinary course of their businesses.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock (other than Parent) from a financial point of view.

                                          Very truly yours,

                                          /s/ SALOMON SMITH BARNEY

                                          SALOMON SMITH BARNEY

                                                                        ANNEX C

                        STOCKHOLDERS SUPPORT AGREEMENT

  STOCKHOLDERS SUPPORT AGREEMENT, dated as of August 16, 1998 (this "Agreement"), among WASTE MANAGEMENT, INC., a Delaware corporation ("Parent"), OCHO ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Subsidiary"), and the stockholders whose names appear on the signature pages of this Agreement (each a "Stockholder" and collectively the "Stockholders").

  WHEREAS, as of the date hereof, the Stockholders own of record or has the power to vote the number of shares of Common Stock, par value $.01 per share ("Company Common Stock"), of Services Inc., a Delaware corporation (the "Company") as set forth opposite such Stockholder's name on Exhibit A hereto (all such Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

  WHEREAS, Parent, Subsidiary and the Company propose to enter into (i) an Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of Subsidiary with and into the Company (the "Merger") and (ii) an agreement granting Parent an option on certain shares of Company Common Stock (the "Stock Option Agreement"); and

  WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and, in order to induce Parent to enter into the Merger Agreement, the Stockholders have agreed, jointly and severally, to enter into this Agreement;

  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         Transfer and Voting of Shares

  SECTION 1.01. Transfer of Shares. No Stockholder shall, directly or indirectly, (a) sell (other than pursuant to any brokers' transaction executed upon the Stockholder's orders on any exchange or in the over the counter market), pledge (other than in connection with margin accounts maintained by such Stockholder) or otherwise dispose of any or all of such Stockholder's Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale (other than pursuant to any brokers' transaction executed upon the Stockholder's orders on any exchange or in the over the counter market), assignment, transfer or other disposition of any Shares.

  SECTION 1.02. Voting of Shares; Further Assurances. (a) Each Stockholder, by this Agreement, with respect to the Shares set out in Exhibit A hereto and any Shares hereinafter acquired by such Stockholder, does hereby constitute and appoint Subsidiary, or any nominee of Subsidiary, with full power of substitution, as his, her or its true and lawful attorney and proxy, for and in his, her or its name, place and stead, to vote each of such Shares as his, her or its proxy, at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign his, her or its name (as stockholder) to any consent, certificate or other document relating to the Company that may be permitted or required by applicable law) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any transaction pursuant to an Acquisition Proposal (as defined below) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and
(iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Each

Stockholder further agrees to cause the number of Shares as set forth opposite such Stockholder's name in Exhibit A hereto and all Shares over which he has voting power to be voted in accordance with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

  (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Subsidiary the power to carry out the provisions of this Agreement.

  (c) The obligations of the Stockholders pursuant to this Article I shall terminate upon the earlier of (i) the Effective Time (as defined in the Merger Agreement) (ii) (x) 180 days after the termination of the Merger Agreement in case of termination that entitles Parent to a fee under Section 7.6 of the Merger Agreement, or (y) on the date of termination in the case of termination for any other reason.

                                  ARTICLE II

         Representations and Warranties; Covenants of the Stockholder

  The Stockholders hereby severally represent and warrant and covenant to Subsidiary as follows:

  SECTION 2.01. Organization; Authorization. (a) Such Stockholder, if it is a corporation, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or delay the performance in any material respect by such Stockholder of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Stockholder.

  (b) Such Stockholder, if it is a limited partnership, (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder, except, with respect to clauses (i) and (ii) above, where the failure to be so organized, existing or in good standing or to have such power and authority would not prevent or delay in any material respect performance by such Stockholder of its obligations under this Agreement.

  (c) Such Stockholder, if it is a trust, (i) is duly formed as a trust under the laws of the jurisdiction of its formation and its trust agreement is valid and in full force and effect, (ii) has all requisite power and authority under its trust instruments to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder, except, with respect to clauses (i) and (ii) above, where the failure to be so formed or to have such power and authority would not prevent or delay in any material respect performance by such Stockholder of its obligations under this Agreement.

  (d) Such Stockholder, if it is an individual, has all legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

  (e) This Agreement has been duly executed and delivered by or on behalf of each Stockholder and, assuming its due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms.

  SECTION 2.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of such Stockholder (if any), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which it or any of its, his or her properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its, his or her properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of its obligations under this Agreement. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

  (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Stockholder of his or its obligations under this Agreement.

  SECTION 2.03. Title to Shares. Such Stockholder is the record or beneficial owner of its Shares free and clear of any proxy or voting restriction other than pursuant to this Agreement. Such Shares are all the securities of the Company owned of record or beneficially by such Stockholder on the date of this Agreement.

  SECTION 2.04. Acquisition Proposals. Until the termination of the Merger Agreement the Stockholder shall not, initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction") or participate in any negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that nothing in this Section 2.04 shall prevent the Stockholder, in his capacity as a director or executive officer of the Company from engaging in any activity permitted pursuant to Section 6.5 of the Merger Agreement. From and after the execution of this Agreement, the Stockholder shall promptly (but in any event within 48 hours) notify Parent after receipt of any unsolicited written offer or proposal with respect to a potential or proposed Acquisition Transaction ("Acquisition Proposal"), indication of interest or request for nonpublic information relating to the Company or its subsidiaries in connection with an Acquisition Proposal that the Stockholder receives in his capacity as a Stockholder of the Company. Such notice to Subsidiary shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                  ARTICLE III

                   Representations and Warranties of Parent

  Parent hereby represents and warrants to the Stockholders as follows:

  SECTION 3.01. Due Organization; Binding Agreement. Each of Parent and Subsidiary is duly organized and validly existing under the laws of the State of Delaware. Each of Parent and Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Subsidiary have been duly authorized by all necessary corporate action on the part of each of Parent and Subsidiary. This Agreement has been duly executed and delivered by each of Parent and Subsidiary and, assuming its due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of each of Parent and Subsidiary, enforceable against each of Parent and Subsidiary in accordance with its terms.

  SECTION 3.02. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Subsidiary does not, and the performance of this Agreement by Parent and Subsidiary will not, (i) conflict with or violate the organizational documents of either Parent or Subsidiary,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Subsidiary or by which Parent or Subsidiary or any property of Parent or Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Subsidiary is a party or by which it or any property of Parent or Subsidiary is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Parent or Subsidiary of their obligations under this Agreement.

  (b) The execution and delivery of this Agreement by Parent and Subsidiary do not, and the performance of this Agreement by Parent and Subsidiary will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent or Subsidiary of their obligations under this Agreement.

                                  ARTICLE IV

                              General Provisions

  SECTION 4.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address as shall be specified by notice given in accordance with this Section 4.01):

    (a)if to Parent or Subsidiary:

      Waste Management, Inc.
      1001 Fannin Street, Suite 4000
      Houston, Texas 77002
      Attention:

      with a copy to:

      Shearman & Sterling
      599 Lexington Avenue
      New York, New York 10022
      Facsimile No: (212) 848-7179
      Attention: John A. Marzulli, Jr., Esq.

    (b)If to Stockholders to:

      Eastern Environmental Services, Inc.
      1000 Crawford Place
      Mt. Laurel, New Jersey 08054
      Attention: Robert Kramer

      with a copy to:

      Drinker Biddle & Reath LLP
      1345 Chestnut Street, Suite 110
      Philadelphia, PA 1910-3496
      Attention: H. John Michel, Jr.

  SECTION 4.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 4.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

  SECTION 4.04. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

  SECTION 4.05. Assignment. This Agreement shall not be assigned by operation-of law or otherwise.

  SECTION 4.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  SECTION 4.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

  SECTION 4.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceeding arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court. THE STOCKHOLDERS AND SUBSIDIARY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (VERBAL OR WRITTEN) OR ACTION OF THE STOCKHOLDERS OR SUBSIDIARY.

  SECTION 4.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          WASTE MANAGEMENT, INC.

                                          By:       /s/ John E. Drury
                                             ----------------------------------
                                             Name:John E. Drury
                                             Title:Chairman and Chief
                                              Executive Officer

                                          OCHO ACQUISITION CORPORATION

                                          By:    /s/ Gregory T. Sangalis
                                             ----------------------------------
                                             Name:Gregory T. Sangalis
                                             Title:

                                          STOCKHOLDERS

                                                   /s/ Willard Miller
                                          -------------------------------------
                                                     Willard Miller

                                                /s/ Louis D. Paolino, Jr.
                                          -------------------------------------
                                                  Louis D. Paolino, Jr.

                                                     /s/ Glen Miller
                                          -------------------------------------
                                                       Glen Miller

                                                 /s/ George O. Moorehead
                                          -------------------------------------
                                                   George O. Moorehead

                                                  /s/ Robert M. Kramer
                                          -------------------------------------
                                                    Robert M. Kramer

                                                 /s/ Gregory M. Krzemien
                                          -------------------------------------
                                                   Gregory M. Krzemien

                                   EXHIBIT A

                              LIST OF STOCKHOLDERS

                                                            NUMBER OF SHARES OF
                                                            COMPANY COMMON STOCK
                                                             OWNED BENEFICIALLY
     NAME OF STOCKHOLDER                                       AND OF RECORD
     -------------------                                    --------------------
  1. Willard Miller.......................................       1,298,781
  2. Louis D. Paolino, Jr. ...............................         940,074
  3. Glen Miller..........................................       1,037,895
  4. George O. Moorehead..................................         357,297
  5. Robert M. Kramer.....................................          10,000
  6. Gregory M. Krzemien..................................         101,885

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation (the "Waste Management Charter") contains a provision which eliminates directors' personal liability as set forth above.

  The Waste Management Charter and the Bylaws of Waste Management provide in effect that the Registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the DGCL.
Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances.

  Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

  Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 of the DGCL is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

  The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

  The Registrant has entered into Indemnification Agreements with certain of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) reasonable fees and expenses of counsel, and all liabilities, including (without limitation) the amount of any judgments, fines, penalties, excise taxes and amounts paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of the Registrant), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of the Registrant or serving at the request of the Registrant as a director, officer, employee, fiduciary or representative of another enterprise. Such Indemnification Agreements also provide that the Registrant, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expenses actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to Indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) The following documents are exhibits to the Registration Statement:

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  2.1    Agreement and Plan of Merger, dated as of August 16, 1998, among Waste
            Management, Ocho Acquisition and Eastern (included as Annex A to the Proxy Statement/Prospectus which is part of this Registration
            Statement*).
  4.1    Form of Stock Certificate of Waste Management Common Stock.
  5.1    Opinion of Shearman & Sterling as to the legality of the securities being registered.
  8.1    Opinion of Shearman & Sterling as to the material United States federal income tax consequences of the Merger.
  8.2    Opinion of Drinker Biddle & Reath LLP as to the material United States federal income tax consequences of the Merger.
 23.1    Consent of Arthur Andersen LLP.
 23.2    Consent of PricewaterhouseCoopers LLP.
 23.3    Consent of Ernst & Young LLP.
 23.4    Consent of B.J. Klinger & Co.
 23.5    Consent of BDO Seidman, LLP.
 23.6    Consent of Bardall, Weintraub P.C.
 23.7    Consent of Boyer & Ritter.
 23.8    Consent of Paternostro, Callahan & DeFreitas, LLP.
 23.9    Consent of David P. Irwin & Associates P.C.
 23.10   Consent of Deloitte & Touche, LLP.
 23.11   Consent of Strothman & Company PSC.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 23.12   Consent of Mills and DeFilippis LLP.
 23.13   Consent of Christopher Rayner & Associates.
 23.14   Consent of Shearman & Sterling (included in Exhibit 5.1 and Exhibit
            8.1 to this Registration Statement).
 23.15   Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.2 to this
            Registration Statement).
 23.16   Consent of Salomon Smith Barney.
 24.1    Powers of Attorney (included on the signature page of this
            Registration Statement).
 99.1    Stockholders Support Agreement, dated as of August 16, 1998, among
            Waste Management, Ocho Acquisition and certain stockholders of
            Eastern (included as Annex C to the Proxy Statement/Prospectus which is part of this Registration Statement).
 99.2    Form of Eastern's proxy card for the Special Meeting of Stockholders.
 99.3    Form of Eastern's Chairman and Chief Executive Officer's Letter.
 99.4    Form of Eastern's Notice of Special Meeting of Stockholders.
 99.5    Opinion of Salomon Smith Barney (included as Annex B to the Proxy
            Statement/Prospectus which is part of this Registration Statement).

--------
* Schedules referred to in the Agreement and Plan of Merger are omitted from this filing. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request, in accordance with Item 601(b)(2) of Regulation S-K.

  (b) Not applicable.

  (c) The opinion of Salomon Smith Barney is included as Annex B to the Proxy Statement/Prospectus which is part of this Registration Statement.

ITEM 22. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Waste Management, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28, 1998.

                                          Waste Management, Inc.
                                               /s/ Gregory T. Sangalis
                                          By: _________________________________
                                            GREGORY T. SANGALIS
                                            SENIOR VICE PRESIDENT, GENERAL
                                            COUNSEL AND SECRETARY

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE
                                       Chairman of the
               *                        Board
-------------------------------------
          ROBERT S. MILLER

                                       Chief Executive
               *                        Officer and
-------------------------------------   Director (Principal
            JOHN E. DRURY               Executive Officer)

                                       President, Chief
               *                        Operating Officer
-------------------------------------   and Director
           RODNEY R. PROTO

                                       Executive Vice
               *                        President and Chief
-------------------------------------   Financial Officer
          EARL E. DEFRATES              (Principal
                                        Financial Officer)

                                       Vice President and
               *                        Chief Accounting
-------------------------------------   Officer (Principal
           BRUCE E. SNYDER              Accounting Officer)

             SIGNATURES                         TITLE

                                               Director
               *
-------------------------------------
          H. JESSE ARNELLE

                                               Director
               *
-------------------------------------
      PASTORA SAN JUAN CAFFERTY

                                               Director
               *
-------------------------------------
            RALPH F. COX

                                               Director
               *
-------------------------------------
         RICHARD J. HECKMANN

                                               Director
               *
-------------------------------------
          RODERICK M. HILLS

                                               Director
               *
-------------------------------------
          RICHARD D. KINDER

                                               Director
               *
-------------------------------------
          PAUL M. MONTRONE

                                               Director
               *
-------------------------------------
            JOHN C. POPE

                                               Director
               *
-------------------------------------
         STEVEN G. ROTHMEIER

                                               Director
               *
-------------------------------------
         RALPH V. WHITWORTH

                                               Director
               *
-------------------------------------
           JEROME B. YORK

    /s/ Gregory T. Sangalis                    Attorney-in-fact
-------------------------------------
      GREGORY T. SANGALIS

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  2.1    Agreement and Plan of Merger, dated as of August 16, 1998, among Waste
            Management, Ocho Acquisition and Eastern (included as Annex A to the Proxy Statement/ Prospectus which is part of this Registration
            Statement*).
  4.1    Form of Stock Certificate of Waste Management Common Stock.
  5.1    Opinion of Shearman & Sterling as to the legality of the securities being registered.
  8.1    Opinion of Shearman & Sterling as to the material United States federal income tax consequences of the Merger.
  8.2    Opinion of Drinker Biddle & Reath LLP as to the material United States federal income tax consequences of the Merger.
 23.1    Consent of Arthur Andersen LLP.
 23.2    Consent of PricewaterhouseCoopers LLP.
 23.3    Consent of Ernst & Young LLP.
 23.4    Consent of B.J. Klinger & Co.
 23.5    Consent of BDO Seidman, LLP.
 23.6    Consent of Bardall, Weintraub P.C.
 23.7    Consent of Boyer & Ritter.
 23.8    Consent of Paternostro, Callahan & DeFreitas, LLP.
 23.9    Consent of David P. Irwin & Associates P.C.
 23.10   Consent of Deloitte & Touche, LLP.
 23.11   Consent of Strothman & Company PSC.
 23.12   Consent of Mills and DeFilippis LLP.
 23.13   Consent of Christopher Rayner & Associates.
 23.14   Consent of Shearman & Sterling (included in Exhibit 5.1 and Exhibit
            8.1 to this Registration Statement).
 23.15   Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.2 to this
            Registration Statement).
 23.16   Consent of Salomon Smith Barney.
 24.1    Powers of Attorney (included on the signature page of this
            Registration Statement).
 99.1    Stockholders Support Agreement, dated as of August 16, 1998, among
            Waste Management, Ocho Acquisition and certain stockholders of
            Eastern (included as Annex C to the Proxy Statement/Prospectus which is part of this Registration Statement).
 99.2    Form of Eastern's proxy card for the Special Meeting of Stockholders.
 99.3    Form of Eastern's Chairman and Chief Executive Officer's Letter.
 99.4    Form of Eastern's Notice of Special Meeting of Stockholders.
 99.5    Opinion of Salomon Smith Barney (included as Annex B to the Proxy
            Statement/Prospectus which is part of this Registration Statement).

--------
* Schedules referred to in the Agreement and Plan of Merger are omitted from this filing. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request, in accordance with Item 601(b)(2) of Regulation S-K.